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                                                                  Exhibit 2.3



                      AGREEMENT AND PLAN OF REORGANIZATION




                           DATED AS OF MARCH 31, 1999

                                  BY AND AMONG

                                   ZMP, INC.,

                                 TRANSDIGM INC.,

                           ARA ACQUISITION CORPORATION

                                       AND

                         TCW SPECIAL PLACEMENTS FUND II,
                         AS SHAREHOLDERS' REPRESENTATIVE

                      AGREEMENT AND PLAN OF REORGANIZATION


                  This AGREEMENT AND PLAN OF REORGANIZATION (this "AGREEMENT") dated as of March 31, 1999 is made and entered into by and among TRANSDIGM INC. ("BUYER"), ARA ACQUISITION CORPORATION, a California corporation and wholly owned subsidiary of Buyer ("ACQUISITION"), ZMP, INC., a California corporation (the "COMPANY"), and TCW SPECIAL PLACEMENTS FUND II, a California limited partnership, solely in its capacity as Shareholders' Representative.

                              W I T N E S S E T H :

                  WHEREAS, the Boards of Directors of Buyer, Acquisition, and the Company have approved the Merger and deem it advisable and in the best interests of their respective stockholders to consummate the Merger;

                  WHEREAS, the Company intends promptly to submit to its stockholders the approval of the Merger and the approval of this Agreement;

                  WHEREAS, Buyer and Acquisition are unwilling to enter into this Agreement unless concurrently herewith the TCW Entities and Collins agree to vote their shares of ZMP Common Stock in favor of the transactions contemplated hereby pursuant to the Voting Agreements, and such stockholders have agreed to enter into, execute and deliver the Voting Agreements; and

                  WHEREAS, Buyer has been invited to perform and Buyer has performed such due diligence and business investigations with respect to the Company and ARA as it deemed appropriate.

                  NOW THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants, agreements, terms and conditions contained herein, and in order to set forth the terms and conditions of the acquisition, the parties hereto do hereby agree as follows:

                                   ARTICLE I.

                                   DEFINITIONS



                  Section 1.1 DEFINITIONS. As used in this Agreement and the Exhibits and the Disclosure Schedule pursuant to this Agreement, the following definitions apply:

                  "ACQUISITION" has the meaning set forth in the Recitals hereto.

                  "ACTION" means any action, complaint, petition, investigation, suit or other proceeding, whether civil or criminal, in law or in equity, or before any arbitrator or Governmental Entity.



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                  "AFFILIATE" means a Person that directly, or indirectly
through one or more intermediaries, controls, or is controlled by, or is under common control with, a specified Person.

                  "AFFILIATED GROUP" means any affiliated group within the meaning of Section 1504(a) of the Code (or any similar group defined under a similar provision of state, local or foreign law).

                  "AGREEMENT" means this Agreement and Plan of Reorganization among Buyer, Acquisition, the Company and the Shareholders' Representative, as amended or supplemented, together with all Exhibits and Schedules attached or incorporated by reference.

                  "AGREEMENT OF MERGER" has the meaning set forth in Section
2.2.

                  "APPLICABLE PERCENTAGE" of a holder of ZMP Shares or options or warrants to acquire ZMP Common Stock means the percentage derived by dividing
(a) the number of ZMP Shares that such holder owns or has an option or warrant to acquire at the Effective Time by (b) the number of ZMP Shares.

                  "APPROVAL" means any approval, authorization, consent, qualification, license, order, permit or registration, or any waiver of any of the foregoing, required to be obtained from, or any notice, statement or other communication required to be filed with or delivered to, any Governmental Entity or any other Person.

                  "ARA" means Adams Rite Aerospace, Inc., the wholly-owned Subsidiary of the Company.

                  "BT COMMITMENT LETTER" means the letter agreement between Bankers Trust Company and Buyer dated as of March 29, 1999 relating to the financing of the transactions contemplated by this Agreement.

                  "BANK DEBT" means any outstanding indebtedness under the Credit Agreement dated June 15, 1994 among Adams Rite Aerospace and Wells Fargo Bank, N.A., as amended, including any accrued interest thereon.

                  "BASE EQUITY PRICE" has the meaning set forth in Section 2.8(a) hereof.

                  "BOEING CONTRACT" means a definitive written contract entered into between ARA and Boeing in response to the proposal submitted to Boeing on September 30, 1998 (the "Boeing Proposal") (it being understood that in no event shall purchase orders or temporary supply arrangements be deemed to be a "Boeing Contract").

                  "BUSINESS" means the business of the Company and ARA taken as a whole, and shall be deemed to include all of the following aspects of such business: income, operations, condition (financial or other), assets, liabilities, results of operations and properties (including goodwill).

                  "BUYER" has the meaning set forth in the Recitals hereto.

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                  "BUYER INDEMNITEES" has the meaning set forth in Section 7.1.

                  "BUYER LOSSES" has the meaning set forth in Section 7.5(a).

                  "BUYER'S AUDITORS" means Deloitte & Touche, independent public accountants to Buyer.

                  "BOEING DETERMINATION DATE" means the date set forth on Schedule A hereto under the heading "Boeing Determination Date."

                  "BOEING TARGET AMOUNT" means the amount set forth on Schedule A hereto under the heading "Boeing Target Amount."

                  "CLAIM" has the meaning set forth in Section 8.1.

                  "CLOSING" means the consummation of the transactions contemplated by this Agreement.

                  "CLOSING DATE" has the meaning set forth in Section 2.7.

                  "CLOSING DATE STATEMENT OF NET WORKING CAPITAL" has the meaning set forth in Section 2.10(a).

                  "CODE" means the Internal Revenue Code of 1986, as amended.

                  "COLLINS" means Charles Collins, the President and Chief Executive Officer of the Company.

                  "COLLINS NOTE AMOUNT" means the aggregate principal amount outstanding and all unpaid interest on any Indebtedness of Mr. Collins to the Company or ARA as of the Closing Date, including without limitation, pursuant to two promissory notes one in the principal amount of approximately $288,000 and one in the principal amount of approximately $214,000 that is referred to in the Warrant Agreement.

                  "COLLINS OPTION" means the option of Collins to purchase shares of ZMP Common Stock pursuant to the warrant dated as of August 3, 1998.

                  "COMPANY" has the meaning set forth in the Recitals hereto.

                  "COMPANY'S AUDITORS" means Deloitte and Touche, L.L.P., independent public accountants to the Company.

                  "CONFIDENTIALITY AGREEMENT" means the Confidentiality Agreement dated December 1, 1998, entered into by Buyer in connection with the transactions contemplated hereby.

                  "CONTRACT" means any agreement, obligation, note, evidence of indebtedness, letter of credit, arrangement, bond, commitment, franchise, indemnity, indenture, instrument, lease, license or understanding, whether or not in writing, other than purchase orders.


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                  "CURRENT ASSETS" has the meaning set forth in Section 2.10.

                  "CURRENT LIABILITIES" has the meaning set forth in Section
2.10.

                  "DEEMED PRE-CLOSING PERIOD" has the meaning set forth in
Section 4.8(a).

                  "DISCLOSURE SCHEDULE" means the Disclosure Schedule delivered to Buyer by the Company immediately prior to the execution hereof.

                  "DISSENTING SHARES" has the meaning set forth in Section 2.11.

                  "EFFECTIVE TIME" has the meaning set forth in Section 2.2.

                  "ENCUMBRANCE" means any claim, charge, easement, encumbrance, lease, covenant, security interest, lien (including environmental and tax liens), option, pledge, mortgage, rights of others, or restriction of any kind (whether on voting, sale, transfer, disposition or otherwise), whether imposed by agreement, understanding, law, equity or otherwise, except for any restrictions on transfer generally arising under any applicable federal or state securities law.

                  "ENVIRONMENTAL LAWS" has the meaning set forth in Section 3.2(q).

                  "EQUITY EQUIVALENTS" means "phantom stock" or other rights to participate in the revenues, profits, assets or equity (or the value thereof) of the Company or ARA.

                  "EQUITY SECURITIES" means any capital stock or other equity interest or any securities convertible into or exchangeable for capital stock or any other rights, warrants or options to acquire any of the foregoing securities.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the related regulations and published interpretations.

                  "ERISA AFFILIATES" has the meaning set forth in Section 3.2(r)(iv).

                  "ESCROW ACCOUNT" has the meaning set forth in Section 2.8(b).

                  "ESCROW AGENT" means Wells Fargo Bank, N.A.

                  "ESCROW AGREEMENT" means that certain Escrow Agreement dated as of the Closing Date among Shareholders' Representative, Buyer and Escrow Agent, substantially in the form of Exhibit B hereto.

                  "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

                  "FIXED MULTIPLIER" means the amount set forth on Schedule A hereto under the heading "Fixed Multiplier."

                  "GAAP" means generally accepted accounting principles in the United States, as in effect from time to time, consistently applied.

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                  "GLENDALE ESCROW ACCOUNT" has the meaning set forth in Section
2.8(b).

                  "GLENDALE FACILITY" means the property located at 540 West Chevy Chase Drive, Glendale, California in Glendale, California.

                  "GOVERNMENTAL ENTITY" means any government or any agency, bureau, board, commission, court, department, official, political subdivision, tribunal or other instrumentality of any government, whether federal, state or local, domestic or foreign.

                  "HART-SCOTT-RODINO ACT" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the related regulations and published interpretations.

                  "INDEBTEDNESS" means, with respect to any Person, and without duplication, (a) all indebtedness of such Person, whether or not contingent, for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services, (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person, (e) all obligations of such Person to purchase, redeem, retire, defease or otherwise acquire for value any capital stock of such Person or any warrants, rights or options to acquire such capital stock, (f) all obligations of such Person as lessee under leases that have been or should be, in accordance with GAAP in a manner consistent with the Financial Statements recorded as capital leases, (g) all obligations, contingent or otherwise, of such Person under acceptance, letter of credit or similar facilities, (h) all Indebtedness referred to in clauses (a) through (g) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any encumbrance on property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness and (i) all Indebtedness of others referred to in clauses
(a) through (g) above guaranteed directly or indirectly by such Person.

                  "INDEMNIFIABLE CLAIM" has the meaning set forth in Section 7.3(a).

                  "INDEMNIFIED PARTY" has the meaning set forth in Section
7.3(b).

                  "INDEMNIFYING PARTY" has the meaning set forth in Section 7.3(a).

                  "INTELLECTUAL PROPERTY" means (a) inventions, whether or not patentable, whether or not reduced to practice, and whether or not yet made the subject of a pending patent application or applications, (b) national (including the United States) and multinational statutory invention registrations, patents, patent registrations and patent applications (including all reissues, divisions, continuations, continuations-in-part, extensions and reexaminations) and all improvements to the inventions disclosed in each such registration, patent or application, (c) trademarks, service marks, trade dress, logos, trade names and corporate names, whether or not registered, (d) copyrights (registered or otherwise) and registrations and applications for registration thereof, (e) trade secrets, (f) technology (including know-how and show-how), manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, plans, proposals, technical data and copyrightable works,



                                       5
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(g) copies and tangible embodiments of all of the foregoing, in whatever form or medium and (h) all rights to obtain and rights to apply for patents, and to register trademarks and copyrights.

                  "INVENTORIES" means all merchandise, products, finished goods, raw materials, work-in-progress, packaging, supplies and other personal property related to the Business maintained, held or stored by or for the Company or ARA.

                  "IRS" means the Internal Revenue Service or any successor entity.

                  "LAW" means any constitutional provision, statute or other law, ordinance, rule, regulation or interpretation of any Governmental Entity and any Order.

                  "LEASED REAL PROPERTY" means the real property (and all real property upon or under any such property) leased by the Company or ARA, as tenant, together with, to the extent leased by the Company or ARA, all buildings and other structures, facilities or improvements currently or hereafter located thereon, all fixtures, systems, equipment and items of personal property of the Company or ARA attached or appurtenant thereto, and all easements, licenses, rights and appurtenances relating to the foregoing.

                  "LIABILITIES" means any and all debts, liabilities and obligations, whether accrued or fixed, absolute or contingent, matured or unmatured or determined or determinable.

                  "LICENSED INTELLECTUAL PROPERTY" means all Intellectual Property licensed or sublicensed to the Company or ARA from a third party.

                  "LOSS" means any cost, damage, disbursement, expense, liability or loss including interest, penalties, legal fees and expenses.

                  "MATERIAL ADVERSE EFFECT" or "MATERIAL ADVERSE CHANGE" means a material adverse change in, or effect on the Business, other than the effects of changes that are generally applicable to the industries in which the Company or ARA operate or the United States economy generally.

                  "MATERIAL CONTRACT" has the meaning set forth in Section
3.2(f).

                  "MERGER" has the meaning set forth in Section 2.1.

                  "MERGER CONSIDERATION" has the meaning set forth in Section 2.8(b).

                  "NET WORKING CAPITAL" means Current Assets less Current Liabilities.

                  "NET TAX BENEFIT" has the meaning set forth in Section 7.10.

                  "ORDER" means any decree, injunction, judgment, order, ruling, assessment or writ.

                  "OWNED INTELLECTUAL PROPERTY" means all Intellectual Property owned by the Company or ARA.

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                  "PERMIT" means any license, permit, franchise, certificate of authority, approved, authorization or order, or any waiver of the foregoing, required to be issued by any Governmental Entity.

                  "PERMITTED ENCUMBRANCES" means such of the following as to which no enforcement, collection, or foreclosure proceeding shall have been commenced (i) Encumbrances for Taxes not yet due and payable, (ii) Encumbrances for common carriers, materialmens' and similar statutory Encumbrances that are not overdue for a period of 60 days or more and (iii) Encumbrances not securing Indebtedness which do not materially interfere with the conduct of the Business or detract from the value or use of the property.

                  "PERSON" means an association, a corporation, an individual, a partnership, a trust or any other entity or organization, including a Governmental Entity.

                  "PRE-CLOSING PERIOD" has the meaning set forth in Section 3.2(h).

                  "PROPOSED BOEING REVENUE" shall mean the aggregate dollar amount of deemed Boeing Contract revenue determined by multiplying, for each part set forth on Schedule A hereto, the volume set forth on Schedule A hereto next to such part by the price for such part set forth in the Boeing Contract as executed and delivered by the parties thereto and summing the results of all such multiplications for all such parts (it being understood that to the extent a part is excluded from the Boeing Contract revenue contemplated for such part shall be deemed to be zero). To the extent that the Boeing Contract provides that the price of a part increases or decreases over the term of the Boeing Contract, the price for purposes of determining the Proposed Boeing Revenue shall be the average price to be paid to Boeing during the term of the Boeing Contract.

                  "PURCHASE PRICE" shall have the meaning set forth in Section 2.8.

                  "RECEIVABLES" means any and all accounts receivable, notes and other amounts receivable by the Company or ARA from third parties, including, without limitation, customers, arising from the conduct of the Business or otherwise before the Closing Date, whether or not in the ordinary course.

                  "SECURITIES ACT" means the Securities Act of 1933, as amended.

                  "SELLER INDEMNITEES" has the meaning set forth in Section 7.2.

                  "SELLER LOSSES" has the meaning set forth in Section 7.6(a).

                  "SELLING SHAREHOLDERS" means, collectively, each of the holders of ZMP Shares.

                  "SHAREHOLDERS' REPRESENTATIVE" has the meaning set forth in
Section 9.19.

                  "STRADDLE PERIOD" has the meaning set forth in Section 4.8(a).

                  "STRADDLE PERIOD STATEMENT" has the meaning set forth in
Section 4.8(a).

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                  "STRADDLE PERIOD LIABILITY" has the meaning set forth in
Section 4.8(a).

                  "SUBSIDIARY" means with respect to any Person (a) any corporation of which at least a majority in interest of the outstanding voting stock (having by the terms thereof voting power under ordinary circumstances to elect a majority of the directors of such corporation, irrespective of whether or not at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned or controlled by such Person, by one or more Subsidiaries of such Person, or by such Person and one or more of its Subsidiaries, or (b) any non-corporate entity in which such Person, one or more Subsidiaries of such Person, or such Person and one or more of its Subsidiaries, directly or indirectly, at the date of determination thereof, has at least majority ownership interest.

                  "SUCCESS BONUSES" means the success bonuses payable to Charles
A. Collins, Brett M. Clark, Kenneth A. Hair, Jonas T. Williams, James R. Gross, Roger W. Snyder and James C. Stirone upon consummation of the Merger pursuant to the Success Bonus Agreements dated as of June 1998 between ARA and each of such persons. The aggregate amount due at Closing with respect to the Success Bonuses is $259,939.25.

                  "SURVIVAL PERIOD" has the meaning set forth in Section 7.4(a).

                  "SURVIVING CORPORATION" has the meaning set forth in Section 2.1.

                  "TARGET NET WORKING CAPITAL" means $11,106,000.

                  "TAX" means any foreign, federal, state, county or local income, sales and use, excise, franchise, real and personal property, transfer, gross receipt, capital stock, production, business and occupation, disability, employment, payroll, severance or withholding tax or charge imposed by any Governmental Entity, any interest and penalties (civil or criminal) related thereto or to the nonpayment thereof, and any Loss in connection with the determination, settlement or litigation of any Tax liability.

                  "TAX CONTROVERSY" has the meaning set forth in Section 4.9(a).

                  "TAX LOSSES" has the meaning set forth in Section 7.1.

                  "TAX RETURN" means a report, return or other information required to be supplied to a Governmental Entity with respect to Taxes including, where permitted or required, combined or consolidated returns for any group of entities that includes the Company or any of its Subsidiaries.

                  "TCW ENTITIES" means TCW Special Placements Fund II, a California limited partnership, and TCW Capital, acting solely in its capacity as investment manager pursuant to an Investment Management Agreement dated as of June 30, 1987.

                  "TCW NOTES" means the notes by the Company in favor of the TCW Entities.

                  "TERMINATION DATE" has the meaning set forth in Section
6.1(c).

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                  "TRANSACTION DOCUMENTS" means this Agreement, the Voting
Agreements, the Escrow Agreement and any other agreements, certificates or other documents related thereto.

                  "VOTING AGREEMENTS" means the Voting Agreements dated as of the date hereof between (a) Buyer and the TCW Entities, substantially in the form of Exhibit C hereto and (b) Buyer and Collins, substantially in the form of Exhibit D hereto.

                  "ZMP COMMON STOCK" means the Common Stock of the Company, par value $0.001 per share.

                  "ZMP SHARES" means (a) all shares of ZMP Common Stock issued and outstanding (other than (i) any such shares owned by the Company, Buyer, or Acquisition or any wholly owned subsidiary of any of them and (ii) any Dissenting Shares) and (b) all shares of ZMP Common Stock issuable upon exercise of any outstanding options or warrants.

                                   ARTICLE II

                                 MERGER; CLOSING

                  Section 2.1 THE MERGER. Subject to the terms and conditions set forth herein, Acquisition will merge with and into the Company (the "Merger"). The Company will be the surviving corporation of the Merger (the "Surviving Corporation") and the separate corporate existence of Acquisition shall cease. The Company's Articles of Incorporation as in effect immediately prior to the Merger shall be amended and restated in their entirety in the form attached to the Agreement of Merger and, as so amended, shall constitute the Articles of Incorporation of the Surviving Corporation. The By-laws of Acquisition in effect immediately prior to the Merger shall be the By-laws of the Surviving Corporation. The officers of Acquisition as of the Closing Date shall be the initial officers of the Surviving Corporation. The directors of Acquisition as of the Closing Date shall be the initial directors of the Surviving Corporation.

                  Section 2.2 EFFECTIVE TIME. The Merger will become effective at the time (the "Effective Time") the Agreement of Merger substantially in the form set forth as Exhibit A hereto (the "Agreement of Merger") is filed with the appropriate government officials in accordance with the California Corporations Code and any other applicable Law. Buyer, Acquisition and the Company shall execute and deliver the Agreement of Merger prior to the Closing Date.

                  Section 2.3 EFFECTS OF THE MERGER. The Merger shall have the effects set forth herein, in the Agreement of Merger and in the California Corporations Code. As of the Effective Time, the Company shall be a wholly-owned Subsidiary of Buyer.

                  Section 2.4 CONVERSION OF THE STOCK INTO CASH. At the Effective Time, (a) each ZMP Share shall be converted into the right to receive a portion of the Merger Consideration determined as set forth in Section 2.8 hereof, subject to the adjustments set forth on Section 2.10 hereof, and (b) each share of common stock of Acquisition issued and outstanding immediately before the Effective Time shall remain issued, outstanding and unchanged as validly issued, fully paid and non-assessable shares of common stock of the


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Surviving Corporation of the Merger; provided, however, that the Merger
Consideration, including any subsequent payments under Section 2.10 hereof and any distributions from the Escrow Account, will be payable only to the holders of ZMP Shares immediately prior to the Effective Time, such that the owners of shares of Acquisition common stock who become owners of the Company common stock as a result of the Merger are not entitled to take part in any distributions of Merger Consideration. After the Effective Time and until surrendered for payment, each Company stock certificate outstanding and each warrant and/or option certificate immediately prior to the Effective Time (other than any such certificate representing Dissenting Shares) will represent only the right to receive the Merger Consideration. The Collins Option shall be cancelled as of the Effective Time and represent only the right to receive the Merger Consideration.

                  Section 2.5 STOCK HELD BY THE COMPANY. Notwithstanding any other provision of this Agreement, any shares of ZMP Common Stock held by the Company, by Acquisition or by Buyer, or by the wholly-owned Subsidiaries of any of them, will be canceled at the Effective Time.

                  Section 2.6 CLOSING. The Closing of the transaction provided for in this Agreement shall be held in the offices of Latham & Watkins, 885 Third Avenue, New York, NY (unless the parties hereto otherwise agree in writing), on the Closing Date.

                  Section 2.7 CLOSING DATE. The "Closing Date" shall be the later of April 23, 1999 and the third business day of the satisfaction or waiver of all the conditions to Closing set forth in Article V or as otherwise agreed to among the parties; provided, however, the Closing Date shall not be later than the Termination Date. The Agreement of Merger shall be filed with the appropriate officials on the Closing Date.

                  Section 2.8 PAYMENT OF CONSIDERATION. Subject to the terms and conditions of this Agreement, the aggregate consideration payable by Buyer and Acquisition for the Company shall be $41,000,000 plus (i) the aggregate exercise prices payable under any options or warrants outstanding at the Effective Time to purchase shares of ZMP Common Stock and (ii) an amount equal to the Collins Note Amount (the "Purchase Price"). The Purchase Price shall be paid or applied at the Closing and thereafter as hereafter provided in this Section 2.8 and in Sections 2.10, 2.11, 2.12 and 8.3 hereof.

                  (a) At the closing, the Purchase Price shall first be paid or applied as follows: (i) Buyer shall cause the Surviving Corporation to pay to the holders of the TCW Notes in immediately available funds the outstanding amount of such TCW Notes (including accrued interest and any prepayment penalties and other amounts due thereon) as of the Closing Date, and Buyer shall be liable for such payment if not made (it being understood that immediately prior to the Closing the Company will utilize its available cash to pay down the TCW Notes); (ii) Buyer shall cause the Surviving Corporation to pay to the holders of the Bank Debt in immediately available funds the outstanding amount of such Bank Debt (including accrued interest and any prepayment penalties and other amounts due thereon) as of the Closing Date, and Buyer shall be liable for such payment if not made; (iii) Buyer shall pay to or as directed by the Shareholders' Representative in immediately available funds amounts sufficient to cover all of the expenses, as of the Closing Date and reasonably estimated to be incurred thereafter, of any of the Company, ARA, the Selling Shareholders and the Shareholders' Representative incident to the negotiation, preparation and performance of this Agreement and the other Transactions Documents and the transactions contemplated hereby or thereby and the process pursuant to which the Company and ARA were sold and any proposed disposition or sale contemplated to a third party or otherwise of all or any portion of the business of the Company or ARA, including the fees, expenses and disbursements of the investment bankers, accountants and counsel; and (iv) Buyer shall cause the Surviving Corporation to pay in immediately available funds the Success Bonuses to each of the persons and in the amounts as directed by Shareholders' Representative, and Buyer shall be liable for such payment if not made (it being understood and agreed that any additional amounts that may be payable with respect to the Success Bonuses shall be paid in accordance with Section 8.3(f)). The amount of the Purchase Price remaining after the payments described in clauses (i) through (iv) above is hereinafter referred to as the "Base Equity Price".

                  (b) The Base Equity Price shall be paid or applied as follows:
(i) Buyer shall cause the Surviving Corporation to retain (for ultimate payment to the holders of Dissenting Shares if and to the extent required to be so paid) an amount equal to the Base Equity Price multiplied by a fraction, the numerator of which is the number of Dissenting Shares, and the denominator of which is the number of ZMP Shares plus the number of Dissenting Shares (the "Dissenting Shares Amount"); (ii) Buyer shall deliver to the Escrow Agent (I) an amount equal to the sum of (x) $3,000,000 and (y) if, and only if, there are any Dissenting Shares, an additional $200,000 for deposit in one escrow account (the "Escrow Account") and (II) an amount equal to the sum of $750,000 for deposit in a separate escrow account (the "Glendale Escrow Account"); and (iii) Buyer shall cause the Surviving Corporation to pay to each holder of ZMP Shares or options or warrants to acquire ZMP Shares an amount equal to such holder's Applicable Percentage of the Base Equity Price remaining after the retention and payment described in clauses (i) and (ii) above. There shall be deducted from any payment due to a holder under clause (iii) above (x) any exercise price payable by such holder under such option or warrant to acquire ZMP Shares and (y) any amount owed by such holder to ZMP or ARA, including, in the case of Collins, the Collins Note Amount. As used herein, "Merger Consideration" means the aggregate amount per ZMP Share payable in the Merger, including any amounts payable to the holders of ZMP Shares pursuant to this Section 2.8 and Sections 2.10, 2.11, 2.12 and 8.3 hereof.

                  Notwithstanding anything to the contrary set forth herein, the amount of Merger Consideration to be received by the holders of ZMP Shares upon surrender of their share certificates, letter of transmittal and other required documentation shall be reduced by the amount, if any, the Company is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law; provided that if any amounts are so deducted and withheld as Taxes, such amounts shall be treated as having been paid to the holder of such ZMP Shares.

                  Section 2.9 PERFORMANCE AT THE CLOSING.

                  (a) DELIVERIES BY ACQUISITION. At the Closing, and subject to
Section 2.9(b) below, Buyer, Acquisition and the Surviving Corporation will make the payments contemplated by Section 2.8.

                  (b) SURRENDER OF CERTIFICATES REQUIRED FOR PAYMENT. Any payment described herein to any Selling Shareholder is conditional upon the surrender to Buyer by such Selling Shareholder of its stock certificates and any documentation evidencing any option to acquire ZMP Shares and a letter of transmittal substantially in the form attached hereto as Exhibit E. Buyer agrees to make payment immediately upon such surrender (i) by check delivered to each Selling Shareholder to its most recent registered address on the Company's stock records, or, if a Selling Shareholder provides Buyer with an alternate address to which payment should be delivered, to such alternate address or (ii) if a Selling Shareholder provides Buyer with wire instructions for delivery of such payment, in immediately available funds to the bank and account therein identified.

                  No interest shall be paid or accrued on any amount payable upon the surrender of ZMP Shares. If payment is to be made to a Person other than the Person in whose name a share certificate surrendered is registered, it shall be a condition of payment that the share certificate so surrendered shall be properly endorsed (signature guaranteed) or otherwise in proper form for transfer and that the Person requesting such payment shall pay all transfer and other taxes required by reason of the payment to a Person other than the registered holder of the share certificate, or establish to the satisfaction of Buyer that such tax has been paid or is not applicable, or provide assurance reasonably satisfactory to Buyer that any such tax will be paid by such Person.

                  (c) DELIVERIES BY SHAREHOLDERS' REPRESENTATIVE. Shareholders' Representative shall, to the extent it has access thereto and to the information required thereunder, provide any forms or certificates required by any state or local taxing authorities to relieve Buyer of any obligation to withhold any portion of the Merger Consideration.

                  Section 2.10 POST-CLOSING PURCHASE PRICE ADJUSTMENT.

                  Following the Closing, the Merger Consideration shall be adjusted as provided herein to reflect changes in Net Working Capital as determined based on the Closing Date Statement of Net Working Capital compared to the Target Net Working Capital.

                  (a) Within 60 days following Closing, Buyer and the Surviving Corporation shall cause to be prepared and delivered to the Shareholders' Representative a statement of the current assets (the "Current Assets") and the current liabilities (the "Current Liabilities") of the Company and ARA as of the close of business on the Friday immediately preceding the Closing (the "Closing Date Statement of Net Working Capital") along with supporting materials and calculations and a calculation of the amount, if any, due to the Selling Shareholders or Buyer as a result of the adjustments set forth in this Section
2.10. The Current Assets and Current Liabilities set forth on the Closing Date Statement of Net Working Capital shall be determined in accordance with GAAP applied in the manner, and according to the principles, applied in the preparation of the Audited Financial Statements as of and for the period ended June 26, 1998; provided, however, that in determining Current Assets and Current Liabilities, the exclusions and adjustments described on Schedule 2.10 shall be given effect. Upon the request of Shareholders' Representative, Buyer and the Company shall take such steps as may be reasonably necessary to permit a representative of the Shareholders' Representative to observe all procedures undertaken in the preparation of the Closing Date Statement of Net Working Capital and to provide the

Shareholders' Representative access at all reasonable times to the personnel, properties, books and records of the Company and ARA for the purpose of reviewing and ascertaining the accuracy of the Closing Date Statement of Net Working Capital.

                  (b) Within 30 days after receipt of the Closing Date Statement of Net Working Capital, the Shareholders' Representative shall, in a written notice to Buyer, either accept the Closing Date Statement of Net Working Capital or describe in reasonable detail, in writing, any proposed adjustments and the reasons therefor. No such written notice shall be delivered to Buyer if the net proposed adjustments in the aggregate amount to an increase in Net Working Capital of less than $25,000. If the Buyer has not received such notice of proposed adjustments within such 30 day period, the Shareholders' Representative will be deemed irrevocably to have accepted the Closing Date Statement of Net Working Capital. In the event that Shareholders' Representative and Buyer are not able to agree on the Net Working Capital within 30 days from and after the receipt by Buyer of any adjustments proposed by the Shareholders' Representative, such dispute shall be submitted to Arthur Andersen LLP for computation or verification in accordance with the provisions of this Agreement. Such firm shall determine as promptly as practicable, but in any event within 30 days of the date on which such dispute is referred to such firm, whether the Closing Date Statement of Net Working Capital was prepared in accordance with the standards set forth in this Agreement on the basis solely of the written submissions of the parties, and whether and to what extent (if any) Net Working Capital as shown thereon requires adjustment. The results of such accounting firm's report shall be binding, conclusive and non-appealable upon Shareholders' Representative, the Selling Shareholders and Buyer, and such accounting firm's fees and expenses shall be borne equally by Buyer, on one hand, and the Selling Shareholders (through a reduction in any amount owed to them under this Section
2.10 or, if no such amount is owed to them, through a payment out of the Escrow Account) on the other. Buyer and the Shareholders' Representative will jointly instruct the Escrow Agent, in writing, to make any such payment.

                  (c) Upon acceptance of the Closing Date Statement of Net Working Capital by Buyer or the resolution of any disputes, (i) if Net Working Capital on the Closing Date as so determined is greater than the Target Net Working Capital by more than $25,000, the Merger Consideration shall be increased by such amount and Buyer shall promptly, but no later than 5 days after final determination, pay or cause the Surviving Corporation to pay to each Selling Shareholder such Selling Shareholder's Applicable Percentage of the amount of such excess, together with interest thereon from the Closing Date to the date of payment thereof as determined below, and (ii) if Net Working Capital on the Closing Date as so determined is less than the Target Net Working Capital by more than $25,000, the Shareholders' Representative and the Buyer shall promptly, but no later than 5 days after such final determination, instruct the Escrow Agent in writing to pay to Buyer from the Escrow Account the amount of such difference, together with interest thereon from the Closing Date to the date of payment thereof as determined below.

                  (d) For the purposes of this Section 2.10, interest will be payable at the applicable federal rate (as defined in Section 1274 of the Code), or, if that rate is no longer established or published, a comparable interest rate. For purposes of this Section 2.10, interest shall be calculated based on a 365 day year and the actual number of days elapsed.

                  Section 2.11 DISSENTING SHARES. Notwithstanding anything in this Agreement to the contrary, shares of ZMP Common Stock that are issued and outstanding immediately prior to the Effective Time and that are held by a stockholder who has the right (to the extent such right is available by law) to demand and receive payment of the fair value of such holder's stock pursuant to California law shall not be converted into the right to receive the Merger Consideration (unless and until such holder shall have failed to perfect or shall have effectively withdrawn or lost such right under California law, as the case may be) (such shares, the "Dissenting Shares"), but the holder thereof shall only be entitled to such rights as are granted by California law. If such holder shall have so failed to perfect or shall have effectively withdrawn or lost such right, such holder's shares of ZMP Common Stock shall thereupon no longer be Dissenting Shares, but shall be deemed to have been converted at the Effective Time into the right to receive the Merger Consideration (without any interest thereon), and the Merger Consideration payable in respect thereof and in respect of all other ZMP Shares shall be adjusted to yield the results that would have obtained if such shares had been treated as ZMP Shares rather than Dissenting Shares at the Closing. If the holder of any shares of ZMP Common Stock shall become entitled to receive payment for such shares pursuant to
Section 1300 of the California Corporations Code ("Section 1300 Payment") then such payment shall be made by the Surviving Corporation with no cost or other liability to any of the Selling Shareholders or the Shareholders' Representative, except as provided or referred to in the next sentence. Pursuant to Section 7.1(4), the Buyer Indemnitees shall be indemnified against all Losses incurred by them (including Section 1300 Payments and payments required hereunder out of the Dissenting Share Amount) in connection with or as a result of the existence of Dissenting Shares at the Closing if and to the extent that such Losses or payments exceeds the Dissenting Share Amount.

                  Section 2.12 SPECIAL PURCHASE PRICE ADJUSTMENT

Following the Closing, the Merger Consideration shall be adjusted as follows:

                  (a)(i) If a Boeing Contract is executed and delivered by Boeing and ARA on or prior to the Boeing Determination Date, within 10 business days of such execution and delivery Buyer shall cause to be prepared and delivered to the Shareholders' Representative (x) a statement, along with a copy of a Boeing Contract, and if requested by Shareholders' Representative, and calculations, setting forth the amount due to the Buyer, if any, as a result of the calculations set forth in Section 2.12(a)(iii) or (y) a statement that no amount is due to Buyer as a result of the calculations set forth in Section 2.12(a)(iii).

                  (ii) Within 10 business days after receipt of a statement delivered pursuant to Section 2.12(a)(i)(x), the Shareholders' Representative shall, in a written notice to the Buyer, either accept such statement or describe in reasonable detail any proposed adjustments and the reasons therefor. If Buyer has not received such notice of proposed adjustments within such 10 business day period, the Shareholders' Representative will be deemed to irrevocably to have accepted such statement. In the event that the Shareholders' Representative and the Buyer are not able to agree on such statement within 10 business days of receipt by Buyer of any adjustments proposed by Shareholders' Representative, such dispute shall be submitted to Arthur Andersen LLP for computation or verification in accordance with this Agreement.

                  (iii) Upon acceptance by the Shareholders' Representative of the statement delivered pursuant to Section 2.12(a)(i)(x) or the resolution of any disputes, if the Proposed Boeing Revenue is less than the Boeing Target Amount, the Merger Consideration will be decreased by an amount equal to the product of (x) the Boeing Target Amount minus the Proposed Boeing Revenue and
(y) the Fixed Multiplier. If the Merger Consideration is so decreased, the Shareholders' Representative and the Buyer shall promptly, but in no event later than five days after such final determination, instruct the Escrow Agent in writing to pay Buyer from the Escrow Account the amount of such decrease.

                  (b) If no Boeing Contract has been executed and delivered by Boeing and ARA on or prior to the Boeing Determination Date, the Buyer shall cause to be prepared and delivered to Shareholders' Representative a statement pursuant to Section 2.12(a)(i)(x) setting forth the amount due to the Buyer as a result of the calculations set forth in Section 2.12(a)(iii) assuming for purposes of such calculation that Proposed Boeing Revenue equals zero.

                 (c) Notwithstanding anything to the contrary herein, the parties hereto agree that any amounts payable to the Buyer under or pursuant to this Section 2.12 will be paid solely out of the Escrow Account, in accordance with this Agreement, and none of the Selling Shareholders will have any obligation to make (or otherwise with respect to) any such payments other than from the Escrow Account. Buyer acknowledges that the payments contemplated hereunder may exceed the amount on deposit in the Escrow Account and that such payments may exhaust the Escrow Account and that Buyer shall not be entitled to payment from any other source, including the Glendale Escrow Account.

                 (d) Notwithstanding anything to the contrary herein, if a part or parts set forth on Schedule A is not set forth in the Boeing Contract as executed and delivered by the parties and, in the Shareholders' Representative's reasonable and good faith judgement, such part or parts may be contained in a subsequent Boeing Contract to be executed and delivered prior to the Boeing Determination Date the Boeing Target Amount shall be recomputed for purposes of the calculation set forth in Section 2.12(iii) to exclude such part or parts. If a subsequent Boeing Contract containing the part or parts so excluded is executed and delivered prior to the Boeing Determination Date, a separate calculation shall be made pursuant to Section 2.12(iii) with respect to such part or parts, utilizing a target amount based solely on such part or parts. If such subsequent Boeing Contract containing the part or parts so excluded is not executed and delivered prior to the Boeing Determination Date, a separate calculation shall be made pursuant to Section 2.12(b) with respect to such part or parts, utilizing a target amount based solely on such part or parts.

                 (e) Buyer, the Company and ARA agree to use their commercially reasonable efforts to execute and deliver the Boeing Contract and to negotiate its terms and conditions in good faith. Notwithstanding the foregoing sentence or anything to the contrary herein, Buyer, the Company and ARA shall be under no obligation to execute or deliver a Boeing Contract or any other contract with Boeing that is not on substantially the terms and conditions set forth in the Boeing Proposal.

                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

                  Section 3.1 REPRESENTATIONS AND WARRANTIES BY BUYER AND ACQUISITION. As of the date hereof and as of the Closing Date (except to the extent any of the following speaks as of a specific date, such as the date hereof), Buyer and Acquisition each represents and warrants to, and agrees with, the Company for the benefit of the Selling Shareholders as follows:

                  (a) ORGANIZATION AND RELATED MATTERS. Each of Buyer and Acquisition (i) is a corporation duly organized, validly existing and in good standing under the respective Laws of the jurisdiction of its incorporation or organization and (ii) has all necessary corporate power and authority to own its properties and assets and to carry on its businesses as now conducted except where the failure to be so organized or validly existing, to be in good standing, or to have such power and authority does not constitute a material adverse effect on the ability of either Buyer or Acquisition to consummate the transactions contemplated by this Agreement.

                  (b) CAPITAL STOCK. All of the outstanding shares of capital stock of each of Buyer and Acquisition will, at the Closing Date, be duly authorized, validly issued, fully paid and non-assessable, and owned free and clear of any Encumbrances, other than Permitted Encumbrances.

                  (c) AUTHORIZATION. Each of Buyer and Acquisition has the necessary corporate power and authority to execute, deliver and perform this Agreement and the other Transaction Documents and to consummate the transactions contemplated by this Agreement and the other Transaction Documents. The execution, delivery and performance of this Agreement and the other Transaction Documents by each of Buyer and Acquisition has been duly and validly authorized by the respective Boards of Directors of Buyer and of Acquisition and by all other necessary corporate action on the part of Buyer and Acquisition. Each of the Agreement and the Voting Agreement constitutes (and the Escrow Agreement will, at Closing, constitute) the legally valid and binding obligation of each of Buyer and Acquisition, enforceable against each of Buyer and Acquisition in accordance with its terms except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar Laws and equitable principles relating to or limiting creditors' rights generally.

                  (d) NO CONFLICTS. Except as set forth on Section 3.1D of the Disclosure Schedule, the execution, delivery and performance by each of Buyer and Acquisition of this Agreement and the other Transaction Documents and the transactions contemplated thereby will not (i) violate or conflict with the provisions of, or constitute a breach or default whether upon lapse of time and/or the occurrence of any act or event or otherwise under (A) the charter documents or bylaws of either Buyer or Acquisition, (B) any Law to which either Buyer or Acquisition is subject, or (C) any Contract to which either Buyer or Acquisition is a party or (ii) require any consent, waiver, authorization or approval of, or the making of any filing with or giving of notice to, any Person or Governmental Entity (other than as required under the Hart-Scott-Rodino Act).

                  (e) LEGAL PROCEEDINGS. There is no Action pending, contemplated or threatened against either Buyer or Acquisition or any of their respective properties or assets (real, personal or mixed, tangible or intangible) which individually, or when aggregated with one or more other Actions, has or might reasonably be expected to have a material adverse effect on the ability of either Buyer or Acquisition to perform this Agreement or any other aspect of the transactions contemplated by this Agreement.

                  (f) INVESTMENT REPRESENTATION. Each of Buyer and Acquisition is aware that the shares of ZMP Common Stock are not registered under the Securities Act. Each of Buyer and Acquisition possesses such knowledge and experience in financial and business matters that each is capable of evaluating the merits and risks of its investments hereunder. Buyer is acquiring the shares of ZMP Common Stock for its own account, for investment purposes only and not with a view to the distribution thereof. Buyer agrees that the ZMP Common Stock will not be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of without registration under the Securities Act, except pursuant to a valid exemption from registration under the Securities Act. Buyer is an "accredited investor" as defined in Regulation D promulgated under the Securities Act.

                  (g) INVESTIGATION. Each of Buyer and Acquisition has conducted its own independent review and analysis of the business, operations, assets, liabilities, results of operations, financial condition, software, technology and prospects of the Company and ARA and each of Buyer and Acquisition acknowledges that it has been provided access to the personnel, properties, premises and records of the Company and ARA for such purpose.

                  (h) NO BROKERS OR FINDERS. No agent, broker, finder, or investment or commercial banker, or other Person or firm engaged by or acting on behalf of Buyer in connection with the negotiation, execution or performance of this Agreement or the transactions contemplated by this Agreement, is or will be entitled to any broker's or finder's or similar fee or other commission as a result of this Agreement or such transactions.

                  Section 3.2 REPRESENTATIONS AND WARRANTIES BY THE COMPANY. As of the date hereof and as of the Closing Date (except to the extent any of the following speaks as of a specific date, such as the date hereof), the Company represents and warrants to, and agrees with, Buyer and Acquisition as follows:

                  (a) ORGANIZATION AND RELATED MATTERS. Each of the Company and ARA (i) is a corporation duly organized, validly existing and in good standing under the respective Laws of the jurisdiction of its incorporation or organization, (ii) has all necessary corporate power and authority to own, operate or lease the properties and assets now owned, operated or leased by it and to carry on its respective business as now conducted and (iii) is duly qualified or licensed to do business as a foreign corporation in good standing in all jurisdictions in which the character or the location of the assets owned, operated or leased by any of them or the nature of the business conducted by any of them requires licensing or qualification, except in the cases of clauses (ii) and (iii) where the failure to have such power and authority or to be so qualified or licensed does not constitute a Material Adverse Effect. All jurisdictions referred to in clause (iii) above are set forth in Section 3.2A of the Disclosure Schedule. All corporate actions taken by the Company and ARA have been duly authorized, and the Company and ARA have not taken any action that in any respect conflicts with, constitutes a default under or results in a violation of any provision of its Certificate of Incorporation or By-Laws. The Board of Directors of the Company, at a meeting duly called and held, has (i) determined that this Agreement and the transactions contemplated hereby, including the Merger, taken together are fair to and in the best interest of the holders of ZMP Common Stock and (ii) resolved to recommend that the holders of ZMP Common Stock approve this Agreement and the transactions contemplated herein, including the Merger.

                  (b) STOCK. The Company owns, directly or indirectly, all of the outstanding capital stock of ARA free and clear of all Encumbrances. The authorized capital stock of the Company consists of 108,695 shares of common stock, $.001 par value, of which 105,435 shares are issued and outstanding and 3,260 shares are reserved for issuance upon exercise of a warrant, as set forth in Section 3.2B of the Disclosure Schedule. Except as set forth on Section 3.2B of the Disclosure Schedule, there are no outstanding contracts, options, warrants, convertible securities or other rights to subscribe for or purchase, or Contracts or other obligations to issue or grant any rights to acquire, any Equity Securities or Equity Equivalents of the Company or ARA, or to restructure or recapitalize the Company or ARA. There are no outstanding Contracts of the Company or ARA to repurchase, redeem or otherwise acquire any Equity Securities of any of such Persons or to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any other Person. All Equity Securities of the Company and ARA are duly authorized, validly issued and outstanding and are fully paid and nonassessable. There are no preemptive rights in respect of any Equity Securities of the Company or ARA. Any Equity Securities of the Company and ARA which were issued and reacquired by any of such Persons were so reacquired (and, if reissued, so reissued) in compliance with all applicable Laws, and the Company and ARA have no outstanding obligation or liability with respect thereto. Other than the Company's ownership of ARA and as set forth on Section 3.2B of the Disclosure Statement, there are no other corporations, partnerships, joint ventures, associations or other entities in which the Company or ARA owns, of record or beneficially, any Equity Securities or other interest or any right (contingent or otherwise) to acquire the same. Neither the Company nor ARA is a member of (nor is any part of the business conducted through) any partnership, nor is the Company or ARA a participant in any joint venture or similar arrangement. The minute books of the Company and ARA contain accurate records of all meetings and accurately reflect all other actions taken by the stockholders and Boards of Directors of the Company and ARA. Complete and accurate copies of all such minute books and of the stock register of the Company and ARA have been provided by the Company to the Buyer.
Section 3.2B of the Disclosure Schedule sets forth the total amount of Indebtedness and the total amount of cash on hand of the Company and ARA on a consolidated basis, in each case as of the date hereof. Section 3.2B of the Disclosure Schedule also sets forth all of the stockholders of the Company, the number of shares of ZMP Common Stock owned by each, and all amounts owed to the Company or ARA by any holders of ZMP Common Stock.

                  (c) FINANCIAL STATEMENTS; CHANGES; CONTINGENCIES.

                      (i) The Company has delivered to Buyer (i) audited consolidated balance sheets for the Company and ARA at the end of each fiscal year ending in June 1996, 1997 and 1998 and the related statements of operations, cash flow and changes in stockholders' equity for the periods then ended (collectively, the "Audited Financial Statements") and (ii) copies of the unaudited consolidated balance sheet (the "Interim Balance Sheet") for the Company and ARA at February 20, 1999 and the related statement of operations, cash flow and changes in stockholders' equity for the period then ended (collectively with the Interim Balance Sheet, the "Unaudited Financial Statement" and, together with the Audited Financial Statements, the "Financial Statements"). The Audited Financial Statements have been examined by the Company's Auditors, whose reports thereon are included with such financial statements. The Audited Financial Statements have been prepared in conformity with GAAP, except for changes, if any, required by GAAP and disclosed therein, consistently applied throughout the periods covered thereby. Each statement of operations, cash flow and changes in stockholders' equity in the Audited Financial Statements (i) was prepared in accordance with the books of account and other financial records of the Company and ARA and (ii) presents fairly the results of operations, cash flow and changes in stockholders' equity of the Company and ARA for the periods covered, and each balance sheet (i) was prepared in accordance with the books of account and other financial records of the Company and ARA and (ii) presents fairly the financial condition of the Company and ARA as of its respective date. Such Audited Financial Statements reflect all adjustments necessary for a fair presentation. At the date of the most recent such balance sheet, neither the Company nor ARA had any Liabilities (actual, contingent or accrued) that, in accordance with GAAP, should have been shown or reflected therein but were not.

                      (ii) The Unaudited Financial Statements have been prepared in conformity with GAAP as used in preparing the Audited Financial Statements, provided that such Unaudited Financial Statements do not include footnotes, and
(i) were prepared in accordance with the books of account and other financial records of the Company and ARA and (ii) present fairly the consolidated financial position of the Company and ARA as of such date and the consolidated results of operations, cash flow and changes in stockholders' equity of the Company and ARA for such period. At February 20, 1999, neither the Company nor ARA had any Liabilities (actual, contingent or accrued) that, in accordance with GAAP as used in preparing the Audited Financial Statements, should have been shown or reflected in such Unaudited Financial Statements but were not except as otherwise described in Section 2.8(a)(iii). Accruals for expenses relating to the transactions contemplated by this Agreement and the other Transaction Documents and for the Success Bonuses reflected on the Interim Balance sheet were $194,000 and $380,000, respectively.

                      (iii) Since June 26, 1998 neither the Company nor ARA has incurred any Liabilities (whether accrued, absolute, contingent or otherwise) that would be required to be reflected or reserved against in a balance sheet of the Company and ARA prepared in accordance with GAAP as used in preparing the Audited Financial Statements, except Liabilities that are reflected or disclosed in the financial statements referred to in this Section 3.2(c) or were incurred after February 20, 1999 in the ordinary course of business, consistent with past practice. Neither the Company nor ARA has any Liabilities (whether accrued, absolute, contingent or otherwise) that do not relate primarily to the ownership of its assets, the conduct of its Business or its existence as a corporation. Other than the TCW Notes or as set forth on Section 3.2B of the Disclosure Schedule, neither the Company nor ARA has any Liability to any Shareholder of the Company.

                  The books of account and other financial records of the Company and ARA: (i) reflect all items of income and expense and all assets and Liabilities required to be reflected therein in accordance with GAAP and (ii) are in all material respects complete and correct, and do not contain or reflect any material inaccuracies or discrepancies. Since June 26, 1998, the Company and ARA have maintained systems of internal accounting controls sufficient to provide reasonable assurance that material transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability.

                  Except to the extent, if any, reserved for on the Unaudited Financial Statements, all Receivables reflected therein arose from the sale of Inventory or services to Persons not affiliated with ARA or the Company and in the ordinary course of the Business consistent with past practice other than (i) notes payable from Collins in the aggregate amount of approximately $512,000 and
(ii) a note payable from a former employee in the approximate amount of $16,000 and except as reserved against on the Unaudited Financial Statements, constitute or will constitute, as the case may be, only valid and, to the best knowledge of the Company and ARA, undisputed claims of the Company or ARA and, to the best knowledge of the Company and ARA, are not subject to valid claims of set off or other defenses or counterclaims other than normal cash discounts accrued in the ordinary course of the Business consistent with past practice.

                  Subject to amounts reserved therefor on the Unaudited Financial Statements, the values at which all Inventories are carried therein reflect the historical inventory valuation policy of the Company and ARA of stating such Inventories at the lower of cost (determined on the first in, first out method) or market value. Except as set forth in Section 3.2C of the Disclosure Schedule, the Company or ARA, as the case may be, has good and marketable title to the Inventories free and clear of all Encumbrances other than Permitted Encumbrances. The Inventories do not consist of any items held on consignment. Except as set forth on Section 3.2C of the Disclosure Schedule, neither the Company nor ARA is under any obligation or liability with respect to accepting returns of items of Inventory or merchandise in the possession of their customers.

                  Except as reserved against on the Unaudited Financial Statements, the Inventories do not consist of, in any material amount, items that are obsolete, damaged or slowmoving. The Inventories are in good and merchantable condition, are suitable and usable for the purposes for which they are intended and are in a condition such that they can be sold in the ordinary course of the Business consistent with past practice.

                  (d) CONDUCT IN THE ORDINARY COURSE; ABSENCE OF CERTAIN CHANGES, EVENTS AND CONDITIONS. Since June 26, 1998, except as disclosed in
Section 3.2D of the Disclosure Schedule, (i) the Business of the Company and ARA has been conducted only in the ordinary course and consistent with past practice and (ii) there has not been, occurred or arisen (and, to the Company's knowledge, there is no threatened change in or event affecting the Company or ARA that, taking into account the likelihood of its occurring, would reasonably be characterized as) any change in or event affecting the Company or ARA that has had or would reasonably be expected to have had a Material Adverse Effect. As amplification and not limitation of the foregoing, except as disclosed in
Section 3.2D of the Disclosure Schedule, since June 26, 1998 neither the Company nor ARA has:

                  (i) permitted or allowed any of the assets or properties (whether tangible or intangible) of the Company or ARA to be subjected to any Encumbrance, other than Permitted Encumbrances;

                  (ii) except in the ordinary course of the Business consistent with past practice, discharged or otherwise obtained the release of any Encumbrance or paid or otherwise discharged any monetary Liability in excess of $50,000;

                  (iii) made any loan (other than loans to employees in the ordinary course of business) to, guaranteed any Indebtedness of, or incurred any Indebtedness on behalf of, any Person other than the Company or ARA;

                  (iv) failed to pay any creditor any material amount owed to such creditor substantially when due, except for amounts being contested in good faith by the Company or ARA;

                  (v) directly or indirectly redeemed, purchased or otherwise acquired or retired, or split, combined or reclassified or otherwise adjusted any of the capital stock of the Company or ARA;

                  (vi) merged with, entered into a consolidation with or acquired an interest of 5% or more in any Person or acquired a substantial portion of the assets or business of any Person or any division or line of business thereof, or otherwise acquired any material assets (other than assets acquired in the ordinary course of the Business consistent with past practice) and other than acquisitions of assets relating to the recent relocation of ARA's facilities;

                  (vii) sold, assigned, transferred, leased, subleased, licensed or otherwise disposed of any material properties or assets, real, personal or mixed (including, without limitation, leasehold interests and intangible assets), other than the sale of Inventories in the ordinary course of the Business consistent with past practice and other than dispositions of assets relating to the recent relocation of ARA's facilities;

                  (viii) issued or sold or entered into any agreement obligating it to issue or sell any capital stock, notes, bonds or other Equity Securities or Equity Equivalents in the Company or ARA;

                  (ix) except as required by Law or involving ordinary increases consistent with the past practices of the Company or ARA, granted or announced any material increase in the wages, salaries, commissions, compensation, bonuses, incentives, pension or other benefits payable by the Company or ARA to its employees, including, without limitation, any increase or change pursuant to or under any Employee Plan;

                  (x) made any change in any method of accounting or accounting practice, principle or policy used by the Company or ARA;

                  (xi) incurred any Indebtedness, other than trade payables incurred in the ordinary course of the Business consistent with past practice and other than any increase in the Indebtedness described in
         Section 2.8(a)(i) and (ii);

                  (xii) amended, canceled, waived or modified in any material respect, or consented to the early termination of any Material Contract or the Company's or ARA's rights thereunder;

                  (xiii) amended or restated the Articles of Incorporation or the Bylaws (or other organizational documents) of the Company or ARA;

                  (xiv) disclosed any material confidential Intellectual Property (except by way of application for or issuance of a patent) or permitted to lapse prematurely or go abandoned any material Intellectual Property in any jurisdiction (or any registration or grant thereof or any material application relating thereto) to which, or under which, the Company or ARA has any right, title, interest or license;

                  (xv) made any material election or settled or compromised any material Liability, with respect to Taxes (other than income, sales or use Taxes) of the Company or ARA;

                  (xvi) suffered any casualty loss (whether or not covered by insurance) affecting its business or any of the assets of the Company or ARA that exceeded $50,000 in any one instance; or

                  (xvii) made any election or settled or compromised any liability with respect to income, sales or use Taxes.

                  (e) BUSINESS OF THE COMPANY; PROPERTY OWNED BY THE COMPANY. The sole and exclusive business activity in which the Company is engaged is the ownership, directly or indirectly, of all of the outstanding capital stock issued by ARA. Additionally, except as set forth on Section 3.2E of the Disclosure Schedule, the only property, assets and rights (whether tangible or intangible) owned by the Company is all of the outstanding capital stock issued by ARA.

                  (f) MATERIAL CONTRACTS. Section 3.2F of the Disclosure Schedule lists each contract to which the Company or ARA is a party or to which the Company, ARA or any of their respective properties is subject or by which any thereof is bound that is deemed a Material Contract (as defined below). "Material Contracts" means each Contract that either (i) after June 26, 1998, obligates or may reasonably be anticipated to obligate the Company or ARA to pay or entitles the Company or ARA to receive an amount in excess of $50,000, (ii) represents a contract upon which the Business is substantially dependent or which is otherwise material to the Business, (iii) limits or purports to limit or restricts the ability of the Company or ARA to compete or otherwise to conduct the Business in any manner or place during any period of time, (iv) provides for a guaranty or indemnity by the Company or ARA, (v) all Contracts relating to Indebtedness of the Company or ARA, (vi) all Contracts with any Governmental Entity to which the Company or ARA is a party, (vii) all Contracts between or among the Company or ARA and any Affiliate, (viii) all other Contracts, whether or not made in the ordinary course of business, which the Company or ARA would be required to disclose in a registration statement on form S-

1 under the Securities Act of 1933, as amended (and the rules and regulations promulgated thereunder), or if the Company or ARA filed reports with the Securities and Exchange Commission under the Securities and Exchange Act of 1934, as amended (and the rules and regulations promulgated thereunder) or (ix) all broker, distributor, dealer, manufacturer's representative, franchise, agency, sales promotion and advertising Contracts to which the Company or ARA is a party which are not cancelable without penalty or further payment and without more than 90 days' notice, or (x) all employment and management contracts and Contracts with independent or consultants (or similar arrangements) to which the Company or ARA is a party and which are not cancelable without penalty or further payment and without more than 90 days' notice. Section 3.2F of the Disclosure Schedule sets forth any Contract currently under negotiation which, upon the execution thereof, would be a Material Contract (including, without limitation, any contracts with Boeing). There are no loss contracts which are required to be and are not so reflected on the Unaudited Financial Statements. True copies of the agreements appearing in Section 3.2F of the Disclosure Schedule, including all amendments and supplements, have been made available to Buyer. (1) Each Material Contract is valid and subsisting and binding and enforceable on the Company or ARA, and to the knowledge of the Company, the other parties thereto; (2) the Company or ARA has materially performed all its obligations thereunder to the extent that such obligations to perform have accrued; and (3) no material breach or default, alleged material breach or default, or event which would (with the passage of time, notice or both) constitute a material breach or default thereunder by the Company or ARA or, to the knowledge of the Company and ARA, any other party or obligor with respect thereto, has occurred. Consummation of the transactions contemplated by this Agreement and the Escrow Agreement will not (and will not give any Person a right to) terminate or modify any rights of, or accelerate or augment any obligation of the Company or ARA under any Material Contract. With respect to all Contracts (including, without limitation, a subcontract) with the United States, state or local government or any agency or department thereof ("Government Contracts"), there are no pending, and to the knowledge of the Company or ARA, there are no threatened (A) civil fraud or criminal investigations by any government investigative agency, (B) suspension or debarment proceedings (or equivalent proceedings) against the Company or ARA,
(C) requests by the government for a contract price adjustment based on a claim disallowance by the Defense Contract Audit Agency or similar agency, or claim of defective pricing in excess of $50,000 individually or $100,000 in the aggregate, (D) disputes between the Company or ARA and the government which have resulted in a government constructing officer's final decision where the amount in controversy exceeds or would reasonably be expected to exceed $50,000 individually or $100,000 in the aggregate, or (E) claims or equitable adjustments by the Company or ARA against the government or any third party in excess of $50,000 individually or $100,000 in the aggregate. With respect to any Government Contract which expired, or was terminated, or for which final payment was made within three years prior to the date hereof, and except as set forth on
Section 3.2F of the Disclosure Schedule hereof, to the knowledge of the Company or ARA, there are no requests by the U.S. Government for a contract price adjustment based upon a claim of defective pricing in excess of $50,000.

                  (g) AUTHORIZATION; NO CONFLICTS. The execution, delivery and performance of this Agreement and the Escrow Agreement and the transactions contemplated hereby and thereby has been duly and validly authorized by the Company's Board of Directors and by all other necessary corporate action on the part of the Company. This Agreement has been duly executed and delivered by the Company and constitutes the legally valid and binding obligation of the Company, enforceable against the Company in accordance with their terms except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar Laws and equitable principles relating to or limiting creditors rights generally. The execution, delivery and performance of this Agreement and the Escrow Agreement by the Company and the execution, delivery and performance of any related agreements or contemplated transactions by the Company will not (i) violate, or constitute a breach or default (whether upon lapse of time, giving of notice or both) under, the charter documents or by-laws of any of such entities, (ii) violate, or constitute a breach or default (whether upon lapse of time, giving of notice or both) under any Contract to which the Company or ARA is a party, including without limitation any Material Contract, (iii) result in the imposition of any Encumbrance against any asset or properties of the Company or ARA, (iv) require any consent, waiver, authorization or approval of, or the making of any filing with or giving of notice to, any Person or Governmental Entity (other than the filing of the Agreement of Merger with the appropriate authorities in the State of California and as required under the Hart-Scott-Rodino Act) or (v) violate any Law or Order except with respect to clause (ii), (iii) or (iv) of this
Section 3.2(g), for any such matters that would not reasonably be expected, singly or in the aggregate, to have a Material Adverse Effect.

                  (h) TAX AND OTHER RETURNS AND REPORTS. Each of the Company and ARA has timely filed or will file (or, where permitted or required, its respective direct or indirect parents have timely filed or will file) all material Tax Returns required to be filed and have paid (or will pay) all Taxes shown thereon as owing for all taxable periods ending on or before the Closing Date (a "Pre-Closing Period"). As of the Closing Date, each of the Company and ARA shall have made payments of estimated taxes as required by Law (taking into account the tax effects of the transactions contemplated hereby) for (i) the pre-closing portion of the Straddle Period (as defined in and determined under Section 4.8(a)), and (ii) taxable periods ending on or prior to the Closing Date but for which a Tax Return is not yet due. Adequate accruals and reserves have been provided in the books and records of the Company and ARA, and, to the extent required by GAAP in the Audited Financial Statements referred to in
Section 3.2(c) above or delivered or to be delivered to Buyer, for all Taxes whether or not due and payable and whether or not disputed. Neither the Company nor ARA has elected to be treated as a consenting corporation under Section 341(f) of the Code. Section 3.2G of the Disclosure Schedule lists the date or dates through which the IRS and any other Governmental Entity have examined the United States federal income Tax Returns and any other Tax Returns of the Company and ARA. All required Tax Returns, including amendments to date, have been prepared in good faith and are complete and accurate in all material respects. Except as set forth on Section 3.2H of the Disclosure Schedule, there are no deficiencies for Taxes claimed or proposed by any Governmental Entities that have not yet been fully paid or settled. Except as set forth on Section 3.2H of the Disclosure Schedule, there are no pending audits relating to Taxes of the Company or ARA or, to the best of the Company's knowledge, threatened material audits or investigations relating to Taxes of the Company or ARA. Neither the Company nor ARA has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency. Neither the Company nor ARA is a party to any Tax allocation or sharing agreement. Neither the Company nor ARA has been a member of an Affiliated Group filing a consolidated federal or a combined or unitary State or Local Tax Return (other than a group the common parent of which was the Company or Certified Holding Corporation, a Delaware corporation). There are no liens for Taxes (other than for current Taxes not yet due and payable) on the assets of the Company or ARA. None of the assets of the Company or ARA (i) directly or indirectly secures any debt the interest on which is tax exempt, (ii) is property that is required to be treated as being owned by any other person under the applicable tax law, or (iii) is "tax-exempt use property" for federal income tax purposes. Neither the Company nor ARA has agreed to make or is required to make any adjustment under Section 481(a) of the Code by reason of a change in accounting method or otherwise. Neither the Company nor ARA is obligated to make, as a result of an event connected with the transaction contemplated by this Agreement, any "excess parachute payment" as defined in Section 280G of the Code.

                  (i) REAL AND PERSONAL PROPERTY; TITLE TO PROPERTY; LEASES. Neither the Company nor ARA owns any real property. The Company and ARA have title to or other right to use, free of Encumbrances, all items of real property, including fees, leaseholds, easements and all other interests in real property, and such other assets and properties that are material to the Business, except for Permitted Encumbrances. All material tangible assets and properties of the Company and ARA that are used in or intended to be used in the Business or otherwise used by the Company or ARA or reflected on the Financial Statements (other than Inventory sold or otherwise disposed of in the ordinary course of business) are in a good state of maintenance and repair (except for ordinary wear and tear) and are adequate for the Business. Section 3.2I of the Disclosure Schedule sets forth each parcel of Leased Real Property. The Company has made available to the Buyer true and complete copies of each lease for each parcel of Leased Real Property (the "Leases") and, to the extent in the possession of the Company or ARA, all the title insurance policies, title reports, surveys, mortgages, easements, certificates of occupancy, environmental reports and audits, appraisals, Permits, other title documents relating to the Leased Real Property. Either the Company or ARA, as the case may be, is in peaceful and undisturbed possession of all space that it is currently entitled to possess under such Lease and no rights adverse to the rights of the Company or ARA, to the knowledge of ARA or the Company, have been asserted by any Person and there are no contractual or legal restrictions that preclude or materially restrict the ability to use the premises for the purposes for which they are currently being used. Neither the Company nor ARA has leased or subleased any parcel or any portion of any parcel of Leased Real Property to any other Person. Neither the Company nor ARA holds any option, right of first refusal or similar right to purchase any additional parcel or real property or any portion thereof or interest therein. All material Leased Real Property held by the Company or ARA as lessee are held under valid, binding and enforceable leases, and neither ARA nor the Company has received any written notice of any default under any such Lease. To the knowledge of the Company and ARA, there are no condemnation proceedings or eminent domain proceedings of any kind pending or threatened against the Leased Real Property. To the knowledge of the Company and ARA, there are no material latent defects or material adverse physical conditions affecting the Leased Real Property or any of the facilities, buildings, structures, erections, improvements, fixtures, fixed assets and personalty of a permanent nature annexed, affixed or attached to, located on or forming part of the Leased Real Property.

                  (j) INTELLECTUAL PROPERTY. The Company and ARA have rights to and ownership of all Intellectual Property required for use in connection with the Business. The Company and ARA have in all material respects performed all obligations required to be performed by them, and they are not in default in any material respect under any Contract relating to any Owned Intellectual Property or Licensed Intellectual Property. Neither the

Company nor ARA has received any notice to the effect (and is not otherwise aware) that the Owned Intellectual Property or the Licensed Intellectual Property or any use by the Company and ARA of any such property conflicts with or allegedly conflicts with or infringes the rights of any Person. Section 3.2J of the Disclosure Schedule sets forth a true and complete list and a brief description, including a complete identification of each patent and patent application and each registration or application for registration thereof, of all Owned Intellectual Property and Section 3.2J of the Disclosure Schedule sets forth a true and complete list and a brief description, including a description of any license or sublicense thereof, of all Licensed Intellectual Property. Except as disclosed on Section 3.2J of the Disclosure Schedule, the rights of the Company or ARA, as the case may be, in or to Owned Intellectual Property do not conflict with or infringe in any material respect on the rights of any other Person. Except as disclosed in Section 3.2J of the Disclosure Schedule: (i) all the Owned Intellectual Property is owned by either the Company or ARA, as the case may be, free and clear of any Encumbrance and (ii) no Actions have been made or asserted or are pending (nor, to the best knowledge of the Company, has any such Action been threatened) against the Company or ARA either (A) based upon or challenging or seeking to deny or restrict in any material way the use by the Company or ARA of any of the Owned Intellectual Property or (B) alleging that any services provided, or products manufactured or sold by the Company or ARA are being provided, manufactured or sold in violation of any patents or trademarks, or any other rights of any Person. To the knowledge of the Company, no Person is using any patents, copyrights, trademarks, service marks, trade names, trade secrets or similar property that are confusingly similar to the Owned Intellectual Property or that infringe upon the Owned Intellectual Property or upon the rights of the Company or ARA therein. Except as disclosed on Section 3.2J of the Disclosure Schedule, neither of the Company nor ARA has granted any license or other right to any other Person with respect to the Owned Intellectual Property.

                  The Company has, or has caused to be, delivered to the Buyer correct and complete copies of all the licenses and sublicenses for Licensed Intellectual Property listed in Section 3.2J of the Disclosure Schedule and any and all ancillary documents pertaining thereto (including, but not limited to, all amendments, consents and evidence of commencement dates and expiration dates). With respect to the Licensed Intellectual Property and each of such licenses and sublicenses:

                  (i) such license or sublicense, together with all ancillary documents delivered pursuant to the first sentence of this Section 3.2J, is valid and binding and in full force and effect and represents the entire agreement between the respective licensor and licensee with respect to the subject matter of such license or sublicense;

                  (ii) except as otherwise disclosed on Section 3.2J of the Disclosure Schedule, neither the Company nor ARA has granted to any other Person any rights, adverse or otherwise, under such license or sublicense;

                  (iii) no Actions have been made or asserted or are pending (nor, to the knowledge of the Company, has any such Action been threatened) against the Company or ARA either (A) based upon or challenging or seeking to deny or restrict the use by the Company or ARA of any of the Licensed

                           Intellectual Property or (B) alleging that any Licensed Intellectual Property is being licensed, sublicensed or used in violation of any patents or trademarks, or any other rights of any Person; and

                  (iv) to the knowledge of the Company no Person is using any patents, copyrights, trademarks, service marks, trade names, trade secrets or similar property that are confusingly similar to the Licensed Intellectual Property or that infringe upon the Licensed Intellectual Property or upon the rights of the Company or ARA therein.

                  (k) LEGAL PROCEEDINGS AND CERTAIN LABOR MATTERS. Except as set forth on Section 3.2K of the Disclosure Schedule, there is no Order or Action pending or, to the knowledge of the Company, threatened against or affecting the Company, ARA or any of their properties or assets. None of the matters described in Section 3.2K of the Disclosure Schedule has or reasonably could be expected to have individually or in the aggregate, a Material Adverse Effect or a material adverse effect on the Company's ability to perform this Agreement, or on the transactions contemplated by this Agreement. Except as set forth on
Section 3.2K of the Disclosure Schedule, there are not presently pending or, to the knowledge of the Company, threatened any civil, criminal or administrative actions, suits, demands, claims, hearings, notices of violation, investigations, proceedings or demand letters relating to any alleged hazard or alleged defect in design, manufacture, materials or workmanship including, without limitation, any failure to warn or alleged breach of express or implied warranty or representation, relating to any product manufactured, distributed or sold by or on behalf of the Company or ARA that would individually or in the aggregate reasonably be expected to have a Material Adverse Effect. Section 3.2K of the Disclosure Schedule sets forth a true and complete list of (i) all matters referred to in the preceding sentence and (ii) all material product recalls or material written post-sales warnings ("Recalls") and all investigations, considerations or decisions made by the Company or, to the knowledge the Company, by any other Person, concerning a Recall relating to any product manufactured, distributed or sold by or on behalf of the Company or ARA. Except as set forth on Section 3.2K of the Disclosure Schedule, (a) neither the Company nor ARA is a party to any collective bargaining agreement or other labor union contract applicable to persons employed by the Company or ARA and currently there are no organizational campaigns, petitions or other unionization activities seeking recognition of a collective bargaining unit which could affect the Company or ARA and (b) there are no strikes, slowdowns or work stoppages pending or, to the knowledge of the Company, threatened between the Company or ARA and any of their respective employees, and neither the Company nor ARA has experienced any such strike, slowdown or work stoppage within the past three years.

                  (l) PERMITS. Except as disclosed on Section 3.2L of the Disclosure Schedule, the Company and ARA hold all material Permits that are required by any Governmental Entity to permit each of them to conduct its respective businesses as now conducted, including, without limitation, all authorizations required by the FAA and CAA, and all such Permits are valid and in full force and effect and will remain so upon consummation of the transactions contemplated by this Agreement. To the knowledge of the Company, no suspension, cancellation or termination of any of such Permits is threatened or imminent. The Company and ARA have not violated any such Permit in any material respect and each is in compliance with such Permits in all material respects.

                  (m) COMPLIANCE WITH LAW. The businesses of the Company and ARA are being conducted in compliance with applicable Laws and Orders issued by any Governmental Entities, except to the extent that any such noncompliance is reasonably likely to result in losses, liabilities, obligations, damages, costs or expenses (including, without limitation, fines and penalties) of less than $37,500 singly or $225,000 in the aggregate. Neither the Company nor ARA has received any written notice to the effect that any currently existing circumstances are likely to result in a failure of the Company or ARA to comply with, or a violation by the Company of, any Laws, in either case which such failure to comply or violation would be reasonably likely to result in losses, liabilities, obligations, damages, costs or expenses (including, without limitation, fines and penalties) in excess of $37,500 singly or $225,000 in the aggregate. Section 3.2M of the Disclosure Schedule sets forth a brief description of each Order to which the Company or ARA is a party applicable to the Company or ARA or any of the assets of the Business.

                  All products sold by the Company or ARA pursuant to qualification requirements established by the Company's or ARA's customers are and have been produced in a manner consistent in all material respects with such requirements. The Company and ARA hold and have held all necessary qualifications for its products from its customers pursuant to which sales were made to such customers. Except as set forth on Section 3.2M of the Disclosure Schedule, neither the Company nor ARA has received notification that any qualifications for the Company's or ARA's products as established by the Company's or ARA's customers have been revoked or terminated as a result of the failure of products manufactured by the Company or ARA to meet the specifications required by such qualifications, and to the knowledge of the Company, no such revocation or termination is threatened.

                  (n) DIVIDENDS AND OTHER DISTRIBUTIONS. Except as set forth on
Section 3.2N of the Disclosure Schedule, there has been no dividend or other distribution of assets or securities, or any declaration regarding the foregoing whether consisting of money, property or any other thing of value, declared, issued or paid to or for the benefit of any of Selling Shareholders by the Company or ARA with respect to the shares of ZMP Common Stock subsequent to the date of the most recent audited financial statements described in Section 3.2(c).

                  (o) CERTAIN INTERESTS. Except as set forth on Section 3.2O of the Disclosure Schedule, (i) to the knowledge of the Company no Affiliate of the Company or ARA, nor any officer, director or employee thereof has any material interest in any property used in or pertaining to the Business; (ii) no such Person is indebted or otherwise obligated to the Company or ARA; and (iii) the Company and ARA are not indebted or otherwise obligated to any such Person, except for amounts due under normal arrangements applicable to all employees generally as to salary or reimbursement of ordinary business expenses not unusual in amount or significance or under Arrangements or Plans disclosed on
Section 3.2R of the Disclosure Schedule. The consummation of the transactions contemplated by this Agreement will not result in any material benefit or payment (severance or other) arising or becoming due from the Company or ARA or the successor or assign of any thereof to any Person.

                  (p) INTERCOMPANY TRANSACTIONS. Except to the extent stated in or disclosed pursuant to Sections 3.2(b) or 3.2(o), the Company and ARA have not engaged in any transaction with any of the stockholders of the Company or any other Affiliate of any of the

Company or ARA. Neither the Company nor ARA has any liabilities or obligations to any of the stockholders of the Company or any other Affiliate of any of the stockholders of the Company and none of the stockholders of the Company or such Affiliates has any obligations to the Company or ARA. The consummation of the transactions contemplated by this Agreement will not result in any payment arising or becoming due from the Company or ARA or the successor or assign of any thereof to any of the Selling Shareholders or any Affiliate of any of the Selling Shareholders.

                  (q) ENVIRONMENTAL COMPLIANCE. Except as set forth in Section 3.2Q of the Disclosure Schedule, since June 14, 1988, and, to the knowledge of the Company, prior to June 14, 1988, (i) each of the Company and ARA has been in material compliance with all applicable federal, state, foreign and local laws and regulations relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, ground water, land surface or sub-surface strata (collectively, "Environmental Laws");
(ii) neither the Company nor ARA has received written notice or is the subject of any actions, causes of actions, claims, investigations, demand, information requests or notices by any person or entity alleging liability or potential liability pursuant to or non-compliance with any Environmental Law; (iii) there are no conditions existing which would reasonably be expected to form the basis of a claim against the Company or ARA pursuant to or for the violation or non-compliance with any Environmental Law; and (iv) there are no circumstances which would reasonably be expected to prevent or interfere in the future with the Company's and ARA's material compliance with all Environmental Laws. The Company and ARA hold all material Permits relating to environmental matters that are required by any Governmental Entity to permit each of them to conduct their respective businesses as now conducted, and all such Permits are valid and in full force and effect and will remain so upon consummation of the transactions contemplated by this Agreement. To the knowledge of the Company, no suspension, cancellation or termination of any of such Permits is threatened or imminent. All past proceedings and investigations and non-compliance with Law or Permits relating to environmental matters have been resolved without any pending, on-going or future cost or liability, except as set forth in Section 3.2Q of the Disclosure Schedule. Notwithstanding the generality of any other representations and warranties in this Agreement, this Section 3.2(q) shall be deemed to contain the only representations and warranties in this Agreement with respect to matters relating to Environmental Laws.

                  (r) EMPLOYEE BENEFITS.

                      (i) Employee Benefit Plans, Collective Bargaining and Employee Agreements, and Similar Arrangements.

                  (A) Section 3.2R of the Disclosure Schedule lists all material employee benefit plans and all material collective bargaining, employment or severance agreements or other similar arrangements to which either the Company or ARA is a party or by which any of them is bound including (a) any material profit-sharing, deferred compensation, bonus, stock option, stock purchase, pension, retainer, consulting, retirement, severance, welfare or incentive plan, agreement or arrangement, (b) any material plan, agreement or arrangement providing for "fringe benefits" or perquisites to employees, officers, directors or agents, including but not limited to benefits relating to Company automobiles, clubs, vacation, child care, parenting, sabbatical, sick leave, medical, dental, hospitalization, life insurance and other types of insurance, (c) any material employment agreement or (d) any other material "employee benefit plan" (within the meaning of Section 3(3) of ERISA). Each plan or arrangement described in this subsection (A) shall be referred to herein as an "Employee Plan" and such plans and arrangements shall be referred to herein collectively as the "Employee Plans."

                  (B) To the extent existing, the Company and ARA have made available to Buyer true and complete copies of each of the following documents: (a) all documents embodying or governing the Employee Plans, and any funding medium for the Employee Plans (including, without limitation, trust agreements) as they may have been amended or modified (including a written description of any announced plan or legally binding commitment to amend or modify any such documents); (b) the most recent IRS determination, opinion or approval letter with respect to each applicable Employee Plan under Code Sections 401 and 501(a), and any applications for determination or approval subsequently filed with the IRS; (c) the three most recently filed IRS Forms 5500, with all applicable schedules and accountants' opinions attached thereto, for each applicable Employee Plan; (d) the summary plan description for each Employee Plan (or other descriptions of such Employee Plan provided to employees) and all modifications thereto; (e) any insurance policy (including any fiduciary liability insurance policy) related to the Employee Plans; and (f) all other materials reasonably necessary for Buyer to perform any of its responsibilities with respect to any Employee Plan subsequent to the Closing (including, without limitation, health care continuation requirements).

                  (C) The Company, all Employee Plans, and ARA are in compliance in all material respects with the applicable provisions of ERISA and all other Laws applicable with respect to all such Employee Plans. The Company and ARA have performed in all material respects all of their obligations under all such plans, agreements and arrangements. There are no Actions (other than routine claims for benefits) pending or, to the knowledge of the Company, threatened against such Employee Plans or their assets, or arising out of such Employee Plans, and all such Employee Plans have been operated in compliance in all material respects with their terms.

                  (D) All obligations of the Company and ARA under each such material Employee Plan (a) that are due prior to the Closing Date have been paid or will be paid prior to that date, and (b) that have accrued prior to the Closing Date have been or will be paid or properly accrued on the Closing Date Balance Sheet (including any amounts earned by any employee of the Company or ARA but deferred pursuant to any non-qualified deferred compensation plan or arrangement).

                      (ii) Qualified Plans.

                  (A) Section 3.2R of the Disclosure Schedule lists all "employee pension benefit plans" (within the meaning of Section 3(2) of ERISA) which are also stock bonus, pension or profit-sharing plans within the meaning of Section 401(a) of the Code.

                      (B) Each such plan is qualified in form and operation under Section 401(a) of the Code and each trust under each such plan is exempt from tax under Section 501(a) of the Code. No event has occurred that will or, to the knowledge of the Company, could give rise to disqualification or loss of tax-exempt status of any such plan or trust under such sections. No event has occurred that will or, to the knowledge of the Company, could subject any such plans to tax under Section 511 of the Code. To the knowledge of the Company, no non-exempt prohibited transaction (within the meaning of Section 4975 of the Code) or non-exempt party-in-interest transaction (within the meaning of Section 406 of ERISA) has occurred with respect to any such plan and none of the Company, ARA or any Employee Plan fiduciary has otherwise violated the provisions of
         Part 4 of Title I, Subtitle B of ERISA.

                      (iii) Title IV Plan. No Employee Plan listed in Section 3.2R of the Disclosure Schedule is a plan subject to Title IV of ERISA. None of the Company, ARA or any ERISA Affiliate has, within the last six years, (A) maintained any employee benefit plan which has been subject to Title IV of ERISA; or (B) maintained, administered or contributed to any multiemployer plan as defined in Section 4001(a)(3) of ERISA. Neither the Company nor ARA has any liability with respect to any employee benefit plan sponsored by any current or former ERISA Affiliate (other than the Company or ARA).

                      (iv) Health Plans. All group health plans of the Company and ARA and any trade or business (whether or not incorporated) that is a member of a group of which Company is a member and which is under common control within the meaning of Section 414(b), (c), (m) and (o) of the Code ("ERISA Affiliates") have been operated in material compliance with the group health plan continuation coverage requirements of Section 4980B of the Code to the extent such requirements are applicable. Neither Company nor ARA provides health care or any other non-pension benefits to any employees after their employment is terminated, other than as required by part 6 of subtitle B of Title I of ERISA or Section 4980B of the Code or benefits that continue for a brief period of time after termination of employment (for example, for the balance of the month in which an employee terminates), or has ever promised to provide any such post-termination welfare benefits.

                      (v) Fines and Penalties. There has been no act or omission by the Company or ARA that has given rise to or, to the knowledge of the Company, may give rise to fines, penalties, taxes, or related charges under
Section 502(c) or (k) or Section 4071 of ERISA or Chapter 43 of the Code.

                      (vi) Deductibility of Payments; No Acceleration or Creation of Rights. There is no contract, agreement, plan or arrangement covering any employee or former employee of the Company or ARA that, individually or collectively, provides for the payments by the Company or ARA of any amount (A) that is not deductible under Section 162(a)(1) or 404 of the Code or (B) that is an "excess parachute payment" pursuant to Section 280G of the Code. Except for the Success Bonuses and as otherwise set forth on Section 3.2R of the Disclosure Schedule, neither the execution and delivery of this Agreement by the Company and ARA nor the consummation of the transactions contemplated hereby will result in the acceleration or creation of any rights of any person to benefits under any Employee Plan (including, without limitation, the acceleration of the vesting or exercisability of any stock options or warrants, the acceleration of the vesting of any restricted stock, the acceleration of the accrual or vesting of any benefits under any pension plan or the acceleration or creation of any rights under any severance, parachute or change in control agreement).

                      (vii) The current value of assets held in the trust maintained in connection with that certain Deferred Compensation Plan and Trust Agreement dated as of March 2, 1992 by and among ZMP, Inc., Gene Schiappa (as trustee) and Charles A. Collins, as amended from time to time (the "Deferred Compensation Plan"), is not less than the amount of liabilities accumulated under the Deferred Compensation Plan.

                  (s) INSURANCE. Section 3.2S of the Disclosure Schedule lists all insurance policies and bonds that are maintained by the Business. All such policies and bonds that are material to the Business are in full force and effect and protect the Company and ARA against such losses and risks as is consistent with industry practice. Neither the Company nor ARA has received any notice of any material increase in premiums with respect to, or cancellations or non-renewal of, any of such policies. Neither the Company nor ARA is in default in any material respect under any such policy or bond.

                  (t) NO BROKERS OR FINDERS. Other than fees to be paid to Bowles Hollowell Conner & Co. (which fees are to be paid from the Purchase Price), no agent, broker, finder, or investment or commercial banker, or other Person or firm engaged by or acting on behalf of the Company or ARA in connection with the negotiation, execution or performance of this Agreement or the transactions contemplated by this Agreement, is or will be entitled to any broker's or finder's or similar fee or other commission as a result of this Agreement or such transactions.

                  (u) ABSENCE OF CERTAIN ARRANGEMENTS. Neither the Company nor ARA, and to the Company's or ARA's knowledge no director, officer, agent, or employee of the Company or ARA or any other Person on behalf of the Company or ARA, has directly or indirectly (a) made any contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other payment to any Person, private or public, regardless of form, whether in money, property, or services (i) to obtain favorable treatment in securing business, (ii) to pay for favorable treatment for business secured, or (iii) to obtain special concessions or for special concessions already obtained, for or in respect of the Company or ARA,
(b) established or maintained any fund or asset that has not been recorded in the books and records of the Company of ARA.

                  (v) CUSTOMERS AND SUPPLIERS. Section 3.2V of the Disclosure Schedule sets forth a true and correct list of (a) the names and addresses of the 15 largest customers of ARA in terms of sales during each of the two fiscal years ended June 26, 1998 and 1997 and the seven months ended January 22, 1999, setting forth the total sales to each such customer during such period and (b) the names and addresses of the 10 largest suppliers of ARA in terms of purchases during each of the fiscal years ended June 26, 1998 and 1997 and the seven months ended January 22, 1999, setting forth for each such supplier the total purchases from each such supplier during such period. Except as set forth on
Section 3.2V of the Disclosure Schedule, neither the Company nor ARA has received notice from any such customers or suppliers to the effect that there will be any price increases in ARA's inputs or price decreases in ARA's outputs. There has not been any material adverse change in the business relationship of the Company with any customer or supplier named on Section 3.2V of the Disclosure Schedule since June 26, 1998.

                  (w) YEAR 2000 ISSUES. The Company and its Subsidiaries have developed a plan which, if successfully implemented, will to their knowledge enable all of their computer systems to process and provide accurate results using data having date ranges spanning the twentieth and twenty-first centuries. Without limiting the foregoing, if successfully implemented such plan will to the knowledge of the Company and its Subsidiaries, cause such computer systems to (i) manage and manipulate data abnormalities related to such dates; (ii) manage and manipulate data involving all dates from such centuries without inaccurate results related to such dates; and (iii) have user interfaces and data fields formatted to distinguish between dates from the twentieth and twenty-first centuries. The Company and its Subsidiaries are in the process of implementing such plan and believe that it can be fully implemented by December 31, 1999 at costs no greater than the costs and reserves relating to "year 2000 issues" shown in the Financial Statements. In addition, the Company and its Subsidiaries have inquired of all of their material software and hardware systems vendors and suppliers as to whether such vendors' and suppliers' have the systems and software necessary to address and accommodate "year 2000 issues", and as to whether such vendors and suppliers computer systems have been tested and are fully capable of providing accurate results using data having date ranges spanning the twentieth and twenty-first centuries and, except as set forth on Section 3.2W of the Disclosure Schedule, each such vendor and supplier has confirmed the foregoing.

                  (x) REORGANIZATIONS. All reorganizations, restructurings, mergers, liquidations and dissolutions involving or relating to the Company, ARA or any former parent corporation of the Company or ARA, (including, without limitation, Certified Holding Corporation) (collectively, the "FORMER ENTITIES") complied with all applicable Laws and the organizational documents of such entities. There are no Liabilities of Certified Holding Corporation that are not related to the business or properties of the Company or ARA which could reasonably be expected to be asserted against the Company or ARA. There are no continuing obligations or liabilities to the Company or ARA in connection with the Asset Acquisition dated as of July 31, 1986 among ZMP Acquisition Corporation, Adams Rite Products, Inc., Sabre Industries Inc., MZZM Inc. and certain other parties named therein.


THE REPRESENTATIONS AND WARRANTIES MADE IN THIS AGREEMENT ARE THE ONLY REPRESENTATIONS AND WARRANTIES MADE BY THE COMPANY. THERE ARE NO IMPLIED REPRESENTATIONS OR WARRANTIES, INCLUDING WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

                                   ARTICLE IV

                       ADDITIONAL COVENANTS AND AGREEMENTS

                  SECTION 4.1 OPERATION OF THE BUSINESS. Except as otherwise contemplated by this Agreement or as disclosed in Section 4.1 of the Disclosure Schedule, the Company covenants that until the Closing it will, and will cause ARA in respect of the Business to, use its reasonable best efforts to continue, in a manner consistent with past practices of the Company, to keep available the services of their employees, to maintain and preserve intact the Business in all material respects and to maintain in all material respects the ordinary and customary relationships of the Business with their suppliers, customers and others having business relationships with them with a view toward preserving for Buyer to and after the Closing Date the Business. Until the Closing, the Company shall, and shall cause ARA in respect of the Business to, continue to operate and conduct the Business in the ordinary course consistent with past practices of the Company, and the Company shall cause ARA in respect of the Business not to, without the prior written approval of Buyer (which approval shall not be unreasonably withheld) or as otherwise contemplated by this Agreement and the Disclosure Schedule hereto, take any of the actions or enter into any transaction of the sort described in Section 3.2(d) hereof (for purposes of this Section 4.1, from the date hereof until the earlier of the Closing Date and April 23, 1999 all actions listed in Section 3.2(d) shall be deemed to have been made without any qualification to materiality or any dollar threshold and all references in Section 3.2(d) to "material", "Material Adverse Effect", dollar thresholds and similar terms and phrases shall be deleted therefrom). In addition, the Company shall not, and shall cause ARA not to:

                  (i) make any capital expenditure or commitment to make any capital expenditure except in accordance with the Company's capital expenditure plan for fiscal year 1999, a true, correct and complete copy of which has been delivered to Buyer, and from the date hereof until the Closing Date, make or commit to make any capital expenditures except for those capital expenditures listed on Section
           4.1 of the Disclosure Schedule;

                  (ii) enter into any new employment or consulting agreement or cause or suffer any written or oral termination, cancellation or amendment thereof (except with respect to any employee at will without a written agreement);

                  (iii) enter into any collective bargaining agreement or cause or suffer any termination or amendment thereof,

                  (iv) with respect to any shareholder, any other Affiliate or any Affiliate of any shareholder, grant, make or accrue any payment or distribution or other like benefit, contingently or otherwise, or otherwise transfer assets of the Company or ARA, including, but not limited to, any payment of principal of or interest on any debt owed to any such shareholder or Affiliate;

                  (v) execute any lease for real property or any lease for personalty including payments in excess of $25,000 or incur any liability therefor;

                  (vi) declare, set aside for payment or pay dividends or distributions in respect of any Equity Securities or Equity Equivalents in the Company or ARA;

                  (vii) revalue any of the assets of the Company or ARA, including, without limitation, any writeoff of notes or accounts receivable or any increase in any reserve;

                  (viii) cancel, waive or release any right or claim (or series of related rights or claims);

                  (ix) make any payments or give any other consideration to customers or suppliers, other than payments under, and in accordance with the terms of, Contracts in effect on the date hereof; and

                  (x) fail to manage or cause to be managed the collection and payment of the Receivables and accounts payable of each of the Company and ARA and otherwise maintain and manage in the ordinary course the Business consistent with past practice in a commercially reasonable manner.

                  SECTION 4.2 REGULATORY CONSENTS, AUTHORIZATIONS, ETC.

                  (a) The Company and Buyer each agree to cooperate and use commercially reasonable efforts to obtain all (and will immediately prepare all registrations, filings and applications, requests and notices preliminary to all) Approvals and Permits that may be necessary or which may be reasonably requested by Buyer to consummate the transactions contemplated by this Agreement; provided that nothing contained herein shall require either Buyer or the Company or any of their Affiliates to sell, transfer, divest or otherwise dispose of any of its respective business, assets or properties in connection with this Agreement or any other transactions contemplated hereby. Buyer shall pay all fees required in connection with any filing required under the Hart-Scott-Rodino Act.

                  (b) To the extent that Buyer determines in its reasonable discretion the Approval of a third party with respect to any Material Contract is required or desirable in connection with the transactions contemplated by this Agreement, the Company shall use commercially reasonable efforts to obtain such Approval prior to the Closing Date and in the event that any such Approval is not obtained, the Company shall reasonably cooperate with Buyer in an effort to obtain for Buyer the benefits of each such Material Contract. The parties hereto agree not to take any unreasonable action that will have the effect of delaying, impairing or impeding the receipt of any Approval or Permit.

                  SECTION 4.3 INVESTIGATION BY BUYER. Subject to applicable Laws, the Company shall cause ARA to authorize and permit Buyer and its representatives (which term shall be deemed to include its independent accountants and counsel and representatives of prospective financing institutions of Buyer) to have reasonable access during normal business hours, at the expense of Buyer, under the supervision of the Company or ARA, upon reasonable notice and in such manner as will not unreasonably interfere with the conduct of their respective businesses and as will maintain the confidentiality of this Agreement and the transactions contemplated hereby, to all of the Company's and ARA's properties, books, records, operating instructions and procedures, Tax Returns and all other information with respect to the Business as Buyer may from time to time reasonably request, and to make copies of such books, records and other documents and to discuss its business with such other Persons, including its directors, officers, employees, accountants, counsel, suppliers, customers, and creditors, as are necessary or appropriate for the purposes of familiarizing itself with the Business, obtaining any necessary Approvals of or Permits for the transactions contemplated by this Agreement and conducting an evaluation of the organization and Business of the Company.

                  SECTION 4.4 PUBLICITY. Until the Closing Date, all parties hereto shall coordinate all publicity relating to the transactions contemplated by this Agreement and no party shall issue any press release, publicity statement or other public notice relating to this Agreement, or the transactions contemplated by this Agreement, without obtaining the prior consent of all parties hereto, except to the extent required by applicable Law.

                  SECTION 4.5 SHAREHOLDERS' CONSENT. The Board of Directors of the Company shall, in accordance with applicable Law, either (i) duly call, give notice of, convene and hold a special meeting of the shareholders of the Company or (ii) circulate a written consent of shareholders (in form and substance satisfactory to Buyer and which complies with all applicable Laws and the Company's Articles and Incorporation and Bylaws) in lieu of a meeting as soon as practicable for the purpose of considering and taking action upon this Agreement. The Company shall take all appropriate action in accordance with all applicable Laws and the Company's Article of Incorporation and Bylaws (a) to obtain consent of all its stockholders with respect to the Merger and this Agreement and (b) to assure the sale of its stockholders' shares of ZMP Common Stock according to the Voting Agreements.

                  SECTION 4.6 NOTIFICATION OF CERTAIN MATTERS. The Company shall give prompt notice to Buyer, and Buyer shall give prompt notice to the Company, of (i) the occurrence, or failure to occur, of any event or fact that would be likely to cause any representation or warranty made by such party contained in this Agreement to be untrue in any material respect at any time from the date of this Agreement to the Closing Date, (ii) any failure of Buyer, Acquisition or the Company, as the case may be, to comply with or satisfy, in any material respect, any covenant, condition or agreement to be complied with or satisfied by it under this Agreement, and (iii) any fact, condition, event or occurrence that would be likely to prevent any condition to the obligations of the parties set forth in Article V to be satisfied. Such notice shall provide a reasonably detailed description of the relevant circumstances and shall include the amount which the party providing the notice believes, based on the facts actually known by it, would be payable by the other party pursuant to the indemnification provides hereof. No such notification shall affect the representations or warranties of the parties or the conditions to their respective obligations hereunder.

                  SECTION 4.7 PREPARATION OF TAX RETURNS FOR PRE-CLOSING PERIODS. The Shareholders' Representative shall prepare and timely file, or cause to be prepared and timely filed, all Tax Returns required to be filed by the Company and ARA for any Pre-Closing Period. In the case of any Tax Return of the Company or ARA for any Pre-Closing Period, Buyer shall (i) cause an officer of the Company or ARA, as the case may be, to sign such Tax Return, or (ii) duly and lawfully appoint a Person designated by the Shareholders' Representative as an officer of the Company or ARA, as the case may be, for purposes of signing such Tax Return. Shareholders' Representative shall provide to Buyer a copy of any Tax Return for a Pre-Closing Period no later than 30 days before the due date (including extensions) for filing such Tax Return for Buyer's review and consent, which consent shall not unreasonably be withheld (provided, however, that any position consistent with past practice shall be reasonable for these purposes).

                  SECTION 4.8 PREPARATION OF TAX RETURNS FOR STRADDLE PERIODS.

                  (a) Buyer shall prepare and timely file, or cause to be prepared and timely filed, all Tax Returns required to be filed by the Company and ARA for any Straddle Period.

With respect to each Tax Return filed with respect to a Straddle Period, Buyer will provide the Shareholders' Representative with a statement (each, a "Straddle Period Statement") setting forth (i) Buyer's calculation of the Tax liability of the Company and ARA allocable to the Deemed Pre-Closing Period (the "Straddle Period Liability"), and (ii) a copy of the Tax Return to be filed with respect to such Straddle Period. Buyer shall deliver such Straddle Period Statement to the Shareholders' Representative no later than 30 days before the due date (including extensions) for filing such Tax Return. The term "Straddle Period" means any taxable period of the Company or ARA that begins before the Closing Date and ends after the Closing Date. Items of income, gain, loss, deduction, and credit for any Straddle Period attributable to the period of time on or before the Closing Date shall be allocated to a deemed Pre-Closing Period that ends on the Closing Date (the "Deemed Pre-Closing Period") using an interim closing-of-the-books method, assuming that the Deemed Pre-Closing Period ended as of the close of business on the Closing Date. In the case of any Taxes that are imposed on a periodic basis (other than Taxes based upon or related to income or receipts), and are payable for a Straddle Period, the portion of such Tax which relates to the Deemed Pre-Closing period shall be deemed to be the amount of such Tax for the entire taxable period multiplied by a fraction the numerator of which is the number of days in the Deemed Pre-Closing Period and the denominator of which is the number of days in the entire taxable period.

                  (b) Within 20 days of receipt of such Straddle Period Statement, the Shareholders' Representative shall, in a written notice to the Buyer, either accept the Straddle Period Statement or describe in reasonable detail any proposed adjustment to any item of income, gain, loss, deduction, or credit on the Straddle Period Statement. Buyer and the Shareholders' Representative shall negotiate in good faith to resolve any disputes over any proposed adjustments to the Straddle Period Statement, provided that if any such dispute is not resolved within 10 days after the Buyer's receipt of the proposed adjustments, Buyer and the Shareholders' Representative shall jointly engage Arthur Andersen LLP or such other mutually acceptable national independent public accounting firm ("Tax Arbitrator") to resolve such dispute, which resolution shall be final and binding upon the parties, and not subject to review or challenge of any kind. The amount of the Straddle Period Liability shall be determined based on (i) the Straddle Period Statement prepared by the Buyer, if the Shareholders' Representative proposes no adjustment or proposes an adjustment but no resolution of the issue is reached between the Shareholders' Representative and the Buyer before the due date (including extensions) for filing the relevant Tax Return, or (ii) the Straddle Period Statement as finally resolved between Shareholders' Representative and the Buyer, if the Shareholders' Representative proposes an adjustment and the Shareholders' Representative and the Buyer reach a resolution, or the Tax Arbitrator reaches a resolution, of the proposed adjustment before the due date (including extensions) for filing such relevant Tax Return. If any final resolution of the proposed adjustment reached after the filing of the relevant Tax Return differs from the Straddle Period Statement filed, then Buyer shall file an amended Tax Return for such Straddle Period in accordance with the determination of the Tax Arbitrator. Any fees and expenses related to the engagement of the Tax Arbitrator shall be borne equally by Buyer, on one hand, and the Selling Shareholders through a payment out of the Escrow Account on the other. Buyer and the Shareholders' Representative will jointly instruct the Escrow Agent, in writing, to make any such payment.

                  SECTION 4.9 TAX CONTROVERSIES.

                  (a) The Shareholders' Representative shall have the right, at the expense of the Selling Shareholders, to control, manage, and be responsible for any audit, contest, claim, proceeding or inquiry with respect to Taxes, or items of income, gain, loss, deduction, and credit of, the Company or ARA (a "Tax Controversy") for any Pre-Closing Period or Straddle Period, and shall have the right to settle or contest in their discretion any such Tax Controversy; provided, however, that if the Tax Controversy reasonably could be expected to affect the Company's or ARA's liability for Tax in any taxable period ending after the Closing Date (i) Buyer shall have the right to attend and participate in, at its own expense, any such Tax Controversy controlled by the Shareholders' Representative, including the right to review in advance and comment upon all submissions made in the course of such Tax Controversy, and to be present at all conferences, meetings or proceedings with any taxing authority, and all appearances before any court, and (ii) no settlement or any disposition of any such Tax Controversy shall be made without Buyer's prior written consent, which shall not be unreasonably withheld.

                  (b) Buyer shall have the right, at its own expense, to control, manage, and be responsible for any Tax Controversy for any taxable period ending after the Closing Date (other than Straddle Periods), and shall have the right settle or contest in their discretion any Tax Controversy; provided, however, that if the Tax Controversy reasonably could be expected to affect the Company's or ARA's liability for Tax in any Pre-Closing Period (i) the Shareholders' Representative shall have the right to attend and participate in, at the expense of the Selling Shareholders, any such Tax Controversy controlled by the Buyer, including the right to review in advance and comment upon all submissions made in the course of such Tax Controversy, and to be present at all conferences, meetings or proceedings with any taxing authority, and all appearances before any court, and (ii) no settlement or any disposition of any such Tax Controversy shall be made without the Shareholders' Representative's prior written consent, which shall not be unreasonably withheld.

                  (c) Neither the Escrow Account nor any party hereto shall be liable for any Tax indemnification if the party to be indemnified did not comply with the procedures of this Agreement relating to Taxes, but only to the extent the indemnifying party has been prejudiced by such non-compliance.

                  SECTION 4.10 COOPERATION. After the Closing Date, the Shareholders' Representative and Buyer will cooperate fully, and will cause their respective Affiliates to cooperate fully, and will provide assistance as may reasonably be requested, and cause their respective Affiliates to provide assistance as may reasonably be requested, in connection with the preparation of any Tax Return, the conduct of any audit or the defense of any litigation or other proceeding with respect to any Tax liability of the Company or ARA for any taxable period and shall retain, or shall cause to be retained, until the expiration of all applicable statutes of limitation, any records or information that may be relevant to any such Tax Return or audit.

                  SECTION 4.11 ACCESS TO RECORDS AND INFORMATION. Buyer shall provide the Shareholders' Representative, and the Shareholders' Representative shall provide Buyer, with the right, at reasonable times and upon reasonable notice, to have access to, and to copy and use, any records or information which are reasonably expected to be relevant for the taxable period for which Buyer or the Shareholders' Representative, as the case may be, is charged with filing responsibility for Tax Returns under this Agreement or otherwise in connection with the preparation of any Tax Returns, the conduct of any audits, the defense of any litigation with respect to any Tax liability, the filing of any claim for a refund of Tax or allowance of any Tax credit or any judicial or administrative proceedings relating to liability for Taxes.

                  SECTION 4.12 TAX POSITIONS. Buyer shall not, and shall not permit the Company or ARA to, unless required by Law (i) make or change any Tax election, or amend any Tax Return or take any Tax position on any Tax Return, or
(ii) take any action or omit to take any action that in any such case results in any increased Tax liability of the Company or ARA with respect to any Pre-Closing Period or any increased Straddle Period Liability.

                  SECTION 4.13 INCOME TAX LIABILITY AND REFUNDS. Any amount of income Taxes shown as due on any Tax Return for any Pre-Closing Period shall be timely paid out of the Escrow Account and is hereinafter referred to as a "Declared Pre-Closing Income Tax Liability." Any income Tax refund due in respect of any Pre-Closing Periods or Deemed Pre-Closing Periods shall be paid to the Shareholders' Representative for distribution to the Selling Shareholders in proportion to their Applicable Percentages. Buyer shall, or shall cause the Company to, file an amended return or claim for any such refund as requested by the Shareholders' Representative.

                  SECTION 4.14 NO SOLICITATION OR NEGOTIATION. Between the date of this Agreement and the earlier of (x) the Closing and (y) the termination of this Agreement, none of the Company or ARA or any of their respective Affiliates, officers, directors, representatives or agents will (a) solicit, initiate, consider, encourage or accept any other proposals or offers from any Person (i) relating to any acquisition or purchase of all or any portion of the capital stock of the Company or ARA or assets of the Company or ARA (other than Inventory to be sold in the ordinary course of business), (ii) to enter into any business combination with the Company or ARA or (iii) to enter into any other extraordinary business transaction involving or otherwise relating to the Company or ARA, or (b) participate in any discussions, conversations, negotiations and other communications regarding, or furnish to any Person any information with respect to, or otherwise cooperate in any way, assist or participate in, facilitate or encourage any effort or attempt by any other Person to seek to do any of the foregoing. The Company immediately shall cease and cause to be terminated all existing discussions, conversations, negotiations and other communications with any Persons conducted heretofore with respect to any of the foregoing. The Company shall notify the Buyer promptly if any such proposal or offer, or any inquiry or other contact with any Person with respect thereto, is made or shall have been received after the date hereof, and shall, in any such notice to the Buyer, indicate in reasonable detail the identity of the Person making such proposal, offer, inquiry or contact and the terms and conditions of such proposal, offer, inquiry or other contact. The Company agrees not to, and to cause the Company and ARA not to, without the prior written consent of the Buyer, release any Person from, or waive any provision of, any confidentiality or standstill agreement to which the Company or ARA is a party.

                  SECTION 4.15 NOVATION AGREEMENTS. The Company shall use its commercially reasonable efforts to satisfy all conditions to obtaining novation agreements with respect to Government Contracts and pass to Buyer any security clearances relating to such Contracts.

                  SECTION 4.16 FURTHER ACTION. Subject to the terms and conditions herein provided, each of the parties hereto covenants and agrees to use commercially reasonable efforts to deliver or cause to be delivered such documents and other papers and to take or cause to be taken such further actions as may be necessary, proper and advisable under applicable Laws to consummate and make effective the transactions contemplated hereby.

                                   ARTICLE V

                            CONDITIONS TO THE CLOSING

                  SECTION 5.1 GENERAL CONDITIONS. The obligations of the parties to effect the Closing shall be subject to the following conditions:

                  (a) NO ORDERS; LEGAL PROCEEDINGS. No Law or Order shall have been enacted, entered, issued, promulgated or enforced by any Governmental Entity, at what would otherwise be the Closing Date, which prohibits or restricts or would prohibit or restrict the transactions contemplated by this Agreement or which would reasonably be expected to have a Material Adverse Effect.

                  (b) HSR ACT. Any waiting period (and any extension thereof) under the Hart-Scott-Rodino Act applicable to the Merger shall have expired or shall have been terminated.

                  (c) SHAREHOLDERS' MEETING. A special meeting of the shareholders of the Company or written consent in lieu thereof shall have approved the adoption of this Agreement and the consummation of the transactions contemplated hereby.

                  SECTION 5.2 CONDITIONS TO OBLIGATIONS OF BUYER. The obligations of Buyer and Acquisition to effect the Closing shall be subject to the following conditions, except to the extent waived in writing by Buyer:

                  (a) REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The representations and warranties of the Company herein contained shall be true at and as of the Closing Date with the same effect as though made at and as of such time (except for representations and warranties which speak as of a different date, which shall be true in all material respects as of such date), except where the failure to be so true and correct would not have a Material Adverse Effect. For purposes of this Section 5.2 the representations and warranties of the Company contained in this Agreement shall be deemed to have been made without any qualification as to knowledge or materiality and, accordingly, all references in such representations and warranties to "material," "Material Adverse Effect," "in all material respects," "Material Adverse Change, "knowledge," "best knowledge" and similar terms and phrases (including, without limitation, references to dollar thresholds therein) shall be deemed to be deleted therefrom; provided that the foregoing parenthetical relating to dollar thresholds shall not apply solely for the purpose of determining the truth and correctness of the lists set forth in certain informational representations and warranties that require disclosure of lists of items of a material nature or above a specific threshold. The Company shall have in all material respects performed all obligations and complied with all covenants and conditions required by this Agreement to be performed or complied with by it at or prior to the Closing Date.

                  (b) FINANCING. The Buyer shall have received the proceeds of financing contemplated by the BT Commitment Letter. Unavailability of such funds for any reason other than a failure of the condition set forth in clause (iv) of the Section entitled "Summary of Certain of the Terms and Conditions of the Additional Senior Bank Financing - Conditions Precedents" of the BT Commitment Letter shall be deemed, solely for the purpose of this Section 5.2(b), to satisfy the condition contained in the first sentence of this Section 5.2(b).

                  (c) DISSENTING SHARES. Not more than 1,086.95 of the shares of ZMP Common Stock shall be Dissenting Shares, and there shall not be more than 2 holders of Dissenting Shares.

                  (d) CERTIFICATE. The Company shall have delivered to Buyer a certificate to the effect that the conditions of Section 5.2(a) have been satisfied, dated as of the Closing Date and signed by a senior officer to such effect.

                  (e) OPINION OF COUNSEL. Buyer shall receive at the Closing from counsel to the Company, a legal opinion dated as of the Closing Date, in form and substance as set forth in Exhibit E-1.

                  (f) RESIGNATIONS. All directors of the Company and ARA specified in writing by the Buyer within two business days prior to the Closing Date shall have resigned such directorships.

                  (g) ESCROW AGREEMENT. The Shareholders' Representative and Escrow Agent shall have entered into the Escrow Agreement.

                  (h) REPAYMENT OF INDEBTEDNESS TO THIRD PARTIES. The TCW Entities and Wells Fargo Bank N.A. shall have terminated and released all security interests, liens, mortgages, claims or other encumbrances of any kind on the assets of the Company securing such indebtedness. Buyer shall have received copies of such payoff letters and other evidences of termination and release as are reasonably satisfactory to Buyer.

                  (i) ACCOUNTANTS' OPINIONS AND CONSENTS. The Company's Auditors shall have delivered a written undertaking to provide to Buyer, at the Company's Auditors normal client rates with respect to such matters, all opinions and consents (including reports) with respect to the financial statements of the Company and ARA, if any, as are necessary for the completion of Buyer's filings with the Securities and Exchange Commission under the Securities Act and the Exchange Act until such time as such financial statements, opinions and consents are no longer required to be included in such filings by the Securities Act, the Exchange Act or the rules and regulations promulgated thereunder.

                  (j) CONSENTS. The Company shall have obtained and provided to Buyer all Approvals, Permits, consents and waivers (i) set forth on Section 5.2J of the Disclosure Schedule and (ii) the absences of which would reasonably be expected to have a Material Adverse Effect.

                  (k) FIRTPA. The Company shall have provided to Buyer a statement, issued pursuant to Treasury Regulations section 1.897-2(h), certifying that ZMP Common Stock is not a real property interest.

                  (l) NO ACTIONS. No Actions by any governmental authority or other person shall have been instituted or threatened for the purpose of enjoining or preventing, or which question the validity or legality of, the transactions contemplated by the Transaction Documents and which would reasonably be expected to have a Material Adverse Effect on Buyer if the transactions contemplated by the Transaction Documents are consummated.

                  (m) SECRETARY'S CERTIFICATE. The Company shall have delivered to Buyer a certificate executed by the Secretary of the Company, dated as of the Closing Date, certifying and attaching copies of the following documents:
(i)Articles of Incorporation of the Company, (ii) Bylaws of the Company and
(iii) resolutions of its Board of Directors authorizing and approving the Transaction Documents and the transactions contemplated thereby.

                  (n) TERMINATION OF CERTAIN ARRANGEMENTS. Any voting trusts, stockholders agreements, proxies or other similar agreements listed on Section 3.2B of the Disclosure Schedule (including, without limitation, the Voting Agreements) shall have been terminated, in each case, to the reasonable satisfaction of Buyer; provided, however, that this condition shall be satisfied even if up to two holders of Dissenting Shares fail to agree to a termination of the Stockholder Agreement.

                  (o) Approvals. All payments to be made to employees or former employees pursuant to the Success Bonuses shall have been approved in accordance with Code Section 280G(a)(5)(b) so as to be excluded from the definition of "parachute payment" under Code Section 280G.

                  SECTION 5.3 CONDITIONS TO OBLIGATIONS OF THE COMPANY. The obligations of the Company to effect the Closing shall be subject to the following conditions, except to the extent waived in writing by the Company:

                  (a) REPRESENTATIONS AND WARRANTIES AND COVENANTS. The representations and warranties of Buyer and Acquisition herein contained shall be true in all material respects at and as of the Closing Date with the same effect as though made at and as of such time (except for representations and warranties which speak as of a different date, which shall be true in all material respects as of such date). Buyer and Acquisition shall have in all material respects performed all obligations and complied with all covenants and conditions required by this Agreement to be performed or complied with by them at or prior to the Closing Date.

                  (b) CERTIFICATE. Buyer and Acquisition shall have delivered to the Company a certificate of Buyer and Acquisition to the effect that the conditions in Section 5.3(a) have been satisfied, dated as of the Closing Date and signed by a senior officer to such effect.

                  (c) OPINION OF COUNSEL. The Company shall receive at the Closing from counsel to Buyer and Acquisition, a legal opinion dated as of the Closing Date, in form and substance as set forth in Exhibit E-2.

                  (d) ESCROW AGREEMENT. The Buyer and the Escrow Agent shall have entered into the Escrow Agreement.

                  (e) SECRETARY'S CERTIFICATE. Buyer shall have delivered to the Company a certificate executed by the Secretary of Buyer, dated as of the Closing Date, certifying and attaching copies of the following documents: (i) Articles of Incorporation of Buyer, (ii) Bylaws of Buyer and (iii) resolutions of its Board of Directors authorizing and approving the Transaction Documents and the transactions contemplated thereby.

                                   ARTICLE VI

                                   TERMINATION

                  SECTION 6.1 TERMINATION. This Agreement may be terminated by:

                  (a) Buyer (who shall pay to the Company $250,000 upon exercise of the right to terminate contained in this Section 6.1(a)) at the time the Closing would otherwise have occurred if (i) all of the conditions set forth in
Section 5.1 and Section 5.2 shall have been satisfied other than those conditions that are contemplated to be satisfied at the Closing and (ii) the funds committed in the BT Commitment Letter are unavailable.

                  (b) Mutual consent in writing of the Company, Buyer and Acquisition;

                  (c) The Company or Buyer at any time after May 15, 1999 (the "Termination Date") if the Closing shall not have occurred by such date; provided, that the right to terminate this Agreement under this Section 6.1(c) shall not be available to any party whose breach of any representation or warranty or failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Closing to occur by such date.

                  (d) Buyer by written notice to the Company if any event occurs or condition exists (and cannot be cured on or prior to the Termination Date by the parties' reasonable best efforts) which would render impossible the satisfaction of one or more conditions to the obligations of Buyer to consummate the transactions contemplated by this Agreement as set forth in Section 5.1 or 5.2.

                  (e) The Company by written notice to Buyer if any event occurs or condition exists (and cannot be cured on or prior to the Termination Date by the parties' reasonable best efforts) which would render impossible the satisfaction of one or more conditions to the obligation of the Company to consummate the transactions contemplated by this Agreement as set forth in
Section 5.1 or 5.3.

                  SECTION 6.2 EFFECTS OF TERMINATION. In the event of the termination of this Agreement pursuant to Section 6.1, this Agreement shall thereafter become void and have no future effect, and no party hereto shall have any liability to the other parties hereto or their respective stockholders or directors or officers in respect thereof; provided that the obligations of the parties contained in Sections 9.8 and 9.12 shall survive any such termination; and provided further that notwithstanding anything to the contrary contained herein, a termination under Section 6.1 shall not relieve any party of any liability for a willful breach of or for any willful misrepresentation under this Agreement or be deemed to constitute a waiver of any available remedy (including specific performance if available) for any such breach or misrepresentation.

                                   ARTICLE VII

                                    INDEMNITY

                  SECTION 7.1 INDEMNIFICATION OF BUYER. From and after the Closing, Buyer, Surviving Corporation and their respective directors, officers, employees, Affiliates, agents, advisors, representatives and assigns ("Buyer Indemnitees") shall be indemnified and held harmless by the holders of ZMP Common Stock on the date hereof out of funds in the Escrow Account and/or the Glendale Escrow Account, as the case may be, available therefor, from and against any and all Losses of any such Person, directly or indirectly, as a result of, or based upon or arising from (1) any untruth or inaccuracy of any of the representations or warranties (except to the extent related to Taxes) made by the Company in Section 3.2 of this Agreement or any of the agreements or covenants (except to the extent related to Taxes) made by the Company in Article IV of this Agreement, (2) without duplication, (x) any breach of the covenant to pay any Declared Pre-Closing Income Tax Liability, (y) all Taxes of the Company or ARA relating to Pre-Closing Periods and (z) any Straddle Period Liability (collectively "Tax Losses"), (3) any amounts described in Sections 2.8(a)(iii) and (iv) hereof which are not paid on the Closing Date from the Purchase Price,
(4) Section 1300 Payments and payments required under Section 2.11 in connection with or as a result of the existence of Dissenting Shares at the Closing if and to the extent such Losses or payments exceed the Dissenting Share Amount and (5) any claims or allegations of third parties against any Indemnified Party of any violation or non-compliance with or pursuant to any Environmental Law at the Glendale Facility. Indemnification under Section 7.1(1), (2), (3) and (4) shall be available solely from the Escrow Account as provided herein. Indemnification under Section 7.1(5) shall be available solely from the Glendale Escrow Account and the Escrow Account as provided herein.

                  SECTION 7.2 INDEMNIFICATION BY BUYER. From and after the Closing, Buyer agrees to indemnify and hold harmless each of the Selling Shareholders and the directors, officers, employees, Affiliates, agents, advisors, representatives and assigns of each of the Selling Shareholders ("Seller Indemnitees") from and against any and all Losses of any of any such Person, directly or indirectly, as a result of, or based upon or arising from any material breach or nonperformance of any of the representations, warranties, covenants or agreements made by Buyer or Acquisition in or pursuant to this Agreement.

                  SECTION 7.3 PROCEDURE.

                  (a) Any party seeking indemnification with respect to any Loss or potential Loss arising from a claim (an "Indemnifiable Claim") asserted by a third party (including a notice of Tax audit or request to waive or extend a statute of limitations applicable to any Tax) shall give written notice to the party required to provide indemnity hereunder (the "Indemnifying Party"). Written notice to the Indemnifying Party of the existence of a third-party Indemnifiable Claim shall be given by the Indemnified Party within 30 days after its receipt of a written assertion of liability from the third party, including in the case of tax matters, written notice of any tax audit that might result in such a claim. The failure of any Indemnified Party to give timely notice hereunder shall not affect rights to indemnification hereunder, except and only to the extent that the Indemnifying Party demonstrates actual damage caused by such failure.

                  (b) If any claim, demand or liability is asserted by any third party against any Person entitled to indemnification hereunder (the "Indemnified Party"), the Indemnifying Party shall defend any actions or proceedings brought against the Indemnified Party in respect of matters embraced by the indemnity. If, after 10 business days following a written request by the Indemnified Party to defend any action or proceeding, the Indemnifying Party neglects to defend the Indemnified Party, the Indemnified Party may defend, compromise or settle the claim on behalf of and for the account and risk of the Indemnifying Party, who shall be bound by the result. In all cases, the party without the right to control the defense of the Indemnifiable Claim may participate in the defense at its own expense.

                  (c) Notwithstanding anything in this Section 7.3 to the contrary except as set forth in Section 7.3(b), neither the Indemnifying Party nor the Indemnified Party shall, without the written consent of the other Party, settle or compromise any Indemnifiable Claim or permit a default or consent to entry of any judgment unless the claimant and such party provide to such other Party an unqualified release from all liability in respect of the Indemnifiable Claim. Notwithstanding the foregoing, if a settlement offer solely for money damages is made by the applicable third party claimant, and the Indemnifying Party notifies the Indemnified Party in writing of the Indemnifying Party's willingness to accept the settlement offer and, subject to the limitations of Sections 7.5 and 7.6, pay the amount called for by such offer, and the Indemnified Party declines to accept such offer, the Indemnified Party may continue to contest such Indemnifiable Claim, free of any participation by the Indemnifying Party, and the amount of any ultimate liability with respect to such Indemnifiable Claim that the Indemnifying Party has an obligation to pay hereunder shall be limited to the lesser of (A) the amount of the settlement offer that the Indemnified Party declined to accept plus the Losses of the Indemnified Party relating to such Indemnifiable Claim through the date of its rejection of the settlement offer or (B) the aggregate Losses of the Indemnified Party with respect to such Indemnifiable Claim. If the Indemnifying Party makes any payment on any Indemnifiable Claim, the Indemnifying Party shall be subrogated, to the extent of such payment, to all rights and remedies of the Indemnified Party to any insurance benefits or other claims of the Indemnified Party with respect to such Indemnifiable Claim.

                  SECTION 7.4 SURVIVAL.

                  (a) Each of the representations, warranties, covenants and agreements contained in or made pursuant to this Agreement or any other Transaction Document shall expire on the first anniversary of the Closing, except that the representations contained in Section 3.2(q) and the covenants and agreements contained in clauses (2), (3), (4) and (5) of Section 7.1 shall survive the Closing and shall terminate on the third anniversary of the Closing (the period from the date hereof until the date of the termination of the related representation, warranty, covenant or agreement is referred to herein as the "Survival Period"). Except with respect to any matter as to which a claim has been asserted by notice to the other party that is pending or unresolved at the end of the pertinent Survival Period, the parties intend to shorten the statute of limitations and agree that no claims or causes of action may be brought against any of the Selling Shareholders, the Company, Acquisition or Buyer based upon, directly or indirectly, any of the representations, warranties, covenants or agreements (including covenants and agreements to indemnify) contained in or made pursuant to this Agreement or any other Transaction Document after the expiration of the pertinent Survival Period or any termination of this Agreement.

                  (b) The indemnifications provided for hereunder shall take effect upon Closing and shall remain in effect during the relevant Survival Period. Any matter as to which a claim has been asserted by notice to the other party that is pending or unresolved at the end of the pertinent Survival Period shall continue to be covered by this Article VII notwithstanding the expiration of the Survival Period with respect to such claim or the expiration of any applicable statute of limitations (which the parties hereby waive) until such matter is finally terminated or otherwise formally resolved by the parties under this Agreement or by a court of competent jurisdiction and any amounts payable hereunder are finally determined and paid. Any written notice delivered by a party with respect to a claim for indemnification shall set forth with specificity the basis of the claim and a reasonable estimate of the amount thereof.

                  SECTION 7.5 LIMITATIONS ON INDEMNIFICATION OF BUYER. In addition to the other limitations set forth herein, including the limitations set forth in Sections 7.1 and 7.4, Buyer's right to indemnification pursuant to this Article VII is subject to the following limitations:

                  (a) No indemnification shall be made unless the aggregate amount of Losses sustained by Buyer Indemnitees under Sections 7.1(1) and (5) (such amount, "Buyer Losses") exceeds $250,000 and, in such event, indemnification shall be made only to the extent Buyer Losses exceed $250,000 (it being understood that any Buyer Losses sustained prior to the expiration of a Survival Period shall continue to be counted for purposes of this Section 7.5(a) in determining whether Buyer is entitled to indemnification). The limitation under the first sentence of this Section 7.5(a) shall not apply to Buyer's right to indemnification pursuant to Section 7.1(2), (3) and (4) (it being understood that in all such cases, Buyer shall be entitled to seek indemnity immediately) and any Losses for which the Buyer is indemnified under such sections shall not count towards determining whether Buyer Losses exceed $250,000.

                  (b) Notwithstanding anything to the contrary herein, the parties hereto agree that any amounts payable under or pursuant to this Article VII (other than pursuant to Section 7.1(5)) to any Buyer Indemnitee or in respect of any Buyer Losses (including any settlement of any Indemnifiable Claims in accordance with Section 7.3(c)) will be paid solely out of the Escrow Account, in accordance with this Agreement and the Escrow Agreement, and none of the Selling Shareholders will have any obligation to make (or otherwise with respect to) any such payments other than from the Escrow Account. In addition, notwithstanding anything to the contrary herein, the parties hereto agree that any amounts payable or pursuant to Section 7.1(5) to any Buyer Indemnitee or in respect of Buyer Losses (including any settlement of any Indemnifiable Claims in accordance with Section 7.3(c)) will be solely out of the Escrow Account and the Glendale Escrow Account in accordance with this Agreement and the Escrow Agreement, and none of the Selling Shareholders will have any obligation to make or otherwise with respect to any such payments other than from the Escrow Account and the Glendale Escrow Account.

                  (c) The amount of any Buyer Losses shall be reduced by any amount received by Buyer Indemnitees with respect thereto under any insurance coverage or for any other party alleged to be responsible therefor. Buyer Indemnitees shall use commercially reasonable efforts to collect any amounts available under such insurance coverage and from such other party alleged to have responsibility. If a Buyer Indemnitee receives an amount under insurance coverage or from such other party with respect to Buyer Losses at any time subsequent to any indemnification pursuant to this Section 7.5, then such Buyer Indemnitee shall promptly reimburse the Escrow Account for any payment made, including expenses incurred, from the Escrow Account in connection with providing such indemnification up to such amount received by the Buyer Indemnitee.

                  SECTION 7.6 LIMITATIONS ON INDEMNIFICATION BY BUYER. In addition to the other limitations set forth herein, including the limitations set forth in Sections 7.2 and 7.4, Buyer's obligation to indemnify pursuant to this Article VII is subject to the following limitations:

                  (a) No indemnification shall be made by Buyer unless the aggregate amount of Losses claimed by Seller Indemnitees under Section 7.2 (such amount, "Seller Losses") exceeds $250,000 and, in such event, indemnification shall be made by the Buyer only to the extent Seller Losses exceed $250,000.

                  (b) The amount of any Seller Losses shall be reduced by any amount received by Seller Indemnitees with respect thereto under any insurance coverage or for any other party alleged to be responsible therefor. Seller Indemnitees shall use best efforts to collect any amounts available under such insurance coverage and from such other party alleged to have responsibility. If a Seller Indemnitee receives an amount under insurance coverage or from such other party with respect to Seller Losses at any time subsequent to any indemnification provided by Buyer pursuant to this Section 7.6, then such Seller Indemnitee shall promptly reimburse Buyer for any payment made or expense incurred by Buyer in connection with providing such indemnification up to such amount received by the Seller Indemnitee.

                  SECTION 7.7 NO SPECULATIVE DAMAGES. Notwithstanding anything to the contrary elsewhere in this Agreement, no party (or any of its Affiliates) shall, in any event, be liable to the other party (or any of its Affiliates) for any speculative damages or remote consequential damages of such other party (or any of its Affiliates), including loss of speculative future revenue or income, or loss of business reputation or opportunity relating to the breach or alleged breach hereof.

                  SECTION 7.8 EXCLUSIVE REMEDY. The remedies provided for in this Article VII, as limited by the provisions of this Article VII, shall constitute the sole and exclusive remedy for any post-Closing claims made for breach of this Agreement or otherwise in connection with the transactions contemplated hereby; provided that nothing herein shall extinguish or limit any claim based on fraud.

                  SECTION 7.9 ADJUSTMENT TO MERGER CONSIDERATION. Any payment pursuant to this Article VII shall be treated for Tax purposes as an adjustment to the Merger Consideration.

                  SECTION 7.10 TAX ADJUSTMENTS. Any amounts payable by the Indemnifying Party to or on behalf of an Indemnified Party in respect of a Loss shall be adjusted as follows. The Indemnified Party shall reimburse the Indemnifying Party an amount equal to the present value amount of the net reduction in any year in the liability for Taxes of the Indemnified Party or any member of a consolidated or combined tax group of which the Indemnified Party is, or was at any time, part, which reduction will be realized (either through the reduction of a Tax liability or the increase of a Tax loss or credit) with respect to any period after the Closing Date and which reduction would not have been realized but for the amounts paid (or any audit adjustment or deficiency with respect thereto, if applicable) in respect of a Loss for which the Indemnified Party is indemnified by the Indemnifying Party pursuant to this Agreement, or amounts paid by the Indemnified Party pursuant to this paragraph (a "Net Tax Benefit"). The present value amount of the Net Tax Benefit shall be determined by: (i) using a discount rate equal to the mid-term applicable federal rate (under Section 1274(d) of the Code) in effect on the date by which the payment subject to the Net Tax Benefit adjustment is due, (ii) discounting back to the date by which the payment subject to the Net Tax Benefit adjustment is due and (iii) using reasonable assumptions regarding the date (or dates) on which such Net Tax Benefit will be realized, which assumptions must be verified by an independent certified public accountant chosen by the Indemnifying Party if requested by the Indemnifying Party. Each party agrees to provide the other party or their designated representatives with assistance and such documents and records reasonably requested by them that are relevant to their ability to determine when a Net Tax Benefit will be realized, including but not limited to copies of Tax Returns, estimated tax payments, schedules, and related supporting documents. In the event the parties are unable to agree on the amount, the parties shall engage the Tax Arbitrator to resolve the matter, whose decision shall be final and binding upon the parties and not subject to review or challenge of any kind.


                                  ARTICLE VIII

                                     ESCROW

                  SECTION 8.1 ASSERTION OF INDEMNIFIABLE CLAIMS. From time to time during the pertinent Survival Period, Buyer (on its own behalf or on behalf of the Company) or its successors or assigns may assert a claim that it or a Buyer Indemnitee is entitled to indemnification pursuant to Section 7.1 (any such claim for indemnification under Section 7.1(1), (2), (3) or (4), a "Claim" and any such claim for indemnification under Section 7.1(5), a "Glendale Claim") and demand satisfaction thereof out of the Escrow Account and/or the Glendale Escrow Account by sending a written notice to the Shareholders' Representative. If the Shareholders' Representative shall receive such notice from Buyer before any termination of the pertinent Survival Period, the notice shall be deemed to represent a pending Claim (or Claims) or Glendale Claim (or Claims), as the case may be. Any such notice of a Claim or a Glendale Claim shall be effective only if the Shareholders' Representative receives a certificate from an executive officer of Buyer to the effect that the Buyer Indemnitees are entitled to indemnification therefor pursuant to Article VII, along with a reasonable description of the Claim or Glendale Claim, the relevant representations, warranties, covenants or agreements for the breach of which indemnification is being sought, the dollar amount thereof, copies of any documentation related thereto and any other information reasonably requested by Shareholders' Representative to support such Claim or Glendale Claim.

                  SECTION 8.2 RESOLUTION OF CLAIMS; PAYMENTS. (a) Upon the final resolution of any Claim and a final determination that any amount is owing in respect thereof to Buyer, or, in the case of any Claim in respect of any Tax Losses relating to any Straddle Period Liability or any payment of any Declared Pre-Closing Income Tax Liability, immediately prior to the due date (including extensions) for filing the relevant Tax Return, Buyer and the Shareholders' Representative shall jointly instruct Escrow Agent, in writing, to make the pertinent payment to Buyer or the relevant taxing authority. Upon the final resolution of all claims relating to Dissenting Shares, Buyer and the Shareholders' Representative shall jointly instruct the Escrow Agent, in writing, to pay the excess of $200,000 over the amount payable to Buyer or the Surviving Corporation in respect of such claims, if any, to the Selling Shareholders in proportion to their respective Applicable Percentages. Upon the final resolution of (x) between the first and the third anniversaries of the Closing, any Claim other than a Claim relating to a purported untruth or inaccuracy of the representation contained in Section 3.2(q) or to indemnification under clauses (2), (3), (4) or (5) of Section 7.1 and (y) thereafter, any claim, Buyer and the Shareholders' Representative shall jointly instruct the Escrow Agent, in writing, to pay the excess of the amount reserved in respect of such Claim over the amount payable to Buyer in respect thereof, if any, to the Selling Shareholders in proportion to their respective Applicable Percentages; provided if the aggregate amount in the Escrow Account would be less than the sum of (1) $1,500,000 and (2) an amount by which $200,000 exceeds any payments made (A) to Buyer Indemnitees in respect of indemnification under clause (4) of Section 7.1 plus (B) any payments made to the Shareholders' Representative under the second sentence of this Section 8.2 after any such payment is proposed to be made such payment shall be reduced to the extent necessary to avoid such result.

                  (b) Upon the final resolution of any Glendale Claim, Buyer and Shareholders' Representative shall jointly instruct Escrow Agent, in writing, to make the pertinent payment to Buyer from the Glendale Escrow Account and/or the Escrow Account, as applicable.

                  SECTION 8.3 PERIODIC PAYMENTS FROM THE ESCROW ACCOUNTS.

                  (a) Buyer and the Shareholders' Representative shall, ten days following the first anniversary of the Closing, jointly instruct Escrow Agent, in writing, to pay to the Selling Shareholders in proportion to their respective Applicable Percentages an amount, if any, equal to $1,500,000 minus the sum of
(w) the amount of all pending Claims, (x) the amount of all prior payments out of the Escrow Account in respect of Claims other than any such pending Claims or payments in respect of Claims relating to Dissenting Shares, (y) the amount of all payments made to Buyer pursuant to Sections 2.10 and 2.12 and (z) to the extent that Buyer has delivered a statement pursuant to Section 2.12 requesting payment in accordance therewith, the amount of such payment so requested.

                  (b) If on or at any time after the third anniversary of the Closing the amount on deposit in the Escrow Account exceeds the amount of all then pending Claims, Buyer and the Shareholders' Representative shall jointly instruct the Escrow Agent, in writing, to pay to the Selling Shareholders in proportion to their respective Applicable Percentages, the amount of such excess.

                  (c) If on or at anytime after the date that is 18 months after the Closing, the amount on deposit in the Glendale Escrow Account exceeds the amount of all then pending Glendale Claims to be paid from the Glendale Escrow Account, Buyer and Shareholders' Representative shall jointly instruct the Escrow Agent, in writing, to pay to the Selling Shareholders in proportion to their Applicable Percentages, the amount of such excess.

                  (d) No less frequently than quarterly, Buyer and the Shareholders' Representative shall jointly instruct the Escrow Agent, in writing, to pay to the Selling Shareholders in proportion to their respective Applicable Percentages, 50% of the earnings on amounts on deposit in the Escrow Account, provided that prior to any such payments all expenses due and owing to the Escrow Agent shall be paid in full.

                  (e) If the Shareholders' Representative so requests, any instruction to the Escrow Agent to pay any amount to the Selling Shareholders may state that a portion thereof should instead be paid to the Shareholders' Representative to defray the Shareholders' Representative's past or future out-of-pocket expenses in carrying out its responsibilities hereunder.

                  (f) Whenever the Shareholders Representative and/or the Selling Shareholders shall be entitled to receive a distribution from the Escrow Account or the Glendale Escrow Account (other than a distribution of current earnings) the Escrow Agent shall first pay out of such distribution the amount of the incremental Success Bonuses due to the persons entitled to receive Success Bonuses as a result of any such proposed distribution and no amount shall be paid to any Selling Shareholder unless and until all such incremental Success Bonuses are so paid.

                  SECTION 8.4 TERMINATION OF THE ESCROW ACCOUNT. When all pending Claims have been finally resolved and paid as set forth in Section 8.2, the escrow with respect to the Escrow Account shall terminate; provided, however, that if at any time prior thereto the amount on deposit in the Escrow Account shall equal zero, then the escrow shall terminate at such earlier time.

                                   ARTICLE IX

                                  MISCELLANEOUS

                  SECTION 9.1 AMENDMENTS; WAIVERS. This Agreement and any schedule or exhibit attached hereto may be amended only by agreement in writing of all parties.

                  SECTION 9.2 SCHEDULES; EXHIBITS; INTEGRATION.

                  (a) Each schedule and exhibit delivered pursuant to the terms of this Agreement shall be in writing and shall constitute a part of this Agreement, although schedules need not be attached to each copy of this Agreement. This Agreement, together with such schedules and exhibits, constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements and understandings of the parties in connection therewith.

                  (b) Any fact or item which is clearly disclosed on any schedule or exhibit delivered pursuant to this Agreement or in the financial statements delivered pursuant to this Agreement in such a way as to make its relevance or applicability to a representation or representations made elsewhere in this Agreement or to the information called for by another schedule or other schedules (or exhibit or other exhibits) to this Agreement reasonably apparent shall be deemed to be an exception to such representation or representations or to be disclosed on such other schedule or schedules (or exhibit or exhibits), as the case may be, notwithstanding the omission of a reference or cross-reference thereto.

                  SECTION 9.3 FURTHER ASSURANCES. The parties hereto each agree to execute, make, acknowledge, and deliver such instruments, agreements and other documents as may be reasonably required to effectuate the purposes of this Agreement and to consummate the transactions contemplated hereby.

                  SECTION 9.4 GOVERNING LAW. This Agreement, the legal relations between the parties and any Action, whether contractual or non-contractual, instituted by any party with respect to matters arising under or growing out of or in connection with or in respect of this Agreement shall be governed by and construed in accordance with the Laws of the State of California applicable to contracts made and performed in such State and without regard to conflicts of law doctrines, except to the extent that certain matters are preempted by federal law. Each party hereby irrevocably submits to and accepts for itself and its properties, generally and unconditionally, the exclusive jurisdiction of and service of process pursuant to the Laws of the State of California and the rules of its courts, waives any defense of forum non conveniens and agrees to be bound by any judgment rendered thereby arising under or out of in respect of or in connection with this Agreement or any related document or obligation. Each party further irrevocably designates and appoints the individual identified in or pursuant to Section 9.11 hereof to receive notices on its behalf, as its agent to receive on its behalf service of all process in any such Action before any body, such service being hereby acknowledged to be effective and binding service in every respect. A copy of any such process so served shall be mailed by registered mail to each party at its address provided in Section 9.11; provided that, unless otherwise provided by applicable Law, any failure to mail such copy shall not affect the validity of the service of such process. If any agent so appointed refuses to accept service, the designating party hereby agrees that service of process sufficient for personal jurisdiction in any action against it in the applicable jurisdiction may be made by registered or certified mail, return receipt requested, to its address provided in Section 9.11. Each party hereby acknowledges that such service shall be effective and binding in every respect. Nothing herein shall affect the right to serve process in any other manner permitted by Law or shall limit the right of any party to bring any action or proceeding against the other party in any other jurisdiction.

                  SECTION 9.5 NO ASSIGNMENT. Neither this Agreement nor any rights or obligations under it are assignable.

                  SECTION 9.6 HEADINGS. The descriptive headings of the Articles, Sections and subsections of this Agreement are for convenience only and do not constitute a part of this Agreement.

                  SECTION 9.7 COUNTERPARTS. This Agreement and any amendment hereto or any other agreement (or document) delivered pursuant hereto may be executed in one or more counterparts and by different parties in separate counterparts. All of such counterparts shall constitute one and the same agreement (or other document) and shall become effective (unless otherwise provided therein) when one or more counterparts have been signed by each party and delivered to the other party.

                  SECTION 9.8 CONFIDENTIALITY. All information disclosed by any party (or its representatives) whether before or after the date hereof, in connection with the transactions contemplated by, or the discussions and negotiations preceding, this Agreement to any other party (or its representatives) shall be kept confidential by such other party and its representatives and shall not be used by any Persons other than as contemplated by this Agreement, except to the extent that such information (i) was known by the recipient when received, (ii) is or hereafter becomes lawfully obtainable from other sources, (iii) is necessary or appropriate to disclose to a Governmental Entity having jurisdiction over the parties, (iv) as may otherwise be required by Law or (v) to the extent such duty as to confidentiality is waived in writing by the other party. The obligations in this Section 9.8 shall survive until the fifth anniversary of the date hereof. If this Agreement is terminated, each party shall use all reasonable efforts to return upon written request from the other party all documents (and reproductions thereof) received by it or its representatives from such other party (and, in the case of reproductions, all such reproductions made by the receiving party) that include information not within the exceptions contained in the first sentence of this
Section 9.8, unless the recipients provide assurances reasonably satisfactory to the requesting party that such documents have been destroyed.

                  SECTION 9.9 PARTIES IN INTEREST. This Agreement shall be binding upon and inure to the benefit of each party, and, except as stated in the next sentence, nothing in this Agreement, express or implied, is intended to confer upon any other Person any rights or remedies of any nature whatsoever under or by reason of this Agreement. Notwithstanding anything to the contrary herein or in any other Transaction Document, each of the Selling Shareholders are intended to be, and are hereby expressly made, third party beneficiaries of Articles VII and VIII and the Escrow Agreement. Nothing in this Agreement is intended to relieve or discharge the obligation of any third person to (or to confer any right of subrogation or action over against) any party to this Agreement.

                  SECTION 9.10 PERFORMANCE BY SUBSIDIARIES. Each party agrees to cause its Subsidiaries to comply with any obligations hereunder relating to such Subsidiaries and to cause its Subsidiaries to take any other action which may be necessary or reasonably requested by the other party in order to consummate the transactions contemplated by this Agreement.

                  SECTION 9.11 NOTICES. Any notice or other communication hereunder must be given in writing and (a) delivered in person, (b) transmitted by facsimile, (c) mailed by certified or registered mail, postage prepaid, receipt requested or (d) overnight delivery service, as follows:

        IF TO BUYER, ADDRESSED TO:

        TransDigm Inc.
        26380 Curtiss Wright Parkway
        Richmond Heights, Ohio  44143
        Attention: Peter Radekevich
        Telecopy: (216) 289-4937

        WITH A COPY TO:

        Latham & Watkins
        885 Third Avenue
        New York, NY  10022
        Attention: Richard M. Trobman, Esq.
        Telecopy: (212) 751-4864

        IF TO THE COMPANY OR THE SHAREHOLDERS' REPRESENTATIVE, ADDRESSED TO SUCH
        PERSON:

        c/o TCW Capital
        200 Park Avenue, Suite 2200
        New York, New York 10166
        Attention: Raymond F. Henze III
        Telecopy: (212) 771-4024

        WITH A COPY TO:

        O'Melveny & Myers LLP
        Citicorp Center
        153 East 53rd Street
        50th Floor
        New York, New York 10022-4611
        Attention: Jeffrey J. Rosen, Esq.
        Telecopy: (212) 326-2061


or to such other address or to such other person as either party shall have last designated by such notice to the other party. Each such notice or other communication shall be effective (i) if given by telecommunication, when transmitted to the applicable number so specified in (or pursuant to) this
Section 9.11 and an appropriate answerback is received, (ii) if given by mail, three days after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (iii) if given by any other means, when actually received at such address.

                  SECTION 9.12 EXPENSES. Buyer will pay all of its own expenses incident to the negotiation, preparation and performance of this Agreement and the transactions contemplated hereby, including the fees, expenses and disbursements of its investment bankers, accountants and counsel.

                  SECTION 9.13 REMEDIES; WAIVER. Except to the extent this
Section 9.13 is inconsistent with any other provision in this Agreement (including without limitation Section 7.8) or applicable Law, all rights and remedies existing under this Agreement and any related agreements or documents are cumulative to and not exclusive of, any rights or remedies otherwise available. No failure on the part of any party to exercise or delay in exercising any right hereunder shall be deemed a waiver thereof, nor shall any single or partial exercise preclude any further or other exercise of such or any other right.

                  SECTION 9.14 ATTORNEY'S FEES. In the event of any Action by any party arising under or out of, in connection with or in respect of, this Agreement, the prevailing party shall be entitled to reasonable attorney's fees, costs and expenses incurred in such Action, unless a court determines that such fees, costs and expenses should be allocated in a different manner.

                  SECTION 9.15 KNOWLEDGE CONVENTION. Whenever used in this Agreement or in any schedule, exhibit, certificate or other documents delivered to any party pursuant to this Agreement or any other Transaction Document, "to the knowledge of the Company", "to the best knowledge of the Company" and words or phrases of similar import shall mean the actual knowledge of the employees listed on Schedule 9.15 hereto, after due inquiry, which shall be satisfied by any such employee's consultation with senior management, and (ii) "to the knowledge of the Buyer", "to the best knowledge of the Buyer" and words or phrases of similar import shall mean the actual knowledge of the executive officers of the Buyer, after due inquiry, which shall be satisfied by consultation with senior management.

                  SECTION 9.16 REPRESENTATION BY COUNSEL; INTERPRETATION. The Company, Acquisition and Buyer each acknowledge that each party to this Agreement or any other Transaction Document has been represented by counsel in connection with this Agreement or such other Transaction Document and the transactions contemplated hereby or thereby. Accordingly, any rule of Law or any legal decision that would require interpretation of any claimed ambiguities in this Agreement or such other Transaction Document against the party that drafted it has no application and is expressly waived. The provisions of this Agreement and the other Transaction Documents shall be interpreted in a reasonable manner to effect the intent of the parties hereto. Whenever the words "include", "includes" or "including" are used in this Agreement or any other Transaction Document, they shall be deemed to be followed by the words "without limitation."

                  SECTION 9.17 WAIVER OF JURY TRIAL. Each party waives any right to a trial by jury in any Action to enforce or defend any right under this Agreement or any other related document and agrees that any Action shall be tried before a court and not before a jury.

                  SECTION 9.18 SEVERABILITY. If any provision of this Agreement is determined to be invalid, illegal or unenforceable by any Governmental Entity, the remaining provisions of this Agreement to the extent permitted by Law shall remain in full force and effect, unless doing so would result in an interpretation of this Agreement which is manifestly unjust.

                  SECTION 9.19 APPOINTMENT OF SHAREHOLDERS' REPRESENTATIVE. At the Effective Time and without any action on the part of any Person, TCW Special Placements Fund II, a California limited partnership, will be appointed as the representative (the "Shareholders'

Representative") of the holders of the ZMP Shares immediately prior to the Effective Time (and any holder of Dissenting Shares at such time which can later be treated as ZMP shares as of such time) for the purposes of carrying out the functions required of the Shareholders' Representative set forth in this Agreement and the Escrow Agreement. Any action or decision taken by the Shareholders' Representative shall be binding and conclusive on such holders of the ZMP Shares, and may be relied upon by Buyer. By accepting the Merger Consideration, each Selling Shareholder will agree to indemnify and hold harmless the Shareholders' Representative for any act or failure to act of Shareholders' Representative taken on behalf of such Person, except for the Shareholders' Representative's gross negligence or willful misconduct. In the event that the Shareholders' Representative becomes no longer able to carry out its functions, a replacement Shareholders' Representative will be appointed if prior to the Effective Time, by the Board of Directors of the Company, and, if at or after the Effective Time, by majority vote of the Selling Shareholders based upon the number of the ZMP Shares held immediately prior to the Effective Time by each such Person. From time to time the Shareholders' Representative shall be entitled to withhold from any amounts payable to the Selling Shareholders such amounts (or estimated amounts) as it deems appropriate to cover any expenses incurred by or on behalf of any of the Company, the Selling Shareholders and the Shareholders' Representative related to this Agreement, the Escrow Agreement or any other Transaction Document.

                  SECTION 9.20 ENTIRE AGREEMENT. This Agreement, the Voting Agreement and the Escrow Agreement constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, other than the Confidentiality Agreement, which shall survive the execution and delivery of this Agreement.

                  [Remainder of page intentionally left blank]

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written:


                      TRANSDIGM INC.

                      By:    /s/ Douglas Peacock
                             ----------------------------------
                      Name:  Douglas Peacock
                             ----------------------------------
                      Title: Chief Executive Officer
                             ----------------------------------


                      ARA ACQUISITION CORPORATION

                      By:    /s/ Douglas Peacock
                             ----------------------------------
                      Name:  Douglas Peacock
                             ----------------------------------
                      Title: Chief Executive Officer
                             ----------------------------------

                      ZMP, INC.,
                      a California corporation

                      By:    /s/ Charles A. Collins
                             ----------------------------------
                      Name:  Charles A. Collins
                             ----------------------------------
                      Title: President
                             ----------------------------------

                     TCW SPECIAL PLACEMENTS FUND II,
                     a California limited partnership, solely in its capacity as Shareholders' Representative

                     By:   TCW CAPITAL
                           By:  TCW ASSET MANAGEMENT COMPANY,
                                its Managing General Partner

                                By:    /s/ Raymond F. Henze III
                                       ----------------------------------
                                Name:  Raymond F. Henze III
                                       ----------------------------------
                                Title: Group Managing Director
                                       ----------------------------------


                                By:    /s/ Bryant C. Binder
                                       ----------------------------------
                                Name:  Bryant C. Binder
                                       ----------------------------------
                                Title: Vice President
                                       ----------------------------------

                                    EXHIBIT A

                          [FORM OF AGREEMENT OF MERGER]

                               AGREEMENT OF MERGER


                  AGREEMENT OF MERGER entered into on ________________, 1999, by and among ZMP, Inc., a California corporation (the "COMPANY"), TransDigm Inc., a Delaware corporation ("PARENT"), and ARA Acquisition Corporation, a California corporation and a wholly-owned subsidiary of Parent ("Acquisition Subsidiary").

                  1. Acquisition Subsidiary, which is a corporation incorporated under the General Corporation Law of the State of California, and which is sometimes hereinafter referred to as the "DISAPPEARING CORPORATION," shall be merged with and into the Company, which is a corporation incorporated under the General Corporation Law of the State of California, and which is sometimes hereinafter referred to as the "SURVIVING CORPORATION."

                  2. The separate existence of the disappearing corporation shall cease upon the effective date of the merger.

                  3. The surviving corporation shall continue its existence pursuant to the provisions of the General Corporation Law of the State of California.

                  4. Upon consummation of the merger, the Articles of Incorporation of the surviving corporation shall be amended in their entirety to read as set forth in Exhibit 1 attached hereto.

                  5. Each outstanding share of the common stock of the disappearing corporation shall, upon the effective date of the merger, be converted into one share of the common stock of the surviving corporation.

                  6. Each share of the capital stock of the Company issued and outstanding immediately prior to the effectiveness of the merger (which consists of 105,435 shares of common stock) shall, upon the effective date of the merger, be converted into the right to receive $_______ in cash (the "MERGER CONSIDERATION"). The Merger Consideration is subject to adjustment for payments of indebtedness for borrowed money, accrued interest thereon, the amount of success bonuses to be paid to the Company's management, certain transaction costs and indemnification claims, and for changes in net working capital and the failure of the Surviving Corporation to enter into a certain contractual arrangement, as provided in or pursuant to the Agreement and Plan of Reorganization (the "PLAN OF REORGANIZATION") dated as of [___________], 1999 among Parent, Acquisition Subsidiary, the Company and TCW Special Placements Fund II, a California limited partnership solely in its capacity as Shareholders' Representative, and, pursuant to the Plan of Reorganization, a portion of the Merger Consideration will be held in escrow accounts which will satisfy adjustments based solely on changes in net working capital, the failure of the surviving corporation to enter into a certain contractual arrangement and indemnification claims. A copy of the Plan of Reorganization shall be maintained at the principal executive offices of the surviving corporation and shall be provided without charge to any shareholder of Parent, the disappearing corporation or the surviving corporation upon written request therefor.

                  7. The merger shall have the effects set forth in Section 1107 of the General Corporation Law of the State of California.

                  8. The disappearing corporation and the surviving corporation hereby agree that they will cause to be executed and filed and/or recorded any document or documents prescribed by the laws of the State of California, and that they will cause to be performed all necessary acts therein and elsewhere to effectuate the merger.

                  [Remainder of page intentionally left blank]

                  IN WITNESS WHEREOF, Parent, Acquisition Subsidiary and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

                                     "Parent"

                                     TransDigm Inc.,
                                     a Delaware corporation





                                     By:
                                            ---------------------------------
                                     Name:
                                            ---------------------------------
                                     Title:
                                            ---------------------------------




                                     By:
                                            ---------------------------------
                                     Name:
                                            ---------------------------------
                                     Title:
                                            ---------------------------------





                                     "Acquisition Subsidiary"

                                     ARA Acquisition Corporation,
                                     a California corporation





                                     By:
                                            ---------------------------------
                                     Name:
                                            ---------------------------------
                                     Title:
                                            ---------------------------------





                                     By:
                                            ---------------------------------
                                     Name:
                                            ---------------------------------
                                     Title:
                                            ---------------------------------

                                     "Company"

                                     ZMP, Inc.,
                                     a California corporation





                                     By:
                                            ---------------------------------
                                     Name:
                                            ---------------------------------
                                     Title:
                                            ---------------------------------




                                     By:
                                            ---------------------------------
                                     Name:
                                            ---------------------------------
                                     Title:
                                            ---------------------------------

                                   CERTIFICATE
                       OF APPROVAL OF AGREEMENT OF MERGER


                     and            certify that:
        -------------   ------------
                  (a) They are the President and the Secretary, respectively, of ZMP, Inc., a corporation organized under the laws of the State of California (the "CORPORATION").

                  (b) The Corporation has authorized one class of stock, designated Common Stock.

                  (c) The number of outstanding shares of Common Stock of the Corporation entitled to vote on the Record Date, ______________, 1999, for the Special Meeting or for the written consent of the Shareholders of the Corporation was 105,435 shares.

                  (d) The principal terms of the agreement relating to the merger of ___________________, a California corporation, with and into the Corporation (the "MERGER") in the form attached were approved by the Corporation's Board of Directors and by the vote of a number of shares of Common Stock which equaled or exceeded the vote required.

                  (e) The percentage vote required of the holders of Common Stock entitled to vote in connection with the Merger is more than 50%.




                       ----------------------------------
                       Title: President


                       ----------------------------------
                       Title: Secretary
                  declares under penalty of perjury under the laws of the State of California that he has read the foregoing certificate and knows the contents thereof and that the same is true of his own knowledge.

Dated:               ,1999
      --------------
               [City], California
--------------



                                      Name:
                                           --------------



                  declares under penalty of perjury under the laws of the State of California that he has read the foregoing certificate and knows the contents thereof and that the same is true of his own knowledge.

Dated:               ,1999
      --------------
               [City], California
--------------



                                      Name:
                                           --------------

                                   CERTIFICATE
                       OF APPROVAL OF AGREEMENT OF MERGER


                     and            certify that:
        -------------   ------------

                  1. They are the President and the Secretary, respectively, of ARA Acquisition Corporation, a corporation organized under the laws of the State of California (the "CORPORATION").

                  2. The Corporation has authorized one class of stock, designated Common Stock, of which _____________ were entitled to vote.

                  3. The principal terms of the agreement relating to the merger of the Corporation with and into ZMP, Inc., a California corporation, (the "MERGER") in the form attached were approved by the Corporation's Board of Directors and by the vote of a number of shares of each class which equaled or exceeded the vote required.

                  4. The percentage vote required of the Common Stock entitled to vote in connection with the Merger is more than 50%.






                       ----------------------------------
                       Title: President


                       ----------------------------------
                       Title: Secretary
                  declares under penalty of perjury under the laws of the State of California that he has read the foregoing certificate and knows the contents thereof and that the same is true of his own knowledge.

Dated:               ,1999
      --------------
               [City], California
--------------



                                      Name:
                                           --------------





                  declares under penalty of perjury under the laws of the State of California that he has read the foregoing certificate and knows the contents thereof and that the same is true of his own knowledge.

Dated:               ,1999
      --------------
               [City], California
--------------



                                      Name:
                                           --------------

                                    EXHIBIT 1


                            ARTICLES OF INCORPORATION
                                       OF
                                    ZMP, INC.

                                    EXHIBIT B

                           [FORM OF ESCROW AGREEMENT]

                                ESCROW AGREEMENT


                  THIS ESCROW AGREEMENT is entered into as of ____________, 1999 by and among TransDigm Inc., a Delaware corporation ("BUYER"), the Shareholders' Representative, chosen as the representative for the Selling Shareholders in accordance with the terms of the Plan of Reorganization (defined below), and Wells Fargo Bank, N.A. ("ESCROW AGENT").

                                R E C I T A L S:

                  WHEREAS, the Boards of Directors of Buyer, ARA Acquisition Corporation, a California corporation ("ACQUISITION"), and ZMP, Inc., a California corporation (the "COMPANY"), have deemed it advisable and in the best interests of their respective stockholders to combine the businesses of Acquisition and Company;

                  WHEREAS, Buyer, Acquisition, the Company and the Shareholders' Representative have therefore entered into that certain Agreement and Plan of Reorganization dated March __, 1999 (the "PLAN OF REORGANIZATION"; capitalized terms used herein without definition shall have the meanings given such terms in the Plan of Reorganization), which provides the terms and conditions for the combination of the businesses of Acquisition and Company; and

                  WHEREAS, the Plan of Reorganization provides for (i) post-closing adjustments to the Purchase Price under certain circumstances and
(ii) Selling Shareholders to indemnify Buyer under certain circumstances; and

                  WHEREAS, the parties desire to arrange for such escrow and appoint Escrow Agent as escrow agent in accordance with the terms hereof.

                  NOW, THEREFORE, in consideration of the closing of the transactions contemplated by the Plan of Reorganization and the agreements herein the parties agree as follows:

                  SECTION 1. APPOINTMENT OF ESCROW AGENT. Escrow Agent is hereby appointed to act as escrow agent in accordance with the terms hereof, and Escrow Agent hereby accepts such appointment. Escrow Agent shall have all the rights, powers, duties and obligations provided herein.

                  SECTION 2. DEPOSIT OF ESCROW ASSETS. A total of $__________ by wire transfer in immediately available funds (the "ESCROW FUNDS") is hereby delivered and deposited with the Escrow Agent, the receipt of which is hereby acknowledged by the Escrow Agent. The Escrow Agent shall hold $__________ of such funds in one account (the "Escrow Account") and

$__________ of such funds in a separate account (the "Glendale Escrow Account") in accordance with the terms of this Escrow Agreement.

                  SECTION 3. INVESTMENT. Unless jointly instructed otherwise in writing by Buyer and Shareholders' Representative, Escrow Agent shall invest the Escrow Funds subject to the following limitations:

                  (a) DEBT INVESTMENTS. Escrow Agent shall invest the Escrow Funds pursuant to joint written instructions from Buyer and the Shareholders' Representative. If no such joint instruction is received, Escrow Agent shall invest the Escrow Funds in debt instruments having maturities of not more than 180 days and that satisfy one of the following requirements: (i) certificates of deposit of banks, savings and loan associations or trust companies (including the Escrow Agent) organized under the laws of the United States of America, or any state thereof, which have capital and surplus of at least $250,000,000, (ii) direct obligations of the United States of America or its agencies or instrumentalities as to which principal and interest constitute full faith and credit obligations of the United States of America, (iii) commercial paper or other debt instruments rated not less than prime 1 or A-1 or their equivalent by Moody's Investor's Service or Standard & Poor's Ratings Services or their successors, (iv) "money market" mutual funds (including mutual funds to which Escrow Agent or its Affiliates provide investment advisory, custodial, shareholder or other services) required by their most recent prospectus to invest at least 80% of their assets in the foregoing, or (v) pooled or commingled investment vehicles administered by a bank meeting the foregoing size requirement that is limited to investments as described above.

                  (b) INCOME. All income on the Escrow Account and the Glendale Escrow Account actually earned and not distributed pursuant to
                  Section 7 hereof shall be reported as income of the Selling Shareholders for tax purposes, and distributed to Selling Shareholders as directed by the Shareholders' Representative and Buyer from time to time and, in any case, within 5 days of the end of such calendar quarter.

                  (c) OTHER PROVISIONS. Escrow Agent may sell or present for redemption any obligations so purchased whenever it shall be necessary in order to provide money to meet payments hereunder, and shall not be liable or responsible for any loss resulting from any investment. Escrow Agent may act as principal or agent in the making in disposing of any investment.

                  SECTION 4. ESCROW AGENT'S RESPONSIBILITIES. Escrow Agent shall distribute money out of the Escrow Account and the Glendale Escrow Account only upon its receipt of any of the following:

                  (1) Written instructions from each of the Shareholders' Representative and Buyer; or

                  (2) A certified order or ruling from a court ordering or instructing it to do so.

                  Distributions shall be made as promptly as practicable and in any event within 5 days after receipt of any such instruction, order or ruling even if Escrow Agent has been advised that an appeal or other relief is being sought, so long as it has not received actual service of a stay of such order or ruling pending appeal.

                  SECTION 5. NO TRANSFER OF INTEREST IN ESCROW ACCOUNTS. The Selling Shareholders may assign or transfer, such Person's interest in the Escrow Account and the Glendale Escrow Account in whole or in part. Except as set forth in the immediately preceding sentence, no party hereto may transfer or assign any of its interest herein of obligations hereunder. The Escrow Account and the Glendale Escrow Account shall remain subject to this Escrow Agreement and no assignment or transfer by Selling Shareholders shall in any way affect any rights Buyer may have in the Escrow Account or the Glendale Escrow Account.

                  SECTION 6. METHOD OF PAYMENT. Any payments to be made hereunder shall be made immediately by wire transfer in immediately available funds to the account of such party designated in the written instructions referred to in Section 4.

                  SECTION 7. EXPENSES. Escrow Agent shall be compensated for services hereunder from the income on the Escrow Funds in accordance with a fee letter heretofore delivered to Buyer and Selling Shareholders and shall be reimbursed for its ordinary out-of-pocket expenses including, but not by way of limitation, the fees and costs of attorneys or agents that it may find necessary to engage in performance of its duties hereunder and costs arising from the defense of any suits in which Escrow Agent is named as a defendant in its capacity as Escrow Agent. If it shall become necessary that Escrow Agent shall perform extraordinary services, it shall be entitled to reasonable extra compensation therefor and to reimbursement for reasonable and necessary extraordinary out-of-pocket expenses unless such extraordinary service or expense is occasioned by the neglect or breach of this Escrow Agreement by Escrow Agent.

                  SECTION 8. NOTICES. Any notice or other communication related hereto must be given in writing and (a) delivered in person, (b) transmitted by facsimile, (c) mailed by certified or registered mail, postage prepaid, receipt requested or (d) overnight delivery service, given to the party at its address stated on the signature pages of this Agreement or at any other address as the party may specify for this purpose by notice to the other party. Each such notice or other communication shall be effective (i) if given by telecommunication, when transmitted to the applicable number and an appropriate answerback is received, (ii) if given by mail, three days after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (iii) if given by any other means, when actually received at such address.

                  SECTION 9. LIABILITY OF ESCROW AGENT.

                  (a) Escrow Agent's sole liability hereunder shall be to hold and invest the Escrow Funds and any moneys or other properties received with respect thereto, to make payments and distributions therefrom in accordance with the terms of this Escrow Agreement, to distribute information as provided in
Section 4 hereof and otherwise to discharge its obligations hereunder. Escrow Agent shall not be liable for any act performed in good faith or in reliance on any document instrument or statement believed by it to be genuine. Escrow Agent may act upon any notice, certificate, instrument, request, paper or other document believed by it to be genuine or to have been made, sent, signed, prescribed or presented by the proper person or persons. It shall be under no obligation to institute or defend any action, suit or legal proceeding in connection herewith, or to take any other action likely to involve it in expense unless first indemnified to its satisfaction by the party or parties who desire that it undertake such action.

                  (b) If any dispute should arise with respect to the payment or ownership or right of possession of the Escrow Account, or any part thereof, at any time, that cannot be settled under other provisions hereof, Escrow Agent is authorized to retain in its possession, without liability to anyone, all or any part of the Escrow Account or the Glendale Escrow Account or the proceeds from any sale thereof until such dispute shall have been settled either by mutual agreement between the parties concerned or until otherwise ordered by a court having jurisdiction over it. In either case Escrow Agent will not release any assets in the Escrow Account or the Glendale Escrow Account until Buyer has exhausted its remedies and has no further right of appeal in the courts; provided, however, if after the expiration of the Escrow Period, Selling Shareholders have received a certified order or ruling from a court ordering or instructing Escrow Agent to distribute all or any portion of the Escrow Funds to Selling Shareholders, and such order or ruling has not been stayed within 30 days of such order or ruling, pending appeal, Escrow Agent may distribute the amounts so ordered.

                  (c) Buyer and Selling Shareholders jointly and severally agree to indemnify and hold harmless Escrow Agent from all losses, costs and expenses that may be incurred as a result of its involvement in any litigation arising from the performance of its duties hereunder, provided that such losses costs and expenses shall not have resulted from any action taken or omitted by Escrow Agent and for which it shall have been adjudged negligent or engaged in misconduct or have acted in bad faith or willful disregard of its duties. Escrow Agent may rely upon any instruction by the Shareholders' Representative as to the interests of Selling Shareholders. Until it receives written notice of any change, Escrow Agent shall be entitled to rely on the oral instructions of the Shareholders' Representative. The Shareholders' Representative shall confirm such instructions in writing as soon as practicable.

                  SECTION 10. RESIGNATION OR REMOVAL OF ESCROW AGENT.

                  (a) Escrow Agent may resign as such following the giving of thirty days' prior written notice to the other parties hereto. Similarly, Escrow Agent may be removed and replaced following the giving of thirty days' prior written notice to Escrow Agent by all of the other parties hereto. In either event, the duties of Escrow Agent shall terminate thirty days after the date of such notice (or as of such earlier date as may be mutually agreeable); and Escrow Agent shall then deliver the balance of the Escrow Account then in its possession to a successor Escrow Agent as shall be appointed by the other parties hereto as evidenced by a written notice filed with Escrow Agent.

                  (b) If the other parties hereto are unable to agree upon a successor or shall have failed to appoint a successor prior to the expiration of thirty days following the date of notice of resignation or removal, the then-acting Escrow Agent may petition any court of competent jurisdiction for the appointment of a successor Escrow Agent or otherwise appropriate relief, and any such resulting appointment shall be binding upon all of the parties hereto.

                  (c) Upon acknowledgement by any successor Escrow Agent of the receipt of the then remaining balance of Escrow Account, the then-acting Escrow Agent shall be fully released and relieved of all duties, responsibilities, and obligations under this Escrow Agreement.

                  SECTION 11. CONTINUANCE OF ESCROW AGREEMENT. This Escrow Agreement shall be binding upon the parties hereto and their respective permitted transferees, successors, assigns, legal representatives, heirs and legatees.

                  SECTION 12. GOVERNING LAW. This Escrow Agreement shall be governed by and construed and enforced in accordance with the laws of the State of California.

                  SECTION 13. INTERPRETATION AND DEFINITIONS. This Escrow Agreement is being executed and delivered pursuant to and is subject to the Plan of Reorganization and is the escrow agreement referred to therein. The provisions of this Escrow Agreement shall not in any event be construed so as to enlarge or diminish the rights of any parties under the Plan of Reorganization.









                  [Remainder of page intentionally left blank]

                  IN WITNESS WHEREOF, the parties hereto have executed this Escrow Agreement as of the date and year first above written.

                           ESCROW AGENT WELLS FARGO BANK, N.A.


                           By:
                              -----------------------------



                           NOTICE ADDRESS:

                           -----------------------------
                           -----------------------------
                           -----------------------------
                           Fax:
                               -------------------------



                           BUYER
                                ---------------------------


                           By:
                              -----------------------------



                           NOTICE ADDRESS:

                           -----------------------------
                           -----------------------------
                           -----------------------------
                           Fax:
                               -------------------------

                            SHAREHOLDERS' REPRESENTATIVE

                            TCW SPECIAL PLACEMENTS FUND II,
                            a California limited partnership

                            By:   TCW Capital
                            Its:  General Partner

                            By:  TCW Asset Management Company
                            Its: Managing General Partner


                            By:
                               --------------------------

                            Name:
                                 ------------------------

                            Title:
                                  -----------------------

                            By:
                               --------------------------

                            Name:
                                 ------------------------

                            Title:
                                  -----------------------



                            NOTICE ADDRESS:

                            c/o TCW Capital
                            200 Park Avenue, Suite 2200
                            New York, New York  10166
                            Attention: Raymond F. Henze III
                            Fax: (212) 771-4024

                            with a copy to:

                            O'Melveny & Myers LLP
                            Citicorp Center
                            153 East 53rd Street
                            50th Floor
                            New York, New York 10022-4611
                            Attention: Jeffrey J. Rosen, Esq.
                            Fax: (212) 326-2061

                                    EXHIBIT C

                           [FORM OF VOTING AGREEMENT]

                                VOTING AGREEMENT


                  VOTING AGREEMENT dated as of ___________, 1999 (this "AGREEMENT"), among TCW SPECIAL PLACEMENTS FUND II, a California limited partnership ("TCW FUND II"), TCW CAPITAL, acting solely in its capacity as investment manager pursuant to an Investment Management Agreement dated as of June 30, 1987 ("TCW CAPITAL" and, together with TCW Fund II, "SHAREHOLDERS"), ARA Acquisition Corporation, a California corporation ("ACQUISITION"), and TransDigm Inc., a Delaware corporation ("BUYER").

                                R E C I T A L S:

                  WHEREAS, Shareholders beneficially own not less than 96,650 shares of Common Stock, par value $.001 per share, of ZMP, Inc., a California corporation ("ZMP" and the "ZMP COMMON STOCK"). All such shares, together with all other shares of capital stock of ZMP with respect to which Shareholders have beneficial ownership as of the date of this Agreement, are referred to as the "SUBJECT SHARES"; PROVIDED that any such share shall cease to be a "Subject Share" from and after the time that suc share is transferred pursuant to Section 2 and ceases to be subject to the Voting Documents (as defined below) in accordance with the terms of Section 2.

                  WHEREAS, ZMP, Buyer, Acquisition and the Shareholders' Representative are, simultaneously with the execution hereof, entering into an Agreement and Plan of Reorganization dated as the date hereof (the "PLAN OF REORGANIZATION") providing for the merger of Acquisition with and into ZMP (the "MERGER"). Terms not otherwise defined in this Agreement have the meanings set forth in the Plan of Reorganization.

                  WHEREAS, The Board of Directors of ZMP has unanimously approved the Plan of Reorganization and the Merger.

                  WHEREAS, Shareholders and Buyer desire to enter into this Agreement to provide for, among other things, (1) the obligation of Shareholders to vote the Subject Shares to approve the Plan of Reorganization and (2) certain restrictions on (A) the sale or other transfer of the record ownership or the beneficial ownership, or both, of the Subject Shares by Shareholders and (B) the acquisition by Shareholders of beneficial ownership of additional shares of capital stock of ZMP from any person other than ZMP, in each case until the consummation of the Merger or the termination of the Plan of Reorganization.

                  WHEREAS, Shareholders acknowledge that Buyer and Acquisition are entering into the Plan of Reorganization in reliance on the representations, warranties, covenants and other agreements of Shareholders set forth in this Agreement and would not enter into the Plan of Reorganization if Shareholders did not enter into this Agreement.

                  NOW, THEREFORE, the parties agree as follows:

                  SECTION 1. COVENANTS OF SHAREHOLDERS.

                  (a) VOTING. Until the day following the termination of this Agreement, subject to the receipt of proper notice and the absence of a preliminary or permanent injunction or other final order by any United States federal court or state court barring such action, Shareholders shall do the following:

                  (1) be present, in person or represented by proxy, at each meeting (whether annual or special, and whether or not an adjourned or postponed meeting) of the stockholders of ZMP, however called, or in connection with any written consent of the stockholders of ZMP, so that all Subject Shares then entitled to vote may be counted for the purposes of determining the presence of a quorum at such meetings; and

                  (2) at each such meeting held before the Effective Time and with respect to each such written consent, vote (or cause to be voted), or deliver a written consent (or cause a consent to be delivered) covering, all the Subject Shares to (A) approve the Plan of Reorganization and the Merger and any action contemplated thereby or in furtherance thereof, (B) disapprove any action or agreement that would (or would be reasonably likely to) result in a breach of any covenant, representation or warranty or any other obligation or agreement of ZMP under the Plan of Reorganization or this Agreement, (C) approve the termination of the Shareholders Agreement of ZMP, dated as of January 27, 1997, among ZMP and certain parties named therein, and (D) except as specifically requested in writing by Buyer in advance, disapprove the following actions (other than the Merger and the transactions contemplated by the Plan of Reorganization): (1) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving ZMP or any of its subsidiaries; (2) a sale, lease or transfer (whether by merger, consolidation, operation of law or otherwise) of a material amount of assets of ZMP or any of its subsidiaries or a reorganization, recapitalization, dissolution or liquidation of ZMP or any of its subsidiaries; (3)(a) any change in the majority of the board of directors of ZMP; (b) any change in the present capitalization of ZMP or any amendment of ZM s certificate of incorporation or by-laws; (c) any other material change in ZMP's corporate structure or business; or (d) any other action which is intended, or could reasonably be expected, to impede, interfere with, delay, postpone, discourage or materially adversely affect the Merger or the transactions contemplated by the Plan of Reorganization or this Agreement or the contemplated economic benefits of any of the foregoing.

                  (b) STOCK ACQUISITIONS. Until the termination of this Agreement, Shareholders shall not acquire beneficial or record ownership of any Equity Securities of ZMP whether acquired of record or beneficially by such Shareholder in any capacity, whether upon exercise of options, conversion of convertible securities, purchase, exchange or otherwise, unless such shares are expressly included within the meaning of "Subject Shares.".

                  (c) NO INCONSISTENT AGREEMENTS. Until the day following the termination of this Agreement, Shareholders shall not enter into any voting agreement or grant a proxy or power of attorney with respect to the Subject Shares which is inconsistent with this Agreement.

                  (d) REVIEW OF PLAN OF REORGANIZATION. Shareholders acknowledge receipt and review of a copy of the Plan of Reorganization.

                  (e) NO ENCUMBRANCES. At all times during the term hereof, the Subject Shares will be held by such Shareholder free and clear of all Encumbrances whatsoever, except for any such Encumbrances arising hereunder.

                  (f) WAIVER OF APPRAISAL RIGHTS. Each Shareholder hereby waives any rights of appraisal from the Merger that such Shareholder may have.

                  (g) NO SOLICITATION. Prior to the Termination Date, no Shareholder shall, in its capacity as such, directly or indirectly (including through advisors, agents or other intermediaries), solicit (including by way of furnishing information) or respond to any inquiries or the making of any proposal by any person or entity (other than Buyer or any Affiliate thereof) with respect to ZMP that constitutes or could reasonably be expected to lead to the acquisition of all or any portion of th capital stock of ZMP or ARA or assets of ZMP or ARA (other than Inventory in the ordinary course of Business) any business combination with ZMP or ARA or any other extraordinary transaction involving or otherwise relating to ZMP or ARA. If any Shareholder, in its capacity as such, receives any such inquiry or proposal, then such Shareholder shall promptly inform Buyer of the terms and conditions, if any, of such inquiry or proposal and the identity of the person making it. Each Shareholder, in its capacity as such, will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing.

                  (h) Each Shareholder agrees to exercise its "drag along" rights under the Shareholders Agreement of ZMP dated as of January 27, 1997, among ZMP and certain parties named therein as Acquisition may reasonably request.

                  SECTION 2 . TRANSFER OF SUBJECT SHARES. During the term of this Agreement, Shareholders agree not to (i) offer for sale, sell, transfer (whether by merger, consolidation, operation of law or otherwise), tender, pledge, encumber, assign or otherwise dispose of, enforce or permit the execution of the provisions of any redemption agreement with ZMP or enter into any contract, option or other arrangement or understanding with respect to or consent to the offer for sale, sale, transfer (whether by merger, consolidation, operation of law or otherwise), tender, pledge, encumbrance, assignment or other disposition of, or exercise any discretionary powers to distribute, any Subject Shares or any interest therein without the prior written consent of Buyer, (ii) except as contemplated by this Agreement, grant any proxies or powers of attorney with respect to any Subject Shares, deposit any Subject Shares into a voting trust or enter into a voting agreement with respect to any Subject Shares; or (iii) take any action that would make any representation or warranty of such Shareholder contained herein untrue or incorrect or have the effect of preventing or disabling such Shareholder from performing such Shareholder's obligations under this Agreement.

                  SECTION 3. REPRESENTATIONS AND WARRANTIES OF SHAREHOLDERS. Each Shareholder, jointly and severally, represents and warrants to Buyer, subject to the terms, conditions and limitations set forth in the Plan of Reorganization, as follows:

                  (a) EXISTENCE AND POWER. Such Shareholder (1) is a partnership duly formed, validly existing and in good standing under the laws of the State of California and (2) has all requisite partnership power and authority to execute and deliver this Agreement and to perform its obligations hereunder.


                  (b) AUTHORIZATION; CONTRAVENTION. The execution and delivery by each Shareholder of this Agreement and the performance by it of its obligations hereunder have, (1) been duly authorized by all necessary action under such Shareholders organizational documents and (2) do not and will not conflict with or result in a violation (with or without notice or lapse of time or both) or give rise to any third party right of termination, cancellation, material modification or acceleration pursuant to, (A) any provision of its organizational documents or (B) any loan or credit agreement, note, mortgage, bond, indenture, lease, benefit plan or other agreement, obligation, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, injunction, rule or regulation applicable to such Shareholder, the Subject Shares or any of such Shareholder's other properties or assets.

                  (c) BINDING EFFECT. This Agreement constitutes, or when executed and delivered by Shareholders will constitute, a valid and binding obligation of Shareholders, respectively, enforceable against Shareholders in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting creditors' generally, by general equity principles, (regardless of whether such enforceability is considered in a proceeding in equity or at law) or by an implied covenant of good faith and fair dealing.

                  (d) OWNERSHIP. Shareholders are the only beneficial or record owners of the Subject Shares, free and clear of all Encumbrances other than those arising hereunder or set forth on Schedule I hereto. The Shareholders do not have record or beneficial ownership of any ZMP Common Stock other than as set forth on Schedule 3.2B to the Plan of Reorganization. Shareholders have sole power of disposition with respect to all of the Subject Shares and sole voting power with respect to the matters set forth in Section 1 hereof and sole power to demand appraisal rights, in each case with respect to all of the Subject Shares with no restrictions on such rights, subject to applicable federal securities laws and the terms of this Agreement.

                  (e) LITIGATION. There is no action, suit, investigation, complaint or other proceeding pending against Shareholders, or, to the knowledge of Shareholders, threatened against Shareholders or any other Person that restricts in any material respect or prohibits (or, if successful, would restrict or prohibit) the exercise by any party or beneficiary of its rights hereunder or the performance by any party of its obligations hereunder.

                  SECTION 4. PROXY.

                  Each Shareholder hereby grants to, and appoints, Buyer and Douglas Peacock, Chief Executive Officer of Buyer, and Nick Howley, President of Buyer, in their respective capacities as officers of Buyer, and any individual who shall hereafter succeed to any such office of Buyer, each of them individually, such Shareholder's irrevocable (until the Termination Date) proxy and attorney-in-fact (with full power of substitution) to vote the Subject Shares as indicated in Section 1 above. Each Shareholder intends this proxy to be irrevocable (until the

Termination Date) and coupled with an interest and will take such further action and execute such other instruments as may be necessary to effectuate the intent of this proxy and hereby revokes any proxy previously granted by such Shareholder with respect to such Shareholder's Subject Shares.

                  SECTION 5. MISCELLANEOUS PROVISIONS.

                  (a) NOTICES. Any notice or other communication related hereto must be given in writing and (a) delivered in person, (b) transmitted by facsimile, (c) mailed by certified or registered mail, postage prepaid, receipt requested or (d) overnight delivery service, given to the party at its address stated on the signature pages of this Agreement or at any other address as the party may specify for this purpose by notice to the other party. Each such notice or other communication shall be effective (i) if given by telecommunication, when transmitted to the applicable number and an appropriate answerback is received, (ii) if given by mail, three days after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (iii) if given by any other means, when actually received at such address.

                  (b) NO WAIVERS; REMEDIES; SPECIFIC PERFORMANCE.

                  (1) No failure on the part of any party to exercise or delay in exercising any right hereunder shall be deemed a waiver of thereof, nor shall any single or partial exercise of any right preclude any further or other exercise of such or any other right.

                  (2) In view of the uniqueness of the agreements contained herein and the transactions contemplated hereby and thereby and the fact that Buyer would not have an adequate remedy at law for money damages in the event that any obligation hereunder is not performed in accordance with its terms, each party to this Agreement therefore acknowledges that Buyer shall be entitled to specific enforcement of the terms hereof in addition to any other remedy to which Buyer may be entitled, at law or in equity.

                  (c) AMENDMENTS, ETC. This Agreement may not be amended, unless said amendment shall be (1) in writing and (2) signed and delivered by all parties hereto.


                  (d) SUCCESSORS AND ASSIGNS; THIRD PARTY BENEFICIARIES.

                  (1) Neither this Agreement nor any rights or obligations hereunder are assignable.

                  (2) The provisions of this Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their respective permitted heirs, executors, legal representatives, successors and assigns, and no other person.

                  (e) GOVERNING LAW. This Agreement and all rights, remedies, liabilities, powers and duties of the parties hereto shall be governed in accordance with the laws of the State of California without regard to principles of conflicts of laws. Each party hereby irrevocably submits to and accepts for itself and its properties, generally and unconditionally, the exclusive jurisdiction of and service of process pursuant to the Laws of the State of California and the rules of its courts, waives any defense of forum non conveniens and agrees to be bound by any judgment rendered thereby arising under or out of in respect of or in connection with this Agreement.

                  (f) SEVERABILITY OF PROVISIONS. If any provision of this Agreement is determined to be invalid, illegal or unenforceable by any Governmental Entity, the remaining provisions hereof to the extent permitted by Law shall nevertheless remain in full force and effect, unless doing so would result in an interpretation of this Agreement which is manifestly unjust.

                  (g) HEADINGS AND REFERENCES. The descriptive headings of the Article and Section headings herein are included for convenience only and do not constitute a part of this Agreement for any other purpose. References to parties, express beneficiaries, articles and sections herein are references to parties to or the express beneficiaries and sections of this Agreement, as the case may be, unless the context shall require otherwise. Any of the terms defined in this Agreement may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference. The use in this Agreement of the word "include" or "including," when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not nonlimiting language (such as "without limitation" or "but not limited to" or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter.

                  (h) ENTIRE AGREEMENT. This Agreement embodies the entire agreement and understanding of Shareholders and Buyer, and supersedes all prior agreements and understandings, both written and oral, with respect to the subject matter hereof.

                  (i) SURVIVAL. Except as otherwise specifically provided herein, each representation, warranty or covenant of a party contained herein shall remain in full force and effect until the expiration of the pertinent Survival Period.

                  (j) FURTHER ASSURANCES. The parties hereto each agree to execute, make, acknowledge, and deliver such instruments, agreements and other documents as may be reasonably required to effectuate the purposes of this Agreement and to consummate the transactions contemplated thereby.

                  (k) WAIVER OF JURY TRIAL. Each party waives any right to a trial by jury in any Action to enforce or defend any right hereunder and agrees that any Action shall be tried before a court and not before a jury.

                  (l) TERMINATION. Buyer may terminate this Agreement at any time upon written notice to Shareholders. Unless terminated earlier by Buyer or by mutual agreement of the parties, this Agreement shall terminate upon the first to occur of (i) consummation of the Merger and (ii) the termination of Plan of Reorganization pursuant to Section 6.1 thereof.

                  (m) COUNTERPARTS. This Agreement and any amendment hereto may be executed in one or more counterparts and by different parties in separate counterparts, each of which shall be an original, with the same effect as if all signatures were on the same instrument. All of such counterparts shall constitute one and the same agreement (or other document) and shall become effective (unless otherwise provided therein) when one or more counterparts have been executed by each party and delivered to the other party.

                  [Remainder of page intentionally left blank]

                  IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.





                            TRANSDIGM INC.

                            By:
                               --------------------------

                            Name:
                                 ------------------------

                            Title:
                                  -----------------------


                            ARA ACQUISITION CORPORATION

                            By:
                               --------------------------

                            Name:
                                 ------------------------

                            Title:
                                  -----------------------






                             NOTICE ADDRESS:

                             Transdigm Inc. or ARA Acquisition Corporation 26380 Curtiss Wright Parkway
                             Richmond Heights, Ohio  44143
                             Attention:  Peter Radekevich
                             Telecopy:  (216) 289-4937





                       [Signatures continued on next page]

                            TCW SPECIAL PLACEMENTS FUND II,
                            a California limited partnership

                            By:  TCW Capital
                            Its: General Partner

                                     By:  TCW Asset Management Company
                                     Its: Managing General Partner



                            By:
                               --------------------------

                            Name:
                                 ------------------------

                            Title:
                                  -----------------------



                            By:
                               --------------------------

                            Name:
                                 ------------------------

                            Title:
                                  -----------------------




                            NOTICE ADDRESS:

                            c/o TCW Capital
                            200 Park Avenue, Suite 2200
                            New York, New York  10166
                            Attention: Raymond F. Henze III
                            Fax: (212) 771-4024

                            with a copy to:

                            O'Melveny & Myers LLP
                            Citicorp Center 153 East 53rd
                            Street 50th Floor New York,
                            NY 10022-4611
                            Attention: Jeffrey J. Rosen, Esq.
                            Telecopy:  (212) 326-2061


                            [Signatures continued on next page]

                  TCW CAPITAL, ACTING SOLELY IN ITS CAPACITY AS INVESTMENT MANAGER PURSUANT TO AN INVESTMENT MANAGEMENT AGREEMENT DATED AS OF JUNE 30, 1987


                            By:   TCW Asset Management Company
                            Its:  Managing General Partner




                            By:
                               --------------------------

                            Name:
                                 ------------------------

                            Title:
                                  -----------------------





                            NOTICE ADDRESS:

                            c/o TCW Capital
                            200 Park Avenue, Suite 2200
                            New York, New York  10166
                            Attention: Raymond F. Henze III
                            Fax: (212) 771-4024

                            with a copy to:

                            O'Melveny & Myers LLP
                            Citicorp Center
                            153 East 53rd Street
                            50th Floor
                            New York, NY 10022-4611
                            Attention: Jeffrey J. Rosen, Esq.
                            Telecopy:  (212) 326-2061

                                    EXHIBIT D

                           [FORM OF VOTING AGREEMENT]

                                VOTING AGREEMENT


                  VOTING AGREEMENT dated as of ___________, 1999 (this "AGREEMENT"), among Charles A. Collins ("SHAREHOLDER"), ARA ACQUISITION CORPORATION, a California corporation ("ACQUISITION"), and TRANSDIGM INC., a Delaware corporation ("BUYER").

                                R E C I T A L S:

                  WHEREAS, Shareholder beneficially owns 5,435 shares of Common Stock, par value $.001 per share, of ZMP, Inc., a California corporation ("ZMP" and the "ZMP COMMON STOCK"). All such shares, together with options to purchase 3,260 Shares of Common Stock with respect to which Shareholder has beneficial ownership as of the date of this Agreement, are referred to as the "SUBJECT SHARES"; PROVIDED that any such share shall cease to be a "Subject Share" from and after the time that such share i transferred pursuant to Section 2 and ceases to be subject to the Voting Documents (as defined below) in accordance with the terms of Section 2.

                  WHEREAS, ZMP, Buyer, Acquisition and the Shareholders' Representative are, simultaneously with the execution hereof, entering into an Agreement and Plan of Reorganization dated as the date hereof (the "PLAN OF REORGANIZATION") providing for the merger of Acquisition with and into ZMP (the "MERGER"). Terms not otherwise defined in this Agreement have the meanings set forth in the Plan of Reorganization.

                  WHEREAS, The Board of Directors of ZMP has unanimously approved the Plan of Reorganization and the Merger.

                  WHEREAS, Shareholder and Buyer desire to enter into this Agreement to provide for, among other things, (1) the obligation of Shareholder to vote the Subject Shares to approve the Plan of Reorganization and (2) certain restrictions on (A) the sale or other transfer of the record ownership or the beneficial ownership, or both, of the Subject Shares by Shareholder and (B) the acquisition by Shareholder of beneficial ownership of additional shares of capital stock of ZMP from any person othe than ZMP, in each case until the consummation of the Merger or the termination of the Plan of Reorganization.

                  WHEREAS, Shareholder acknowledges that Buyer and Acquisition are entering into the Plan of Reorganization in reliance on the representations, warranties, covenants and other agreements of Shareholder set forth in this Agreement and would not enter into the Plan of Reorganization if Shareholder did not enter into this Agreement.

                  NOW, THEREFORE, the parties agree as follows:

                  SECTION 1. COVENANTS OF SHAREHOLDER.

                  (a) VOTING. Until the day following the termination of this Agreement, subject to the receipt of proper notice and the absence of a preliminary or permanent injunction or other final order by any United States federal court or state court barring such action, Shareholder shall do the following:

                  (1) be present, in person or represented by proxy, at each meeting (whether annual or special, and whether or not an adjourned or postponed meeting) of the stockholders of ZMP, however called, or in connection with any written consent of the stockholders of ZMP, so that all Subject Shares then entitled to vote may be counted for the purposes of determining the presence of a quorum at such meetings; and

                  (2) at each such meeting held before the Effective Time and with respect to each such written consent, vote (or cause to be voted), or deliver a written consent (or cause a consent to be delivered) covering, all the Subject Shares to (A) approve the Plan of Reorganization and the Merger and any action contemplated thereby or in furtherance thereof, (B) disapprove any action or agreement that would (or would be reasonably likely to) result in a breach of any covenant, representation or warranty or any other obligation or agreement of ZMP under the Plan of Reorganization or this Agreement,
            (C) approve the termination of the Shareholders Agreement of ZMP, dated as of January 27, 1997, among ZMP and certain parties named therein, and (D) except as specifically requested in writing by Buyer in advance, disapprove the following actions (other than the Merger and the transactions contemplated by the Plan of Reorganization): (1) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving ZMP or any of its subsidiaries; (2) a sale, lease or transfer (whether by merger, consolidation, operation of law or otherwise) of a material amount of assets of ZMP or any of its subsidiaries or a reorganization, recapitalization, dissolution or liquidation of ZMP or any of its subsidiaries; (3)(a) any change in the majority of the board of directors of ZMP; (b) any change in the present capitalization of ZMP or any amendment of ZM s certificate of incorporation or by-laws; (c) any other material change in ZMP's corporate structure or business; or (d) any other action which is intended, or could reasonably be expected, to impede, interfere with, delay, postpone, discourage or materially adversely affect the Merger or the transactions contemplated by the Plan of Reorganization or this Agreement or the contemplated economic benefits of any of the foregoing.

                  (b) STOCK ACQUISITIONS. Until the termination of this Agreement, Shareholder shall not acquire beneficial or record ownership of any Equity Securities of ZMP whether acquired of record or beneficially by Shareholder in any capacity, whether upon exercise of options, conversion of convertible securities, purchase, exchange or otherwise, unless such shares are expressly included within the meaning of "Subject Shares.".

                  (c) NO INCONSISTENT AGREEMENTS. Until the day following the termination of this Agreement, Shareholder shall not enter into any voting agreement or grant a proxy or power of attorney with respect to the Subject Shares which is inconsistent with this Agreement.

                  (d) REVIEW OF PLAN OF REORGANIZATION. Shareholder acknowledge receipt and review of a copy of the Plan of Reorganization.

                  (e) NO ENCUMBRANCES. At all times during the term hereof, the Subject Shares will be held by Shareholder free and clear of all Encumbrances whatsoever, except for any such Encumbrances arising hereunder.

                  (f) WAIVER OF APPRAISAL RIGHTS. Shareholder hereby waives any rights of appraisal from the Merger that Shareholder may have.

                  (g) NO SOLICITATION. Prior to the Termination Date, Shareholder shall not, in its capacity as such, directly or indirectly (including through advisors, agents or other intermediaries), solicit (including by way of furnishing information) or respond to any inquiries or the making of any proposal by any person or entity (other than Buyer or any Affiliate thereof) with respect to ZMP that constitutes or could reasonably be expected to lead to the acquisition of all or any portion of the capital stock of ZMP or ARA or assets of ZMP or ARA (other than Inventory in the ordinary course of Business) any business combination with ZMP or ARA or any other extraordinary transaction involving or otherwise relating to ZMP or ARA. If Shareholder, in its capacity as such, receives any such inquiry or proposal, then Shareholder shall promptly inform Buyer of the terms and conditions, if any, of such inquiry or proposal and the identity of the person making it. Shareholder, in its capacity as such, will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing.

                  SECTION 2 . TRANSFER OF SUBJECT SHARES. During the term of this Agreement, Shareholder agrees not to (i) offer for sale, sell, transfer (whether by merger, consolidation, operation of law or otherwise), tender, pledge, encumber, assign or otherwise dispose of, enforce or permit the execution of the provisions of any redemption agreement with ZMP or enter into any contract, option or other arrangement or understanding with respect to or consent to the offer for sale, sale, transfer (whether by merger, consolidation, operation of law or otherwise), tender, pledge, encumbrance, assignment or other disposition of, or exercise any discretionary powers to distribute, any Subject Shares or any interest therein without the prior written consent of Buyer, (ii) except as contemplated by this Agreement, grant any proxies or powers of attorney with respect to any Subject Shares, deposit any Subject Shares into a voting trust or enter into a voting agreement with respect to any Subject Shares; or (iii) take any action that would make any representation or warranty of such Shareholder contained herein untrue or incorrect or have the effect of preventing or disabling Shareholder from performing Shareholder's obligations under this Agreement.

                  SECTION 3. REPRESENTATIONS AND WARRANTIES OF SHAREHOLDER. Shareholder represents and warrants to Buyer, subject to the terms, conditions and limitations set forth in the Plan of Reorganization, as follows:

                  (a) CONTRAVENTION. The execution and delivery by Shareholder of this Agreement and the performance by it of its obligations hereunder do not and will not conflict with or result in a violation (with or without notice or lapse of time or both) or give rise to any third party right of termination, cancellation, material modification or acceleration pursuant to any loan or credit agreement, note, mortgage, bond, indenture, lease, benefit plan or other material agreement, obligation, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, injunction, rule or regulation applicable to Shareholder, the Subject Shares or any of Shareholder's other properties or assets.

                  (b) BINDING EFFECT. This Agreement constitutes, or when executed and delivered by Shareholder will constitute, a valid and binding obligation of Shareholder enforceable against Shareholder in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting creditors' generally, by general equity principles, (regardless of whether such enforceability is considered in a proceeding i equity or at law) or by an implied covenant of good faith and fair dealing.

                  (c) OWNERSHIP. Shareholder is the only beneficial or record owner of the Subject Shares, free and clear of all Encumbrances other than those arising hereunder or set forth on Schedule I hereto. Shareholder does not have record or beneficial ownership of any ZMP Common Stock other than as set forth on Schedule 3.2B to the Plan of Reorganization. Shareholder has sole power of disposition with respect to all of the Subject Shares and sole voting power with respect to the matters set forth in Section 1 hereof and sole power to demand appraisal rights, in each case with respect to all of the Subject Shares with no restrictions on such rights, subject to applicable federal securities laws and the terms of this Agreement.

                  (d) LITIGATION. There is no action, suit, investigation, complaint or other proceeding pending against Shareholder, or, to the knowledge of Shareholders, threatened against Shareholder or any other Person that restricts in any material respect or prohibits (or, if successful, would restrict or prohibit) the exercise by any party or beneficiary of its rights hereunder or the performance by any party of its obligations hereunder.

                  (e) INDEBTEDNESS. Shareholder acknowledges he owes to the Company the Collins Note Amount (as defined in the Plan of Reorganization) which will be repaid in full or canceled as of the Effective Time. In addition, Shareholder acknowledges that the exercise price of the Collins Option is $39.41 per share.

                  SECTION 4. PROXY.

                  Shareholder hereby grants to, and appoints, Buyer and Douglas Peacock, Chief Executive Officer of Buyer, and Nick Howley, President of Buyer, in their respective capacities as officers of Buyer, and any individual who shall hereafter succeed to any such office of Buyer, each of them individually, Shareholder's irrevocable (until the Termination Date) proxy and attorney-in-fact (with full power of substitution) to vote the Subject Shares as indicated in Section 1 above. Shareholder intends this proxy to be irrevocable (until the Termination Date) and coupled with an interest and will take such further action and execute such other instruments as may be necessary to effectuate the intent of this proxy and hereby revokes any proxy previously granted by Shareholder with respect to Shareholder's Subject Shares.

                  SECTION 5. WARRANT CANCELLATION.

                  Shareholder agrees that, in consideration of the payment to him of the Merger Consideration with respect to the warrants ("Warrants") owned by him to purchase 3,260 shares of common stock of ZMP, Inc., upon payment of the Merger Consideration, all Warrants will be canceled and none of Buyer, Acquisition, Surviving Corporation nor ZMP will have any further liability or obligation to the undersigned with respect to the Warrants or any agreement, understanding or commitment related thereto. Shareholder further agrees that he will not exercise his Warrants for so long as this Agreement is in effect.

                  SECTION 6. MISCELLANEOUS PROVISIONS.

                  (a) NOTICES. Any notice or other communication related hereto must be given in writing and (a) delivered in person, (b) transmitted by facsimile, (c) mailed by certified or registered mail, postage prepaid, receipt requested or (d) overnight delivery service, given to the party at its address stated on the signature pages of this Agreement or at any other address as the party may specify for this purpose by notice to the other party. Each such notice or other communication shall be effective (i) if given by telecommunication, when transmitted to the applicable number and an appropriate answerback is received, (ii) if given by mail, three days after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (iii) if given by any other means, when actually received at such address.

                  (b) NO WAIVERS; REMEDIES; SPECIFIC PERFORMANCE.

                  (1) No failure on the part of any party to exercise or delay in exercising any right hereunder shall be deemed a waiver of thereof, nor shall any single or partial exercise of any right preclude any further or other exercise of such or any other right.

                  (2) In view of the uniqueness of the agreements contained herein and the transactions contemplated hereby and thereby and the fact that Buyer would not have an adequate remedy at law for money damages in the event that any obligation hereunder is not performed in accordance with its terms, each party to this Agreement therefore acknowledges that Buyer shall be entitled to specific enforcement of the terms hereof in addition to any other remedy to which Buyer may be entitled, at law or in equity.

                  (c) AMENDMENTS, ETC. This Agreement may not be amended, unless said amendment shall be (1) in writing and (2) signed and delivered by all parties hereto.

                  (d) SUCCESSORS AND ASSIGNS; THIRD PARTY BENEFICIARIES.

                  (1) Neither this Agreement nor any rights or obligations hereunder are assignable.

                  (2) The provisions of this Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their respective permitted heirs, executors, legal representatives, successors and assigns, and no other person.

                  (e) GOVERNING LAW. This Agreement and all rights, remedies, liabilities, powers and duties of the parties hereto shall be governed in accordance with the laws of the State of California without regard to principles of conflicts of laws. Each party hereby irrevocably submits to and accepts for itself and its properties, generally and unconditionally, the exclusive jurisdiction of and service of process pursuant to the Laws of the State of California and the rules of its courts, waives any defense of forum non conveniens and agrees to be bound by any judgment rendered thereby arising under or out of in respect of or in connection with this Agreement.

                  (f) SEVERABILITY OF PROVISIONS. If any provision of this Agreement is determined to be invalid, illegal or unenforceable by any Governmental Entity, the remaining provisions hereof to the extent permitted by Law shall nevertheless remain in full force and effect, unless doing so would result in an interpretation of this Agreement which is manifestly unjust.

                  (g) HEADINGS AND REFERENCES. The descriptive headings of the Article and Section headings herein are included for convenience only and do not constitute a part of this Agreement for any other purpose. References to parties, express beneficiaries, articles and sections herein are references to parties to or the express beneficiaries and sections of this Agreement, as the case may be, unless the context shall require otherwise. Any of the terms defined in this Agreement may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference. The use in this Agreement of the word "include" or "including," when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not nonlimiting language (such as "without limitation" or "but not limited to" or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter.

                  (h) ENTIRE AGREEMENT. This Agreement embodies the entire agreement and understanding of Shareholder and Buyer, and supersedes all prior agreements and understandings, both written and oral, with respect to the subject matter hereof.

                  (i) SURVIVAL. Except as otherwise specifically provided herein, each representation, warranty or covenant of a party contained herein shall remain in full force and effect until the expiration of the pertinent Survival Period.

                  (j) FURTHER ASSURANCES. The parties hereto each agree to execute, make, acknowledge, and deliver such instruments, agreements and other documents as may be reasonably required to effectuate the purposes of this Agreement and to consummate the transactions contemplated thereby.

                  (k) WAIVER OF JURY TRIAL. Each party waives any right to a trial by jury in any Action to enforce or defend any right hereunder and agrees that any Action shall be tried before a court and not before a jury.

                  (l) TERMINATION. Buyer may terminate this Agreement at any time upon written notice to Shareholder. Unless terminated earlier by Buyer or by mutual agreement of the parties, this Agreement shall terminate upon the first to occur of (i) consummation of the Merger and (ii) the termination of Plan of Reorganization pursuant to Section 6.1 thereof.

                  (m) COUNTERPARTS. This Agreement and any amendment hereto may be executed in one or more counterparts and by different parties in separate counterparts, each of which shall be an original, with the same effect as if all signatures were on the same instrument. All of such counterparts shall constitute one and the same agreement (or other document) and shall become effective (unless otherwise provided therein) when one or more counterparts have been executed by each party and delivered to the other party.

                  [Remainder of page intentionally left blank]

                  IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.


                            TRANSDIGM INC.


                            By:
                               --------------------------

                            Name:
                                 ------------------------

                            Title:
                                  -----------------------


                            ARA ACQUISITION CORPORATION

                            By:
                               --------------------------

                            Name:
                                 ------------------------

                            Title:
                                  -----------------------




                            NOTICE ADDRESS:

                            Transdigm Inc. or ARA Acquisition Corporation 26380 Curtiss Wright Parkway
                            Richmond Heights, Ohio  44143
                            Attention:  Peter Radekevich
                            Telecopy:  (216) 289-4937





                            [Signatures continued on next page]

                            ------------------------------
                            Charles A. Collins

                            NOTICE ADDRESS:

                            c/o Adams Rite Aerospace, Inc.
                            4141 North Palm Street
                            Fullerton, CA  92835
                            Attention: Charles A. Collins
                            Fax:(714) 278-6510

                            with a copy to:

                            O'Melveny & Myers
                            LLP Citicorp
                            Center 153 East
                            53rd Street 50th
                            Floor New York, NY
                            10022-4611
                            Attention: Jeffrey J. Rosen, Esq.
                            Telecopy: (212) 326-2061

                                   EXHIBIT D-1

                    TEXT OF OPINION OF COUNSEL TO THE COMPANY


1. Each of ZMP, Inc. ("ZMP") and Adams Rite Aerospace, Inc. ("ARA"), is duly incorporated, and is validly existing and in good standing under the laws of the State of California. ZMP has the corporate power to execute and deliver each of the Agreement and the Agreement of Merger (collectively, the "Agreements") and to perform its obligations thereunder. Each of ZMP and ARA has corporate power to own and lease its properties and assets.

2. The execution, delivery and performance of the Agreements have been duly authorized by all necessary corporate action on the part of ZMP and all necessary partnership action on the part of the Shareholders' Representative and the Agreements to which each of them is a party have been duly executed and delivered by ZMP and the Shareholders' Representative.

3. Each of the Agreements constitutes the legally valid and binding obligation of ZMP, enforceable against ZMP in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally (including, without limitation, fraudulent conveyance laws) and by general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law.

4. ZMP's execution and delivery of, and performance of its obligations under the Agreements on or prior to the date of this opinion do not (i) violate ZMP's or ARA's Articles of Incorporation and By-laws, (ii) violate, breach, or result in a default under any existing obligation of or restriction on ZMP or ARA under any other agreements identified in ZMP's Certificate, or (iii) breach or otherwise violate any existing obligation of or restriction on ZMP or ARA under any order, judgment or decree of any California or federal court or governmental authority binding on ZMP or ARA identified in ZMP's Certificate.

5. The execution and delivery by ZMP and the Shareholders' Representative of, and performance of their respective obligations under, the Agreements to which each of them is a party do not violate any California or federal statute, rule or regulation that we have, in the exercise of customary professional diligence, recognized as applicable to ZMP, ARA, the Shareholders' Representative or to transactions of the type contemplated by the Agreements.

6. No order, consent, permit or approval of any California or federal governmental authority that we have, in the exercise of customary professional diligence, recognized as applicable to ZMP, ARA, the Shareholders' Representative or to transactions of the type contemplated by the Agreements is required on the part of ZMP or the Shareholders' Representative for the execution and delivery of, and performance of its obligations on or prior to the date of this opinion under, the Agreements to which each of them is a party, except for such as have been obtained.

7. Assuming due authorization of the Merger by all necessary corporate action on the part of Buyer and Acquisition and that Buyer and Acquisition have taken all action they are required to take, upon the filing of the Articles of Merger by the Secretary of State of the State of California,



                                     D-1-1
the Merger will be validly consummated in accordance with the Agreement, the Agreement of Merger and the General Corporation Law of the State of California.

8. The authorized capital stock of ZMP is as set forth in Section 3.2B of the Disclosure Schedule. The authorized capital stock of ARA consists of _____________ shares of common stock. Based solely upon a review of records certified to us as the stock record books of ZMP and ARA, and without independent investigation, (i) the number of outstanding shares of ZMP's capital stock is as set forth in Section 3.2B of the Disclosure Schedule and (ii) there are 50,000 outstanding shares of ARA common stock, all of which are owned of record by ZMP. Based solely upon (x) a review of such stock record books of ZMP and ARA, (y) records certified to us as the minute books of ZMP and ARA and (z) matters set forth in the ZMP Certificate, and without independent investigation, the outstanding shares of capital stock of each of ZMP and ARA have been duly authorized by all necessary corporate action on the part of each of ZMP and ARA, respectively, and are validly issued, fully paid and nonassessable. Holders of the capital stock of ZMP and of ARA are not entitled to any preemptive right to subscribe to any additional shares of their respective capital stock under their respective Articles of Incorporation or Bylaws.




                                     D-1-2

                                   EXHIBIT D-2

               TEXT OF OPINION OF COUNSEL TO BUYER AND ACQUISITION

1. TransDigm, Inc. ("BUYER") has been duly incorporated and is validly existing and in good standing under the laws of the State of Delaware, with corporate power to enter into the Agreement and the Agreement of Merger (collectively, the "AGREEMENTS"), and to perform its obligations thereunder.

2. The execution, delivery and performance of the Agreements have been duly authorized by all necessary corporate action on the part of Buyer, and the Agreements have been duly executed and delivered by Buyer.

3. The Agreements constitute the valid and binding obligations of Buyer, enforceable against Buyer in accordance with their respective terms. The opinions expressed in this paragraph 3 are subject to the following limitations, qualifications and exceptions: (i) the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights or remedies of creditors; (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought; (iii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy; and (iv) the unenforceability of any provision requiring the payment of attorney's fees, except to the extent that a court determines such fees to be reasonable.

4. Neither the execution and delivery by Buyer of the Agreements nor the consummation of the Merger contemplated by the Agreement will (i) result in any breach or violation of the certificate of incorporation or bylaws of Buyer; (ii) result in any violation of any applicable federal or California statute, rule or regulation applicable to Buyer; (iii) require any consent, approval or authorization, declaration or filing by Buyer under any federal or California statute, rule or regulation applicable to Buyer; (iv) result in a breach of, or constitute a default under, any agreement or instrument identified to us as material by Buyer, which agreements are listed on Schedule I hereto; or (v) breach or otherwise violate any of the terms of or provisions of any orders, judgments or decrees listed on Schedule I hereto, which have been identified to us by Buyer as being all of the orders, judgments and decrees that are material to the financial condition or results of operations of Buyer. No opinion is expressed in clause (ii) or (iii) of this paragraph 4 as to the application or contravention of any antifraud laws, antitrust laws or trade regulations. The opinions set forth in this paragraph 4 are based upon our consideration of only those statutes, rules and regulations that, in our experience, are normally applicable to transactions such as those contemplated by the Agreement.

5. Acquisition has been duly incorporated and is validly existing and in good standing under the laws of the State of California, with corporate power and authority to enter into the Agreements and all documents in connection with the Agreements to which Acquisition is a party (collectively, the "ACQUISITION AGREEMENTS"), and to perform its obligations thereunder.



                                     D-2-1

6. The execution, delivery and performance of the Acquisition Agreements have been duly authorized by all necessary corporate action on the part of Acquisition, and the Acquisition Agreements have been duly executed and delivered by Acquisition.

7. The Acquisition Agreements constitute the valid and binding obligations of Acquisition, enforceable against Acquisition, in accordance with their respective terms. The opinions expressed in this paragraph 7 are subject to the following limitations, qualifications and exceptions: (i) the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights or remedies of creditors; (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought; (iii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to liability where such indemnification or contribution is contrary to public policy; and (iv) the unenforceability of any provision requiring the payment of attorney's fees, except to the extent that a court determines such fees to be reasonable.

8. Neither the execution and delivery by Acquisition of the Agreement nor the consummation of the Merger contemplated by the Agreement will (i) result in any breach or violation of the articles of incorporation or bylaws of Acquisition;
(ii) result in any violation of any applicable federal or California statute, rule or regulation applicable to Acquisition; (iii) require any consent, approval or authorization, declaration or filing by Acquisition under any federal or California statute, rule or regulation applicable to Acquisition;
(iv) result in a breach of, or constitute a default under, any agreement or instrument identified to us as material by Acquisition, which agreements are listed on Schedule I hereto; or (v) breach or otherwise violate any of the terms of or provisions of any, orders, judgments or decrees listed on Schedule I hereto, which have been identified to us by Buyer as being all of the orders, judgments and decrees that are material to the financial condition or results of operations of Buyer. No opinion is expressed in clause (ii) or (iii) of this paragraph 8 as to the application or contravention of any antifraud laws, antitrust laws or trade regulations. The opinions set forth in this paragraph 8 are based upon our consideration of only those statutes, rules and regulations that, in our experience, are normally applicable to transactions such as those contemplated by the Agreement.



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                                TABLE OF CONTENTS



                                    ARTICLE I

                                   DEFINITIONS

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
Section 1.1       Definitions............................................................1

                                   ARTICLE II

                                 MERGER; CLOSING

Section 2.1       The Merger.............................................................9
Section 2.2       Effective Time.........................................................9
Section 2.3       Effects of the Merger..................................................9
Section 2.4       Conversion of the Stock into Cash......................................9
Section 2.5       Stock held by the Company.............................................10
Section 2.6       Closing...............................................................10
Section 2.7       Closing Date..........................................................10
Section 2.8       Payment of Consideration..............................................10
Section 2.10      Post-Closing Purchase Price Adjustment................................12
Section 2.11      Dissenting Shares.....................................................13
Section 2.12      Special Purchase Price Adjustment.....................................14

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

Section 3.1       Representations and Warranties by Buyer and Acquisition...............15
Section 3.2       Representations and Warranties by the Company.........................17

                                   ARTICLE IV

                       ADDITIONAL COVENANTS AND AGREEMENTS

Section 4.1       Operation of the Business.............................................33
Section 4.2       Regulatory Consents, Authorizations, etc..............................35
Section 4.3       Investigation by Buyer................................................35
Section 4.4       Publicity.............................................................35
Section 4.5       Shareholders' Meeting.................................................36
Section 4.6       Notification of Certain Matters.......................................36
Section 4.7       Preparation of Tax Returns for Pre-Closing Periods....................36
Section 4.8       Preparation of Tax Returns for Straddle Periods.......................36
Section 4.9       Tax Controversies.....................................................38
Section 4.10      Cooperation...........................................................38
Section 4.11      Access to Records and Information.....................................38
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
Section 4.12      Tax Positions.........................................................39
Section 4.13      Income Tax Liability and Refunds......................................39
Section 4.14      No Solicitation or Negotiation........................................39
Section 4.15      Novation Agreements...................................................39
Section 4.16      Further Action........................................................40

                                    ARTICLE V

                            CONDITIONS TO THE CLOSING

Section 5.1       General Conditions....................................................40
Section 5.2       Conditions to Obligations of Buyer....................................40
Section 5.3       Conditions to Obligations of the Company..............................42

                                   ARTICLE VI

                                   TERMINATION

Section 6.1       Termination...........................................................43
Section 6.2       Effects of Termination................................................43

                                   ARTICLE VII

                                    INDEMNITY

Section 7.1       Indemnification of Buyer..............................................44
Section 7.2       Indemnification by Buyer..............................................44
Section 7.3       Procedure.............................................................44
Section 7.4       Survival..............................................................45
Section 7.5       Limitations on Indemnification of Buyer...............................46
Section 7.6       Limitations on Indemnification by Buyer...............................47
Section 7.7       No Speculative Damages................................................47
Section 7.8       Exclusive Remedy......................................................47
Section 7.9       Adjustment to Merger Consideration....................................47
Section 7.10      Tax Adjustments.......................................................48

                                  ARTICLE VIII

                                     ESCROW

Section 8.1       Assertion of Indemnifiable Claims.....................................48
Section 8.2       Resolution of Claims; Payments........................................49
Section 8.3       Periodic Payments from the Claims Escrow Account......................49
Section 8.4       Termination of the Escrow Account.....................................50
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

                                   ARTICLE IX

                                  MISCELLANEOUS

Section 9.1       Amendments;Waivers....................................................50
Section 9.2       Schedules; Exhibits; Integration......................................50
Section 9.3       FurtherAssurances.....................................................50
Section 9.4       Governing Law.........................................................50
Section 9.5       No Assignment.........................................................51
Section 9.6       Headings..............................................................51
Section 9.7       Counterparts..........................................................51
Section 9.8       Confidentiality.......................................................51
Section 9.9       Parties in Interest...................................................52
Section 9.10      Performance by Subsidiaries...........................................52
Section 9.11      Notices...............................................................52
Section 9.12      Expenses..............................................................53
Section 9.13      Remedies; Waiver......................................................54
Section 9.14      Attorney's Fees.......................................................54
Section 9.15      Knowledge Convention..................................................54
Section 9.16      Representation By Counsel; Interpretation.............................54
Section 9.17      Waiver of Jury Trial..................................................54
Section 9.18      Severability..........................................................54
Section 9.19      Appointment of Shareholders' Representative...........................54
Section 9.20      Entire Agreement......................................................55
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